UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

The Hershey Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Hershey Company

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE AND TIME	April 22, 2008 at 10:00 a.m. Eastern Daylight Time

PLACE	GIANT Center 950 West Hersheypark Drive Hershey, PA 17033

ITEMS OF BUSINESS	(1) Elect nine directors.
(2) Ratify the appointment of KPMG LLP as the Company’s independent auditors for 2008.
(3) Vote on two stockholder proposals, if properly presented at the meeting.
(4) Discuss and take action on any other business that is properly brought before the meeting.

WHO CAN VOTE?	You are entitled to vote at the meeting and at any adjournment or postponement of the meeting if you were a stockholder at the close of business on February 25, 2008, the record date for the annual meeting.

By order of the Board of Directors,

Burton H. Snyder

Senior Vice President,

General Counsel and Secretary

March 10, 2008

Your vote is important. Instructions on how to vote are contained in our proxy statement and in the Notice of Internet Availability of Proxy Materials. Please cast your vote by telephone or over the Internet as described in those materials. Alternatively, if you requested a copy of the proxy/voting instruction card by mail, you may mark, sign, date and return the proxy/voting instruction card in the envelope provided.

The Hershey Company

100 Crystal A Drive

Hershey, Pennsylvania 17033

March 10, 2008

PROXY STATEMENT

For the Annual Meeting of Stockholders

To Be Held on April 22, 2008

The Board of Directors of The Hershey Company, a Delaware corporation, is furnishing this proxy statement to you in connection with the solicitation of proxies for our 2008 annual meeting of stockholders. The meeting will be held on April 22, 2008, at 10:00 a.m. Eastern Daylight Time, at GIANT Center, 950 West Hersheypark Drive, Hershey, Pennsylvania 17033. Valid proxies received in connection with the annual meeting may be voted at the annual meeting and at any adjournments or postponements of that meeting.

Important Notice Regarding the Availability of Proxy Materials for the

2008 Annual Meeting of Stockholders to be held on April 22, 2008

Our notice of annual meeting and proxy statement, annual report to stockholders, electronic proxy card and other annual meeting materials are available on the Internet at www.proxyvote.com, together with any amendments to any of these materials that are required to be furnished to stockholders. We intend to begin mailing our Notice of Internet Availability of Proxy Materials to stockholders on or about March 10, 2008. At that time, we will also begin mailing paper copies of our proxy materials to stockholders who requested them. Please see page 2 of this proxy statement for more information on how these materials will be distributed.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Annual Meeting Information

What is a proxy statement and why is it important?

We hold a meeting of stockholders annually. This year’s meeting will be held on April 22, 2008. There will be several items of business that must be voted on by our stockholders at the meeting, and our Board of Directors is seeking your proxy to vote on these items. This proxy statement contains important information about The Hershey Company and the matters that will be voted on at the meeting. Please read these materials carefully so that you have the information you need to make informed decisions. Throughout this proxy statement, we will refer to ourselves as “The Hershey Company,” “Hershey,” “we,” “our” or the “Company.”

How are proxy solicitation and other required annual meeting materials distributed?

The Securities and Exchange Commission, or SEC, recently adopted rules that allow us to change the way we make our proxy statement and other annual meeting materials available to you. The rules require that we mail a notice to our stockholders advising that our proxy statement, annual report to stockholders, electronic proxy card and related materials are available for viewing, free of charge, on the Internet. Stockholders may then access these materials and vote over the Internet or request delivery of a full set of materials by mail or email. We have elected to utilize this new process for the 2008 annual meeting. We intend to begin mailing the required notice, called Notice of Internet Availability of Proxy Materials, to stockholders on or about March 10, 2008. The proxy materials will be posted on the Internet, at www.proxyvote.com, no later than the day we begin mailing the Notice. If you receive a Notice, you will not receive a paper or email copy of the proxy materials unless you request one in the manner set forth in the Notice.

The Notice of Internet Availability of Proxy Materials contains important information, including:

•	The date, time and location of the annual meeting;

•	A brief description of the matters to be voted on at the meeting;

•	A list of the proxy materials available for viewing on www.proxyvote.com and the control number you will use to access the site; and

•	Instructions on how to access and review the proxy materials online, how to vote your shares over the Internet, and how to get a paper or email copy of the proxy materials, if that is your preference.

These new rules give us the opportunity to serve you more efficiently by making the proxy materials available quickly online and reducing costs associated with printing and postage.

What is a proxy?

A proxy is your legal designation of another person to vote the stock that you own. The person you designate to vote your shares is also called a proxy. We have provided an electronic proxy card at www.proxyvote.com that you will use to vote your shares online or by telephone. If you requested a paper copy of our proxy materials, you can also vote using the proxy card enclosed with those materials. On our proxy card, you will find the names of the persons designated by the Company to act as proxies to vote your shares at the annual meeting. When you submit a proxy, the people named on the proxy card as proxies are required to vote your shares at the annual meeting in the manner you have instructed. Please turn to page 4 for more information about voting your shares.

What is the record date and why is it important?

The record date is the date used by our Board of Directors to determine which stockholders of the Company are entitled to receive notice of, and vote on the items presented at, the annual meeting. Our Board established February 25, 2008 as the record date for the 2008 annual meeting.

What is the difference between a registered stockholder and a stockholder who owns stock in street name?

If you hold shares of Hershey stock directly in your name, you are a registered stockholder. If you own your Hershey shares indirectly through a broker, bank or other holder of record, those shares are held in street name.

How do I gain admission to the annual meeting?

If you owned Hershey stock on the record date, you may attend the annual meeting. If you are a registered stockholder, you must bring with you the Notice of Internet Availability of Proxy Materials and a government-issued photo identification (such as a valid driver’s license or passport) to gain admission to the meeting. If you did not receive a Notice because you elected to receive paper copies of the proxy material, please bring the admission ticket printed on the top half of the proxy card supplied with those materials, together with your government-issued photo identification, to gain admission to the meeting. If you receive your proxy materials by email, please call our Investor Relations Department at (800) 539-0261 and request an admission ticket for the meeting.

If you hold your stock in street name and want to gain admission to the meeting, you should bring your government-issued photo identification, together with the Notice of Internet Availability of Proxy Materials you received from your broker, bank or other holder of record, or alternatively, a letter from your broker, bank or other holder of record, or your most recent account statement, indicating that you were the beneficial owner of Hershey stock as of the record date for the meeting.

What will occur at the annual meeting?

Following opening remarks, stockholders will be offered an opportunity to submit completed voting ballots on the proposals to be presented at this year’s meeting. Following the vote, we will provide an update on our business followed by an opportunity for stockholders to ask questions. Finally, we will provide a preliminary report on the votes cast for each of the proposals presented at the meeting.

What proposals will I be voting on, and how does the Board of Directors recommend I vote?

Proposal		Board Recommendation
No. 1	Election of nine directors, each to serve until the next annual meeting of stockholders and until his or her successor has been properly elected and qualified	FOR

No. 2	Ratification of the Audit Committee’s selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2008	FOR

No. 3	Stockholder proposal regarding implementation of the 2001 Cocoa Protocol	AGAINST

No. 4	Stockholder proposal regarding establishment of a human rights committee of the Board	AGAINST

What other matters might arise at the meeting?

We are not aware of any other matters that will be brought before the stockholders at the annual meeting. Except under very limited circumstances, stockholder proposals and nominations for director had to be submitted to us in advance and meet certain requirements in order to be eligible for consideration at the meeting. We described those requirements in our 2007 proxy statement. If any other item of business is properly presented for a vote at the annual meeting, the proxies will vote validly-executed proxies returned to us in accordance with their best judgment. Procedures for submitting stockholder proposals and nominations for director for the 2009 annual meeting are described on page 84.

Voting Information

Does Hershey have more than one class of stock outstanding?

We have two classes of stock outstanding, Common Stock and Class B Common Stock. As of the record date for the annual meeting, there were 166,273,945 shares of Common Stock outstanding and 60,805,727 shares of Class B Common Stock outstanding. All of the outstanding shares of Common Stock and Class B Common Stock are entitled to be voted at the meeting.

What are the voting rights of each class of stock?

You may cast one vote for each share of Common Stock that you held as of the close of business on the record date. You may cast ten votes for each share of Class B Common Stock that you held as of the close of business on the record date.

What is a quorum and why is it important?

A quorum is the minimum number of votes required to be present at the annual meeting to conduct business. Votes will be deemed to be “present” at the meeting if a stockholder of record:

•	Attends the meeting in person, or

•	Votes in advance by Internet, telephone or proxy card.

Abstentions and “broker non-votes” are counted as being present and entitled to vote in determining whether a quorum is present.

In most instances, holders of the Common Stock and Class B Common Stock vote together. However, there are some matters that must be voted on only by the holders of one class of stock. We will have a quorum at the annual meeting if the following number of votes is present, in person or by proxy:

•	For any matter requiring the vote of the Common Stock voting separately: a majority of the votes of the Common Stock outstanding on the record date.

•	For any matter requiring the vote of the Class B Common Stock voting separately: a majority of the votes of the Class B Common Stock outstanding on the record date.

•

For any matter requiring the vote of the Common Stock and Class B Common Stock voting together without regard to class:  a majority of the votes of the Common Stock and Class B Common Stock outstanding on the record date.

What vote is required to approve each proposal?

Proposal No. 1:  Election of Directors.  Nine directors are to be elected at our annual meeting. As required by our certificate of incorporation and by-laws:

•	One-sixth of our directors (which equates presently to two directors) will be elected by the holders of our Common Stock voting separately as a class.

•	The remaining seven directors will be elected by the holders of our Common Stock and Class B Common Stock voting together without regard to class.

You can cast your vote “FOR” any or all of the director nominees named on the proxy card or “WITHHOLD” your vote on any or all of the nominees. Please refer to the voter website, www.proxyvote.com for voting instructions. If you requested a paper copy of the proxy materials, voting instructions are also contained on the proxy card enclosed with those materials.

Directors will be elected by plurality. That means the nominees who receive the greatest number of properly cast “FOR” votes will be elected.

Charles A. Davis and Charles B. Strauss have been nominated by the Board for election by the holders of our Common Stock voting separately at the 2008 annual meeting. The other director nominees have been nominated for election by the holders of our Common Stock and Class B Common Stock voting together. Please go to page 28 for more information about Proposal No. 1.

Proposal Nos. 2, 3 and 4.  Holders of record of our Common Stock and Class B Common Stock present (in person or by proxy) at the annual meeting will approve each of Proposals 2, 3 and 4 if they cast more votes in favor of the proposal than against the proposal. We have provided additional information about these proposals in this proxy statement.

How can I vote my shares before the meeting?

You may vote your shares prior to the meeting by following the instructions provided on the Notice of Internet Availability of Proxy Materials, this proxy statement and the voter website, www.proxyvote.com. If you requested a paper copy of the proxy materials, voting instructions are also contained on the proxy card enclosed with those materials.

•	If you are a registered stockholder, there are three ways to vote your shares before the meeting:

By Internet (www.proxyvote.com):  Use the Internet to transmit your voting instructions until 11:59 p.m. EDT on April 21, 2008. Have your Notice of Internet

Availability of Proxy Materials with you when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

By telephone (1-800-690-6903):  Use any touch-tone telephone to submit your vote until 11:59 p.m. EDT on April 21, 2008. Have your Notice of Internet Availability of Proxy Materials in hand when you call and then follow the instructions you receive from the telephone voting site.

By mail:  If you requested a paper copy of the proxy materials, mark, sign and date the proxy card enclosed with those materials and return it in the postage-paid envelope we have provided. To be valid, proxy cards must be received before the start of the annual meeting. Proxy cards should be returned to The Hershey Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

•

If your shares are held in street name, your broker, bank or other holder of record may provide you with a Notice of Internet Availability of Proxy Materials. Follow the instructions on the Notice to access our proxy materials and vote online or to request a paper or email copy of our proxy materials. If you received these materials in paper form, the materials included a voting instruction card so you can instruct your broker, bank or other holder of record how to vote your shares.

Can I vote at the meeting?

If you are a registered stockholder, you can vote at the meeting any shares that were registered in your name as the stockholder of record as of the record date.

If your shares are held in street name, you are not a holder of record of those shares and cannot vote them at the annual meeting unless you have a legal proxy from the holder of record. If you plan to attend and vote your street-name shares at the annual meeting, you should request a legal proxy from your broker, bank or holder of record and bring it with you to the meeting.

If you plan to vote at the meeting, please pick up a ballot at the registration table upon your arrival. You may then either deposit your ballot in any of the designated voting boxes located inside the meeting room before the meeting begins, or submit your ballot to a meeting usher at the time designated during the meeting. Ballots will not be distributed during the meeting. Shares may not be voted after the polls close.

Whether or not you plan to attend the meeting, we strongly encourage you to vote by proxy prior to the meeting.

Can I revoke my proxy or change my voting instructions once submitted?

If you are a registered stockholder, you can revoke your proxy and change your vote at any time prior to the annual meeting by:

•	Notifying our Corporate Secretary in writing at 100 Crystal A Drive, Hershey, PA 17033 (the notification must be received by the close of business on April 21, 2008);

•	Voting again by Internet or telephone prior to 11:59 p.m. EDT on April 21, 2008 (only the latest vote you submit will be counted); or

•	Submitting a new properly signed and dated paper proxy card with a later date (your proxy card must be received by the close of business on April 21, 2008).

If your shares are held in street name, you should contact your broker, bank or other holder of record about revoking your voting instructions and changing your vote prior to the meeting.

If you are eligible to vote at the annual meeting, you also can revoke your proxy or voting instructions and change your vote at the annual meeting by submitting a written ballot before the polls close.

What will happen if I provide my proxy but do not vote on a proposal?

You should provide voting instructions for all proposals appearing on the proxy/voting instruction card. The persons named as proxies on the proxy card will vote your shares according to your instructions. However, if you fail to provide instructions on how you want your shares to be voted, properly submitted proxies will be voted:

•	“FOR” the election of all director nominees;

•	“FOR” the ratification of the appointment of KPMG LLP as our independent auditors for 2008;

•	“AGAINST” the stockholder proposal regarding the implementation of the 2001 Cocoa Protocol; and

•	“AGAINST” the stockholder proposal regarding the establishment of a human rights committee of the Board.

If any other item is properly presented for a vote at the meeting, the shares represented by your properly submitted proxy will be voted by the proxies using their own best judgment.

What will happen if I do not provide my proxy?

If you are a registered stockholder, your shares will not be voted.

If your shares are held in street name, your broker, bank or other holder of record might be authorized to vote your shares on certain “routine” matters. The election of directors and the ratification of independent auditors are currently considered to be routine matters. On these matters, your broker or nominee can:

•	Vote your street-name shares on these items even though you have not provided voting instructions, or

•	Choose not to vote your shares on these matters.

The remaining proposals in this year’s proxy statement are not routine and cannot be voted without your instructions. When a broker or nominee is unable to vote shares for this reason, it is called a “broker non-vote.”

Are abstentions and broker non-votes counted in the vote totals?

When a stockholder abstains from voting on any proposal (other than the election of directors), the abstention is counted as a vote “AGAINST” the proposal. Broker non-votes are not included in vote totals and will not affect the outcome of the vote.

How do I vote if I am a participant in one of the Company’s 401(k) Plans?

If you are a participant in either The Hershey Company 401(k) Plan or The Hershey Company Puerto Rico 401(k) Plan, and you meet the vesting requirements of the plan, you may have certain voting rights regarding shares of our Common Stock credited to your account in the plan. You do not own these shares. They are owned by the trustee.

The plan provides you with voting rights based on the number of shares of Hershey Common Stock that were constructively invested in your plan account as of the close of business on the record date. We originally contributed these shares to the plan on your behalf as matching or supplemental retirement contributions. You may vote these shares in much the same way as registered stockholders vote their shares, but you have an earlier deadline. Your vote must be received by the trustee by 11:59 p.m. EDT on April 17, 2008. You may vote these shares by following the instructions provided on the Notice of Internet Availability of Proxy Materials and on the voter website, www.proxyvote.com. If you requested a paper copy of the proxy materials, you also may vote by mail by signing, dating and returning the proxy/voting instruction card included with those materials.

By submitting voting instructions, you will direct the plan trustee:

•	How to vote the shares of Common Stock allocated to your account in the plan; and

•	How to vote a portion of the shares of Common Stock allocated to the accounts of other participants in the plan who have not submitted voting instructions by the deadline.

The plan trustee will submit one proxy to vote all shares of Common Stock in the plan. The trustee will vote the shares of participants submitting voting instructions in accordance with their instructions and will vote the remaining shares of Common Stock in the plan in the same proportion as the final votes of all participants who actually voted. Please note that if you do not submit voting instructions for the shares of Common Stock in your account by the voting deadline, those shares will be included with the other undirected shares and voted by the trustee as described above. Because the trustee submits one proxy to vote all shares of Common Stock in the plan, you may not vote plan shares in person at the annual meeting.

How do I vote my shares in the Company’s Automatic Dividend Reinvestment Service Plan?

BNY Mellon Shareowner Services, our transfer agent, has arranged for any shares that you hold in the Automatic Dividend Reinvestment Service Plan to be included in the total registered shares of Common Stock shown on the Notice of Internet Availability of Proxy Materials or proxy card we have provided you. By voting these shares, you will also be voting your shares in the Automatic Dividend Reinvestment Service Plan.

Additional Information about the Annual Meeting

Who will pay the cost of soliciting votes for the annual meeting?

We will pay the cost of preparing, assembling and furnishing proxy solicitation and other required annual meeting materials. We do not use a third-party solicitor. It is possible that our directors, officers and employees might solicit proxies by mail, telephone, telefax, electronically over the Internet or by personal contact, without receiving additional compensation. We will reimburse brokers, banks and other nominees, fiduciaries and custodians who nominally hold shares of our stock as of the record date for the reasonable costs they incur furnishing proxy solicitation and other required annual meeting materials to street-name holders who beneficially own those shares on the record date.

What is householding?

The SEC has adopted rules that allow us to send in a single envelope our Notice of Internet Availability of Proxy Materials or a single copy of our proxy solicitation and other required annual meeting materials to two or more stockholders sharing the same address. We may do this only if the stockholders at that address share the same last name or if we reasonably believe that the stockholders are members of the same family. If we are sending a Notice, the envelope must contain a separate Notice for each stockholder at the shared address. Each Notice must also contain a unique control number that each stockholder will use to gain access to our proxy materials and vote online. If we are mailing a paper copy of our proxy materials, the rules require us to send each stockholder at the shared address a separate proxy card.

We believe this rule is beneficial to both our stockholders and to us. Our printing and postage costs are lowered anytime we eliminate duplicate mailings to the same household. However, stockholders at a shared address may revoke their consent to the householding program and receive their Notice in a separate envelope, or, if they have elected to receive a full copy of our proxy materials in the mail, receive a separate copy of these materials. If you have elected to receive paper copies of our proxy materials and want to receive a separate copy of these materials for our 2008 annual meeting, please call our Investor Relations Department, toll free, at (800) 539-0261. If you consented to the householding program and wish to revoke your consent for future years, simply call, toll free, (800) 542-1061, or write to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

What does it mean if I received more than one Notice or proxy card?

You probably have multiple accounts with us and/or brokers, banks or other nominees. You should vote all of the shares represented by these Notices/proxy cards. Certain brokers, banks and nominees have procedures in place to discontinue duplicate mailings upon a stockholder’s request. You should contact your broker, bank or nominee for more information. Additionally, our transfer agent, BNY Mellon Shareowner Services, can assist you if you want to consolidate multiple registered accounts existing in your name. To contact our transfer agent, write to BNY Mellon Shareowner Services, 480 Washington Blvd., Jersey City, NJ 07310-1900, or call:

•	(800) 851-4216 Domestic Holders

•	(201) 680-6578 Foreign Holders

•	(800) 231-5469 Domestic TDD line for hearing impaired

•	(201) 680-6610 Foreign TDD line for hearing impaired

Will you publish the results of voting?

Preliminary results of voting will be announced at the annual meeting. The final voting results will be published in the Company’s quarterly report on Form 10-Q for the second quarter of 2008. We will file that report with the SEC by August 8, 2008. The final results also will be posted in the Investor Relations section of the Company’s website, www.hersheys.com, as soon as they are certified by the Inspector of Elections for the annual meeting. This typically occurs within two weeks after the meeting date. To find the voting results on our website, simply select the “Investor Relations” tab located on the left-hand column of our homepage. When the Investor Relations homepage appears, select the “Voting Results” tab located along the left-hand column of the page. Questions also may be directed to our Investor Relations Department at (800) 539-0261.

GOVERNANCE OF THE COMPANY

What is corporate governance?

Corporate governance is the process by which companies govern themselves.

At The Hershey Company, day-to-day business activities are carried out by our employees under the direction and supervision of our Chief Executive Officer, or CEO. The Board of Directors

oversees these activities. In doing so, each director is required to use his or her business judgment in the best interests of the Company. The Board’s responsibilities include:

•	Review of the Company’s performance, strategies and major decisions;

•	Oversight of the Company’s compliance with legal and regulatory requirements and the integrity of its financial statements;

•	Oversight of management, including review of the CEO’s performance and succession planning for key management roles; and

•	Oversight of compensation for the CEO, key executives and the Board, as well as oversight of compensation policies and programs for all employees.

What principles has the Board established with respect to corporate governance?

The general principles governing the functions of our Board and its committees are contained in the following documents:

•

Corporate Governance Guidelines:  Our Corporate Governance Guidelines provide the basic framework for the Board’s role in the governance of the Company. The guidelines include the Board’s policies regarding director independence, qualification, responsibilities, access to management and outside advisors, compensation, continuing education, oversight of management succession and stockholding requirements. They also provide a process for directors to annually evaluate the performance of the Board. The Corporate Governance Guidelines were last amended and restated by the Board on February 13, 2008. We have included a copy of the Corporate Governance Guidelines as Appendix A to this proxy statement.

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Board Committee Charters:  The Board has adopted a charter for each standing committee of the Board – the Audit Committee, the Compensation and Executive Organization Committee, the Governance Committee and the Executive Committee. The charters comply with the requirements of the Sarbanes-Oxley Act of 2002, rules of the SEC and listing standards of the New York Stock Exchange. We believe the charters reflect current best practices in corporate governance.

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Code of Ethical Business Conduct:  The Board has adopted a Code of Ethical Business Conduct. Adherence to this Code assures that our directors, officers and employees are held to the highest standards of integrity. The Code covers areas such as conflicts of interest, insider trading and compliance with laws and regulations. The Audit Committee oversees the Company’s communication of, and compliance with, the Code.

You can view the Corporate Governance Guidelines, committee charters and Code of Ethical Business Conduct in the Investor Relations section of our website, www.hersheys.com. Once you are in the Investor Relations section, look for the heading “Corporate Governance” in the right-hand column of the page and select the appropriate subheading. We will post amendments to any of these documents on our website as soon as possible after the effective date of the amendment. If any amendment or waiver of the Code of Ethical Business Conduct applies to directors or executive officers, our posting will appear within four business days of the amendment or waiver.

We also will provide written copies of any of these documents free of charge to our stockholders. Requests for copies should be addressed to:

The Hershey Company

Attention: Investor Relations Department

100 Crystal A Drive

P. O. Box 810

Hershey, PA 17033-0810

What is the composition of the Board?

On November 11, 2007, we announced that eight of the directors who were elected by our stockholders at the 2007 annual meeting had resigned. Those directors were Jon A. Boscia, Robert H. Campbell, Gary P. Coughlan, Harriet Edelman, Bonnie G. Hill, Alfred F. Kelly, Jr., Mackey J. McDonald and Marie J. Toulantis. Throughout this proxy statement, we will refer to these directors as the “Resigning Directors.”

We also announced on November 11, 2007 that Hershey Trust Company, as trustee for the Milton Hershey School Trust, through stockholder action effected by written consent:

•	Amended our by-laws to allow our stockholders to fix the number of directors to serve on our Board and to increase or decrease the number of directors;

•	Expanded the size of the Board from 11 directors to 13 directors; and

•

Elected the following individuals to the Board: Charles A. Davis, Edward J. Kelly, III, Arnold G. Langbo, James E. Nevels, Thomas J. Ridge, Charles B. Strauss, Kenneth L. Wolfe and LeRoy S. Zimmerman, to fill the vacancies created by the resignation of the Resigning Directors and the expansion of the Board. Throughout this proxy statement, we will refer to these directors as the “New Directors.”

Hershey Trust Company and the Milton Hershey School Trust are stockholders of the Company whose holdings are described in greater detail beginning on page 35 of this proxy statement.

Robert F. Cavanaugh and Richard H. Lenny, directors who had been elected by our stockholders at the 2007 annual meeting, remained on the Board along with David J. West, our current President and Chief Executive Officer, who was elected to the Board in October 2007 by the directors then in office. Richard H. Lenny, who also held the offices of President through October 1, 2007 and Chief Executive Officer through November 30, 2007, retired on December 31, 2007 as a director and Chairman of the Board of Directors.

On February 13, 2008, the Board elected to reduce the number of directors from 13 to ten. As a result of this action, three vacancies existing on the Board were eliminated. On February 28, 2008, the Board elected to reduce the number of directors from ten to nine following the resignation of Edward J. Kelly, III, one of our New Directors, on February 22, 2008.

Throughout this proxy statement, we will sometimes refer to the New Directors (excluding Edward J. Kelly, III), along with Mr. Cavanaugh and Mr. West, as the “Current Directors.”

What is each director’s term in office?

There currently are nine members of the Board. Each member’s term will expire at the annual meeting. As discussed in greater detail beginning on page 28, the Board is recommending that you re-elect each of these nine members for an additional one-year term at the annual meeting.

Which directors are independent, and how does the Board make that determination?

The Board determines which of our directors are independent. For a director to be considered independent under the listing standards of the New York Stock Exchange, the Board must affirmatively determine that the director has no direct or indirect material relationship with The Hershey Company. The Board has adopted categorical standards for independence that the Board uses when determining which directors are independent. Rather than have one set of standards for Board members as a whole and additional standards for Audit Committee members, as permitted by the New York Stock Exchange, the Board bases its determination of independence for all directors on the more stringent standards applicable to Audit Committee members. These standards are contained in our Corporate Governance Guidelines. You can review these standards by turning to page A-2 of Appendix A.

Independence of Directors Elected at the 2007 Annual Meeting

Applying the categorical standards for independence, the listing standards of the New York Stock Exchange and rules of the SEC, the directors elected at the 2007 annual meeting, which we refer to as the Former Board, determined that the following Resigning Directors were independent during the portion of the year 2007 in which they were directors: Jon A. Boscia, Robert H. Campbell, Gary P. Coughlan, Harriet Edelman, Bonnie G. Hill, Alfred F. Kelly, Jr., Mackey J. McDonald and Marie J. Toulantis. The Former Board also determined that Robert F. Cavanaugh, a director who did not resign on November 11, 2007, was independent and that Richard H. Lenny and David J. West (who was first elected to the Board on October 2, 2007) were not independent because they were executive officers of the Company.

The Former Board determined that Mmes. Edelman and Toulantis and Messrs. Boscia, Campbell and McDonald had no relationship with the Company during the time they were directors, other than their relationship as director and stockholder. Ms. Hill and Messrs. Cavanaugh, Coughlan and A. F. Kelly, Jr. had certain relationships with the Company during the time they were directors, in addition to being directors and stockholders, that the Former Board considered but determined ultimately not to be material.

Robert F. Cavanaugh.  Mr. Cavanaugh is an independent member of the board of directors of Hershey Trust Company and the board of managers (governing body) of Milton Hershey School. Additional information regarding this relationship is provided below, under the heading Independence of Current Directors, Edward J. Kelly, III and Richard H. Lenny.

Gary P. Coughlan.  The Company employed Mr. Coughlan’s adult daughter as a retail sales representative in our Sales Department during 2007 and through the date of her resignation from the Company in February 2008. She was employed and compensated in a manner consistent with our policies that apply to all employees. She has not been a resident of Mr. Coughlan’s household at any time within the past three years.

Bonnie G. Hill.  Ms. Hill is a director of The Home Depot, a customer of the Company. All sales to The Home Depot in 2007 were made in the ordinary course of business.

Alfred F. Kelly, Jr.  Mr. Kelly is an executive officer of American Express Company. American Express and its subsidiaries provide credit card and travel-related services to the Company and its employees. These services were provided in the ordinary course of business.

Independence of Current Directors, Edward J. Kelly, III and Richard H. Lenny

Applying the categorical standards for independence, the listing standards of the New York Stock Exchange and rules of the SEC, the Board determined that the following Current Directors recommended for election at the annual meeting are independent: Robert F. Cavanaugh, Charles A. Davis, Arnold G. Langbo, James E. Nevels, Thomas J. Ridge, Charles B. Strauss, Kenneth L. Wolfe and LeRoy S. Zimmerman. The Board also determined that Edward J. Kelly, III was independent from the time he became a director on November 11, 2007 until his resignation on February 22, 2008. The Board determined that Mr. West is not independent because he is an executive officer of the Company and that Mr. Lenny was not independent from November 11, 2007 until his retirement on December 31, 2007 because he was an executive officer of the Company.

The Board determined that Messrs. Davis, Ridge and Strauss have no relationship with the Company other than their relationship as director and stockholder. Messrs. Cavanaugh, E. J. Kelly, III, Langbo, Nevels, Zimmerman and Wolfe have certain relationships with the Company, in addition to being directors and stockholders, that the Board considered but determined ultimately not to be material.

Robert F. Cavanaugh, James E. Nevels and LeRoy S. Zimmerman.  Messrs. Cavanaugh, Nevels and Zimmerman are independent members of the board of directors of Hershey Trust Company and the board of managers (governing body) of Milton Hershey School. Mr. Cavanaugh was initially recommended for nomination to our Board by the Milton Hershey School Trust in 2003. Messrs. Nevels and Zimmerman were elected to the Board on November 11, 2007 by the Milton Hershey School Trust acting by written consent. None of these individuals receive any compensation from The Hershey Company, from Hershey Trust Company or from Milton Hershey School other than compensation they receive in the ordinary course as board members of each of those entities. We do not expect these individuals to receive other forms of compensation from these entities in 2008. Hershey Trust Company and the Milton Hershey School Trust are stockholders of the Company whose holdings are described in greater detail beginning on page 35 of this proxy statement. Under SEC rules, Hershey Trust Company, the Milton Hershey School Trust and companies controlled by the Milton Hershey School Trust are considered affiliates of the Company. During 2007, we had a number of transactions with the Milton Hershey School Trust and companies owned by the Milton Hershey School Trust involving the purchase and sale of goods and services in the ordinary course of business. Messrs. Cavanaugh, Nevels and Zimmerman did not participate in Board decisions in connection with these transactions. We have outlined these transactions and transactions we contemplate for 2008 in greater detail in the section entitled “Certain Transactions and Relationships,” beginning on page 81 of this proxy statement.

Edward J. Kelly, III.  From March 2007 through June 2007, before he became a member of our Board, Mr. Kelly was a Vice Chairman of PNC Financial Services Group. PNC Financial Services Group and its affiliates provide banking services to the Company, including participation as one of ten lenders under our Five Year Credit Agreement. All transactions with PNC Financial Services Group and its affiliates have been in the ordinary course of business. We do not expect these banking services to change materially in 2008. In February 2008, shortly before his resignation from our Board, Mr. Kelly became President, Citi Alternative Investments, an alternative investments platform of Citigroup Inc. Citigroup Inc. and its affiliates provide commercial and investment banking services to the Company and is one of our key financial services providers. However, we do not currently utilize the services of Citi Alternative Investments and do not contemplate utilizing its services at any time during 2008. All of our transactions with Citigroup Inc. and its affiliates are in the ordinary course of business.

Arnold G. Langbo.  Mr. Langbo is a director of Weyerhaeuser Company. During 2007, we purchased packaging and shipping containers, such as corrugated boxes, from Weyerhaeuser Company, and Weyerhaeuser Company purchased our products for use in display modules manufactured by Weyerhaeuser. All sales and purchases were in the ordinary course of business. We do not expect these types of transactions or the amounts of payments to change materially in 2008.

Kenneth L. Wolfe.  Mr. Wolfe was formerly the Company’s Chairman of the Board and Chief Executive Officer. He retired on January 1, 2002. As a retiree of the Company, Mr. Wolfe receives term life insurance, paid for by the Company, and Med Plus Medicare supplement coverage for him and his wife, the cost of which is shared by the Company and Mr. Wolfe. These benefits are provided solely as part of Mr. Wolfe’s retirement and are not conditioned on his performance of future services to the Company.

Do our independent directors meet separately in regularly scheduled executive sessions, and, if so, who presides at those meetings?

Our independent directors meet regularly in executive session at the conclusion of every Board meeting, and at other times as the independent directors deem necessary. Each executive session is chaired by Mr. Wolfe, our Chairman of the Board. In Mr. Wolfe’s absence, executive sessions are chaired by an independent director assigned on a rotating basis. Members of the Audit Committee, Governance Committee and Compensation and Executive Organization Committee also meet regularly in executive session at the conclusion of committee meetings. Additional information about executive sessions is contained in our Corporate Governance Guidelines. To learn more, please turn to page A-5 of Appendix A.

Can I communicate with directors?

You may communicate with our directors in several ways. Communications regarding accounting, internal accounting controls or auditing matters may be addressed to the Audit Committee at the following address:

Audit Committee

c/o Corporate Secretary

The Hershey Company

100 Crystal A Drive

P. O. Box 810

Hershey, PA 17033

You also may email the Audit Committee at auditcommittee@hersheys.com. Finally, you may submit your comments, confidentially and anonymously, if you desire, to the Audit Committee by calling the Hershey Concern Line at 1-800-362-8321 or by accessing the Hershey Concern Line website at www.HersheysConcern.com.

You may contact the independent directors at the following address:

Independent Directors

c/o Corporate Secretary

The Hershey Company

100 Crystal A Drive

P. O. Box 810

Hershey, PA 17033

You also may email the independent directors at independentdirectors@hersheys.com or contact the independent directors using the Hershey Concern Line telephone number or website noted above.

Under the procedures approved by our Board, the Audit Committee will address communications in accordance with its Procedures for Submission and Handling of Complaints Regarding Compliance Matters, which are available for viewing in the Investor Relations section of our website at www.hersheys.com. Communications to the Audit Committee and/or our independent directors are processed by the Office of General Counsel. The Office of General Counsel reviews and summarizes these communications and provides reports to the Audit Committee on a periodic basis. Communications regarding any accounting, internal control or auditing matter are reported immediately to the Audit Committee, as are allegations about our officers. Solicitations, junk mail and obviously frivolous or inappropriate communications are not forwarded to the Audit Committee, but copies are retained and made available to any director who wishes to review them.

How often did the Board meet in 2007?

The Board held six regular meetings and 5 special meetings in 2007. Each director, except Mr. Ridge, attended at least 86% of all of the meetings of the Board and committees of the Board on which he or she served (during the period he or she served) in 2007. Mr. Ridge missed one of the two meetings held during the time he was a director due to a scheduling conflict that existed prior to his becoming a member of our Board on November 11, 2007. Average attendance for all of these meetings equaled 96%.

What is the Company’s policy regarding Board members’ attendance at the annual meeting?

Directors are expected to attend our annual meetings of stockholders. Eight of the ten directors standing for election at our 2007 annual meeting, held on April 17, 2007 were in attendance at that meeting.

What are the committees of the Board and what are their functions?

The Board has four standing committees: Audit, Compensation and Executive Organization, Governance, and Executive. The Board also establishes, from time to time, committees of limited duration for a special purpose. Our Corporate Governance Guidelines require that every member of the Audit Committee, Compensation and Executive Organization Committee and Governance Committee be independent.

Audit Committee	9 meetings in 2007

Members who served until November 11, 2007:

Gary P. Coughlan (Chair) Robert H. Campbell Robert F. Cavanaugh (member for entire year) Harriet Edelman Alfred F. Kelly, Jr. Marie J. Toulantis

Members from November 16, 2007 to present:

Edward J. Kelly, III (Chair)*

Charles B. Strauss (Chair)*

Robert F. Cavanaugh (member for entire year)

Charles A. Davis

*  Edward J. Kelly, III served as Chair of the Committee from November 16, 2007 until his resignation from the Board on February 22, 2008. Charles B. Strauss, who has served on the Committee since November 16, 2007, became Chair of the Committee on February 28, 2008.

Independence:	The Former Board, with respect to members of this Committee who served until November 11, 2007, and the current Board, with respect to members of this Committee who have served from November 16, 2007 to present, determined that all directors on this Committee are, or were during the time they served, independent under applicable listing standards of the New York Stock Exchange, Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and the Company’s Corporate Governance Guidelines.

Responsibilities:	Assists the Board in its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent auditors and the performance of the independent auditors and the Company’s internal audit function;

Directly oversees and has direct responsibility for the appointment, compensation, retention and oversight of the work of the independent auditors;

Approves all audit and non-audit engagement fees and terms with the independent auditors; and

Administers our Procedures for Submission and Handling of Complaints Regarding Compliance Matters.

Charter:	A current copy of the charter of the Audit Committee may be viewed on the Company’s website at www.hersheys.com in the Investor Relations section.

Qualifications:	The Former Board determined that all directors on this Committee who served until November 11, 2007 were financially literate during the time they served, that at least one member of the Audit Committee, Gary P. Coughlan, qualified as an “audit committee financial expert” as defined in SEC regulations, and that Mr. Coughlan had accounting or related financial management expertise during the time he served on the Committee.

The current Board has determined that all directors currently on this Committee are financially literate, that Messrs. Cavanaugh, Davis and Strauss, being all of the members of the Audit Committee, qualify as “audit committee financial experts” as defined in SEC regulations, and that each has accounting or related financial management expertise.

Compensation and Executive Organization Committee	8 meetings in 2007

Members who served until November 11, 2007:

Robert H. Campbell (Chair) Robert F. Cavanaugh (member for entire year) Harriet Edelman Bonnie G. Hill Mackey J. McDonald

Members from November 16, 2007 to present:

Arnold G. Langbo (Chair) Robert F. Cavanaugh (member for entire year) James E. Nevels Charles B. Strauss

Independence:	The Former Board, with respect to members of this Committee who served until November 11, 2007, and the current Board, with respect to members of this Committee who have served from November 16, 2007 to present, determined that all directors on this Committee are, or were during the time they served, independent under the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines.

Responsibilities:	Establishes the compensation of the Company’s elected officers (other than the Chief Executive Officer);

Evaluates the performance of and recommends to the independent directors of the full Board as a group the compensation of the Company’s Chief Executive Officer;

Reviews and recommends to the full Board the form and amount of director compensation;

Grants performance stock units, stock options, restricted stock units and other rights under the Long-Term Incentive Program of the Company’s Equity and Incentive Compensation Plan (“Incentive Plan”), or any successor plan;

Establishes target-award levels and makes awards under the Annual Incentive Program of the Incentive Plan;

Administers the Incentive Plan, the Executive Benefits Protection Plans, the Employee Benefits Protection Plan, the Deferred Compensation Plan and the Supplemental Executive Retirement Plan;

Monitors compensation arrangements for management employees for consistency with corporate objectives and stockholders’ interests;

Reviews the executive organization of the Company; and

Monitors the development of personnel available to fill key management positions as part of the succession planning process.

Charter:	A current copy of the charter of the Compensation and Executive Organization Committee may be viewed on the Company’s website at www.hersheys.com in the Investor Relations section.

The Compensation and Executive Organization Committee recommends or establishes director and executive officer compensation in accordance with the authority granted by its charter and the Board-approved compensation plans the Committee administers. The Committee may delegate its responsibilities under limited circumstances to a subcommittee composed only of a subset of Committee members. Also, under the terms of the Board- and stockholder-approved Incentive Plan, the Committee is authorized to provide our CEO with limited authority to make stock-based awards to non-executive employees in connection with recruitment, retention, performance recognition or promotion. The Incentive Plan does not authorize our CEO to make grants to our executive officers.

The Committee engaged Towers Perrin, an executive compensation consultant, to provide independent assistance to the Committee with respect to the Committee’s development and refinement of our compensation policies and the Committee’s assessment of whether our compensation programs support our business objectives, are market competitive and are cost-efficient. Each year, Towers Perrin prepares the following studies for use by the Committee in setting director and executive officer compensation:

•

Executive Compensation Market Competitiveness Study:  This study analyzes food manufacturing, processing and distribution industry compensation survey data for approximately 45 key positions and is drawn from the Towers Perrin Executive Compensation database.

•

Chief Executive Officer Proxy Compensation Study:  This study analyzes compensation for CEOs in Hershey’s public-company peer group, as reported in their proxy statements. The study reviews information on base salary, annual incentive, long-term incentive and other compensation and benefits programs as directed by the Committee and our Chief People Officer.

•

Board of Director Compensation Market Competitiveness Study:  This study analyzes competitive pay practices for boards of directors, including prevalent pay types and competitive pay levels for annual retainers, meeting fees and long-term compensation.

The Committee uses this and other information provided by Towers Perrin, along with data supplied by our Chief People Officer and/or the staff of the Company’s Total Compensation and Benefits Department, to reach an independent recommendation regarding compensation to be paid to our Chief Executive Officer. The Committee’s final recommendation is then given to the independent directors of our Board for review and final approval.

In establishing compensation levels, payouts and awards for executive officers other than our Chief Executive Officer, the Committee takes into consideration the recommendations of Towers Perrin, evaluations by our Chief Executive Officer and Chief People Officer of each officer’s individual performance and Company performance. The Committee evaluates director compensation primarily on the basis of Towers Perrin’s Board of Director Compensation Market Competitiveness Study.

Please turn to page 40 for additional information regarding our executive compensation programs and page 22 for information regarding compensation of our directors.

Governance Committee	6 meetings in 2007

Members who served until November 11, 2007:

Jon A. Boscia (Chair) Bonnie G. Hill Alfred F. Kelly, Jr. Mackey J. McDonald Marie J. Toulantis

Members from November 16, 2007 to present:

Kenneth L. Wolfe (Chair) Thomas J. Ridge LeRoy S. Zimmerman

Independence:	The Former Board, with respect to members of this Committee who served until November 11, 2007, and the current Board, with respect to members of this Committee who have served from November 16, 2007 to present, determined that all directors on this Committee are, or were during the time they served, independent under the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines.

Responsibilities:	Reviews and makes recommendations on the composition of the Board and its committees;

Identifies, evaluates and recommends candidates for election to the Board consistent with the Board’s membership qualifications;

Reviews and makes recommendations to the full Board on corporate governance matters, including the Company’s Corporate Governance Guidelines;

Administers the Company’s Related Person Transaction Policy as directed by the Board; and

Evaluates the performance of the full Board, its independent committees and each director.

Charter:	A current copy of the charter of the Governance Committee may be viewed on the Company’s website at www.hersheys.com in the Investor Relations section.

Executive Committee	0 meetings in 2007

Members who served until November 11, 2007:

Richard H. Lenny (Chair) Jon A. Boscia Robert H. Campbell Gary P. Coughlan

Members from November 16, 2007 to present:

Kenneth L. Wolfe (Chair)

Edward J. Kelly, III*

Arnold G. Langbo

Charles B. Strauss*

LeRoy S. Zimmerman

*  Charles B. Strauss replaced Edward J. Kelly, III on this Committee following Mr. Kelly’s resignation from the Board on February 22, 2008 and upon Mr. Strauss’s appointment as Chair of the Audit Committee on February 28, 2008.

Responsibilities:

Manages the business and affairs of the Company, to the extent permitted by the Delaware General Corporation Law, when the Board is not in session.

A subcommittee consisting of the independent directors on this Committee who are not affiliated with Hershey Trust Company, Hershey Entertainment & Resorts Company and/or Milton Hershey School, or any subsidiary, division or affiliate of any of the foregoing, reviews and approves in advance any transaction not in the ordinary course of business between the Company and any of these entities, unless the Board or Corporate Governance Guidelines specify a different approval process. Currently, our Corporate Governance Guidelines provide that such transactions will be reviewed and approved in advance by a special committee consisting of the directors elected by the holders of our Common Stock voting separately, and only in the absence of such directors will the subcommittee of this Committee approve such transactions.

Charter:	A current copy of the charter of the Executive Committee may be viewed on the Company’s website at www.hersheys.com in the Investor Relations section.

How are nominees for the Board selected?

The Governance Committee is responsible for identifying and recommending to the Board candidates for Board membership. The Milton Hershey School Trust, our controlling stockholder, also may from time to time recommend to the Governance Committee, or elect outright, individuals to serve on our Board.

The Governance Committee considers recommendations from directors, stockholders (including the Milton Hershey School Trust) or other sources. Occasionally, the Governance Committee engages a paid third-party consultant to assist it in identifying and evaluating director candidates. The Governance Committee has sole authority under its charter to retain, compensate and terminate these consultants. The Governance Committee’s general policy is to have all members of the Committee interview prospective candidates before their nominations are approved by the Committee and recommended to the full Board.

Our Corporate Governance Guidelines describe the qualifications and skills sought by the Board of any Board nominee. Generally, the Board seeks individuals with skills and backgrounds that will complement those of other directors and maximize the diversity and effectiveness of the Board as a whole.

In reviewing the qualifications of prospective directors, the Board considers factors it deems appropriate, including the candidate’s:

•	Integrity;

•	Judgment;

•	Skill;

•	Diversity;

•	Ability to express informed, useful and constructive views;

•	Experience with businesses and other organizations of comparable size;

•	Ability to commit the time necessary to learn our business and to prepare for and participate actively in committee meetings and in Board meetings;

•	Experience and how it relates to the experience of the other Board members; and

•	Overall desirability as an addition to the Board and its committees.

The Board seeks individuals having knowledge and experience in such disciplines as finance, international business, marketing, information technology, human resources and consumer products.

The Governance Committee does not distinguish between nominees recommended by stockholders and other nominees. However, stockholders desiring to nominate a director candidate must comply with certain procedures. We explained the procedures for nominating a director candidate at this year’s annual meeting in our 2007 proxy statement. If you are a stockholder and desire to nominate a director candidate at next year’s annual meeting, you must comply with the procedures for nomination set forth in the section entitled “Information About the 2009 Annual Meeting,” beginning on page 84.

Does the Board impose a maximum age limit for directors?

Our Corporate Governance Guidelines provide that directors will not be nominated for reelection after their 72 nd birthday. All of the directors standing for election at the 2008 annual meeting of stockholders, with the exception of Mr. Zimmerman, satisfied the applicable age requirement at the time of their nomination. In the case of Mr. Zimmerman, the Board elected to waive this requirement and nominated him to stand for election at the 2008 annual meeting for an additional one-year term.

DIRECTOR COMPENSATION

How are directors compensated?

The Company maintains a Directors’ Compensation Plan designed to:

•	Attract and retain highly qualified non-employee directors; and

•	Align the interests of non-employee directors with those of our stockholders by paying a portion of their compensation in units representing shares of our Common Stock.

Directors who are employees of the Company receive no additional compensation for their service on our Board. Mr. Lenny, who retired as Chairman of the Board of Directors on December 31, 2007, and Mr. West, our President and Chief Executive Officer, were the only employees of the Company who also served as directors and thus received no additional compensation for their Board service in 2007.

The Board targets non-employee director compensation at the 50 th percentile of compensation paid to directors at a peer group of 15 food, beverage and consumer products companies representing our most direct competitors for director and executive talent. Information about this peer group is included in the Compensation Discussion and Analysis beginning on page 40. Each year, with the assistance of the Compensation and Executive Organization Committee and Towers Perrin, the Board reviews the compensation paid to directors at these companies and establishes its compensation in accordance with its target.

In 2007, our non-employee directors were compensated in accordance with the following schedule:

• Annual retainer	$65,000
• Annual restricted stock unit award	$100,000
• Annual cash fee for committee chairs	$10,000

Due to the changes to our Board membership in 2007 that are discussed previously in this proxy statement on page 11, eight Resigning Directors and eight New Directors were compensated only for that portion of the year in which they served on the Board.

Annual Retainer and Committee Chair Fees

Non-employee directors may elect to receive all or a portion of the annual retainer in cash or Common Stock. Non-employee directors also may elect to defer receipt of the retainer or committee chair fees until the date their membership on the Board ends. Committee chair fees that are not deferred are paid only in cash. Non-employee directors desiring to defer some or all of the retainer or committee chair fees may invest the deferred amounts in two ways:

•

In a cash account that values the performance of the investment based upon the performance of one or more third-party investment funds, as selected by the director. These investment funds were selected from the mutual funds or other investment options available to all employees participating in our 401(k) Plan. Amounts invested in the cash account are paid only in cash.

•

In a deferred common stock unit account that we value according to the performance of our Common Stock, including reinvested dividends. Amounts invested in the deferred common stock unit account are paid in shares of Common Stock.

Restricted Stock Units

Restricted stock units, or RSUs, were granted quarterly to non-employee directors on the first day of January, April, July and October 2007. The number of RSUs granted in each quarter was determined by dividing $25,000 by the average closing price of a share of our Common Stock on the New York Stock Exchange on the last three trading days preceding the grant date. For the Resigning Directors and New Directors, RSUs were awarded only for the period of time that each served on the Board in 2007. RSUs awarded to non-employee directors in 2007 vest upon termination of the director’s membership on the Board by reason of retirement, death or disability, or such other circumstances as the Board may determine. Termination of a director’s membership on the Board following a change in control is considered a retirement for this purpose. If a director’s membership on the Board terminates for a reason other then retirement, disability or death, the Board must determine within 120 days following termination whether the director’s RSUs have vested. Once vested, RSUs are paid to directors only in shares of Common Stock. Dividend equivalent units are credited at regular rates on the RSUs during the restriction period and, upon vesting of the RSUs, are paid in shares of Common Stock.

On November 11, 2007, the Resigning Directors’ membership on the Board terminated for reasons other than retirement, disability or death. In February 2008, the current Board elected to vest all RSUs awarded to the Resigning Directors during their respective terms on the Board. These RSUs, together with accumulated dividend equivalent units and adjustments, were paid to the Resigning Directors in shares of our Common Stock that same month. Also in February 2008, the current Board approved changes to certain elements of director compensation, including the vesting schedule of RSUs awarded to the Current Directors. We describe these changes in greater detail beginning on page 26, in answer to the question “Have there been any changes to directors’ compensation since the end of 2007?”.

Other Compensation, Reimbursements and Programs

The Board occasionally establishes committees of limited duration for special purposes. The Board will consider paying additional compensation to non-employee directors who serve on special committees, generally $1,250 per meeting, if the special committee holds six or more meetings, each lasting one hour or more. No director received compensation for service on a special committee in 2007.

Prior to 1997, directors participated in our Directors’ Charitable Award Program. No directors have been added to the program since 1996 and our obligations under the program were not affected by the service of any director during 2007. Under the program, upon the participating director’s death, the Company makes a charitable gift to an educational institution designated by the director. The amount of the donation varies, depending upon the director’s length of service, with a maximum donation of $1 million after five years of service. As of December 31, 2007, there were 17 former directors, including three directors (Mr. Campbell, Ms. Hill and Mr. McDonald) who resigned from the Board on November 11, 2007, and one Current Director (Mr. Wolfe), who participated in the program for whom we are committed to make charitable contributions aggregating $17.8 million.

We reimburse our directors for travel and other out-of-pocket expenses they incur when attending Board and committee meetings and for minor incidental expenses they incur when performing directors’ services. We also provide reimbursement for at least one director continuing education program each year. Directors receive travel accident insurance while traveling on the Company’s business and receive discounts on the purchase of our products to the same extent and on the same terms as all of our employees. Directors are also eligible to participate, together with all of our employees, in the Company’s Gift Matching Program. Under the Gift Matching Program, the Company will match, upon a director’s request, contributions made by the director to one or more charitable organizations, on a dollar-for-dollar basis up to a maximum aggregate contribution of $5,000 annually.

We do not award stock options or maintain a non-equity incentive plan or defined benefit pension plan for our non-employee directors.

The following table and explanatory footnotes provide information with respect to the compensation paid or provided to the directors during 2007 in accordance with the policies and programs described above.

Director Compensation

2007

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)
Jon A. Boscia*	64,809	86,413	151,222
Robert H. Campbell*	64,809	86,413	151,222
Robert F. Cavanaugh**	65,000	100,000	165,000
Gary P. Coughlan*	64,809	86,413	151,222
Charles A. Davis**	9,008	13,859	22,867
Harriet Edelman*	56,168	86,413	142,581
Bonnie G. Hill*	56,168	86,413	142,581
Alfred F. Kelly, Jr.*	56,168	86,413	142,581
Edward J. Kelly, III***	10,394	13,859	24,253
Arnold G. Langbo**	10,394	13,859	24,253
Mackey J. McDonald*	56,168	86,413	142,581
James E. Nevels**	9,008	13,859	22,867
Thomas J. Ridge**	9,008	13,859	22,867
Charles B. Strauss**	9,008	13,859	22,867
Marie J. Toulantis*	56,168	86,413	142,581
Kenneth L. Wolfe**	10,394	13,859	24,253
LeRoy S. Zimmerman**	9,008	13,859	22,867

*	Resigning Director

**	Current Director

***	Resigned from the Board on February 22, 2008

Please see page 11 for information about changes to our Board membership on November 11, 2007 and the subsequent resignation of Edward J. Kelly, III on February 22, 2008.

(1)	This column includes amounts paid in cash or shares of Common Stock at the election of the director or deferred by the director under the Directors’ Compensation Plan. A director may choose to have his or her retainer and committee chair fee deferred in the form of cash or Common Stock until his or her membership on the Board ends. Amounts credited as earnings on amounts deferred under the Directors’ Compensation Plan are based on mutual funds or other investment options available to all participants in our 401(k) Plan or our Common Stock and, accordingly, the earnings credited during 2007 were not “above market” or “preferential” earnings.

The following table sets forth the portion of fees paid in cash or Common Stock, and the portion deferred with respect to retainers and fees earned during 2007:

	Immediate Payment			Deferred and Investment Election
Name	Cash Paid ($)	Value Paid in Shares of Common Stock ($)	Number of Shares of Common Stock (#)	Value Deferred to a Cash Account ($)	Value Deferred to a Common Stock Unit Account ($)	Number of Deferred Common Stock Units (#)
Jon A. Boscia*	—	—	—	56,168	8,641	173
Robert H. Campbell*	—	—	—	—	64,809	1,296
Robert F. Cavanaugh**	—	—	—	—	65,000	1,328
Gary P. Coughlan*	36,725	28,084	562	—	—	—
Charles A. Davis**	9,008	—	—	—	—	—
Harriet Edelman*	56,168	—	—	—	—	—
Bonnie G. Hill*	56,168	—	—	—	—	—
Alfred F. Kelly, Jr.*	—	—	—	56,168	—	—
Edward J. Kelly, III***	10,394	—	—	—	—	—
Arnold G. Langbo**	—	—	—	—	10,394	240
Mackey J. McDonald*	—	—	—	28,084	28,084	562
James E. Nevels**	6,306	2,702	62	—	—	—
Thomas J. Ridge**	9,008	—	—	—	—	—
Charles B. Strauss**	—	—	—	9,008	—	—
Marie J. Toulantis*	56,168	—	—	—	—	—
Kenneth L. Wolfe**	10,394	—	—	—	—	—
LeRoy S. Zimmerman**	—	—	—	—	9,008	208

*	Resigning Director

**	Current Director

***	Resigned from the Board on February 22, 2008

Please see page 11 for information about changes to our Board membership on November 11, 2007 and the subsequent resignation of Edward J. Kelly, III on February 22, 2008.

(2)	This column presents the dollar amount recognized as expense during 2007 for financial statement reporting purposes with respect to RSUs awarded to the directors during 2007. RSUs awarded to directors are charged to expense in the Company’s financial statements at the grant date fair value on each quarterly grant date. The target annual grant date fair value of the RSUs for each director during 2007 was $100,000.

The following table provides information with respect to the number and market value of deferred common stock units and RSUs held by each director as of December 31, 2007, based on the $39.40 closing price of our Common Stock as reported by the New York Stock Exchange on December 31, 2007, the last trading day of the year. The information presented includes the accumulated value of each director’s common stock units and RSUs. Balances shown below include dividend equivalent units credited in the form of additional common stock units on retainers and committee chair fees that have been deferred as common stock units and dividend equivalent units credited in the form of additional common stock units on RSUs.

Name	Number of Deferred Common Stock Units (#)	Market Value of Retainers and Committee Chair Fees Deferred to the Common Stock Unit Account as of December 31, 2007 ($)	Number of RSUs**** (#)	Market Value of RSUs as of December 31, 2007 ($)
Jon A. Boscia*	696	27,422	9,581	377,491
Robert H. Campbell*	19,449	766,291	9,581	377,491
Robert F. Cavanaugh**	5,272	207,717	7,158	282,025
Gary P. Coughlan*	—	—	9,581	377,491
Charles A. Davis**	—	—	302	11,899
Harriet Edelman*	—	—	7,461	293,963
Bonnie G. Hill*	7,152	281,789	9,581	377,491
Alfred F. Kelly, Jr.*	—	—	4,198	165,401
Edward J. Kelly, III***	—	—	302	11,899
Arnold G. Langbo**	240	9,456	302	11,899
Mackey J. McDonald*	14,233	560,780	9,581	377,491
James E. Nevels**	—	—	302	11,899
Thomas J. Ridge**	—	—	302	11,899
Charles B. Strauss**	—	—	302	11,899
Marie J. Toulantis*	—	—	7,461	293,963
Kenneth L. Wolfe**	—	—	302	11,899
LeRoy S. Zimmerman**	208	8,195	302	11,899

*	Resigning Director

**	Current Director

***	Resigned from the Board on February 22, 2008

****	In February 2008, the Board approved payment of the RSUs shown in this column to the Resigning Directors as shares of Common Stock.

Please see page 11 for information about changes to our Board membership on November 11, 2007 and the subsequent resignation of Edward J. Kelly, III on February 22, 2008.

Have there been any changes to directors’ compensation since the end of 2007?

Following a review of competitive data, the Board elected in February 2008 to increase compensation for non-employee directors to be more closely aligned with compensation paid to directors at the peer group companies. Effective January 1, 2008, non-employee directors other than our non-executive Chairman of the Board will be paid an annual retainer of $80,000. Our non-executive Chairman of the Board will be paid an annual retainer of $180,000. These directors will receive quarterly RSU awards having a value equivalent to the number of shares of Common Stock equal to $30,000.

RSUs awarded to the Current Directors (excluding Mr. West) prior to 2008 will vest on January 1, 2009. RSUs awarded to these directors after 2007 will vest one year from the grant date and may be deferred by the directors until their membership on the Board ends. Vesting of RSUs will be accelerated to the date the director’s membership on the Board terminates by reason of retirement (termination of service on the Board after age 60), death or disability, for any reason following a change in control, or for such other circumstance as the Board determines. Except for these changes, all other elements of director compensation described above remain unchanged.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

How many directors are standing for election?

Nine directors are to be elected at the annual meeting. Each director is expected to serve until the next annual meeting and until his or her successor has been elected and qualified.

Which of the nominees currently serve on the Board?

Each of the nominees is currently a member of the Board.

What happens if a nominee becomes unavailable for election?

If a nominee becomes unavailable for election for any reason, the proxies will have discretionary authority to vote for a substitute.

Who are the nominees?

ROBERT F. CAVANAUGH, age 49, is Managing Director of DLJ Real Estate Capital Partners, Los Angeles, California, a subsidiary of Credit Suisse and a leading global investment banking firm. He has held that position since October 1999. He is a director of Hershey Trust Company and a member of the board of managers of Milton Hershey School. A Hershey director since 2003, he is a member of the Audit Committee and the Compensation and Executive Organization Committee.
______________________________

CHARLES A. DAVIS, age 59, is Chief Executive Officer of Stone Point Capital LLC, Greenwich, Connecticut, a global private equity firm. Mr. Davis has held that position since June 2005 when the firm was established. Prior to that, Mr. Davis was with MMC Capital, Inc., the private equity business of Marsh & McLennan Companies, Inc., serving as President from April 1998 to December 2002, Chief Executive Officer from January 1999 to May 2005 and Chairman from January 2002 to May 2005. He also served as a Vice Chairman of Marsh & McLennan Companies, Inc., a global professional services firm and the parent of MMC Capital, Inc., from September 1999 to May 2005. Mr. Davis is a director of AXIS Capital Holdings Limited, Media General, Inc., Merchants Bancshares Corporation and The Progressive Corporation. A Hershey director since 2007, he is a member of the Audit Committee. He has been nominated for election by the holders of the Common Stock voting separately as a class.
______________________________

ARNOLD G. LANGBO, age 70, retired in 2000 as Chairman of Kellogg Company, Battle Creek, Michigan, a producer of cereal and convenience foods. He held that position since January 1992 and also served as Chief Executive Officer from January 1992 until May 1999. He is a director of Johnson & Johnson, Whirlpool Corporation and Weyerhaeuser Company. A Hershey director since 2007, he chairs the Compensation and Executive Organization Committee and is a member of the Executive Committee.
______________________________

JAMES E. NEVELS, age 56, is Chairman of The Swarthmore Group, Philadelphia, Pennsylvania, a minority-owned investment-advisory firm, which he founded in 1991. He is a director of Tasty Baking Company. He is also a director of Hershey Trust Company and a member of the board of managers of Milton Hershey School. A Hershey director since 2007, he is a member of the Compensation and Executive Organization Committee.
______________________________

THOMAS J. RIDGE, age 62, is President and Chief Executive Officer of Ridge Global, LLC, Washington, D.C., a global strategic consulting company. He has held that position since July 2006. From April 2005 to July 2006, he was President and Chief Executive Officer of Thomas Ridge LLC. From October 2001 to February 2005, Mr. Ridge was Secretary of the U.S. Department of Homeland Security. Prior to his service as Secretary of Homeland Security, he was Governor of Pennsylvania from 1995 to 2001. He is a director of Exelon Corporation and Vonage. A Hershey director since 2007, he is a member of the Governance Committee.
______________________________

CHARLES B. STRAUSS, age 65, retired in 2004 as President and Chief Executive Officer of Unilever United States, Englewood Cliffs, New Jersey, a primary business group of Unilever, the international food and home and personal care organization. He held that position since 2000. He is a director of Aegis plc and The Hartford Financial Services Group. A Hershey director since 2007, he chairs the Audit Committee and is a member of the Compensation and Executive Organization Committee and Executive Committee. He has been nominated for election by the holders of the Common Stock voting separately as a class.
______________________________

DAVID J. WEST, age 44, was elected President and Chief Executive Officer of The Hershey Company, effective December 1, 2007. From October to November 2007, he was President of the Company; from January until October 2007, he was Executive Vice President, Chief Operating Officer; from January 2005 to January 2007, he was Senior Vice President, Chief Financial Officer and he continued to hold the position of Chief Financial Officer until July 2007 when his successor to that position was elected. He was Senior Vice President, Chief Customer Officer from June 2004 to January 2005 and was Senior Vice President, Sales from December 2002 to June 2004. Mr. West is a director of Tasty Baking Company. He has been a Hershey director since 2007.
______________________________

KENNETH L. WOLFE, age 69, was elected Chairman of the Board of Directors of The Hershey Company effective January 1, 2008. He retired in 2001 as Chairman and Chief Executive Officer of The Hershey Company. He is a director of Revlon, Inc. and also is a member of the Board of Trustees of various mutual funds managed by Fidelity Management and Research Company. A Hershey director since 2007, he chairs the Governance Committee and the Executive Committee.
______________________________

LEROY S. ZIMMERMAN, age 73, is Senior Counsel, Eckert Seamans Cherin & Mellott, LLC, Pittsburgh, Pennsylvania, a national full service law firm. He has held that position since January 2002. He is a director of Hershey Trust Company and a member of the board of managers of Milton Hershey School. A Hershey director since 2007, he is a member of the Governance Committee and the Executive Committee.

What is the Board’s recommendation for voting on Proposal No. 1?

The Board of Directors unanimously recommends that stockholders vote FOR the nominees listed above.

AUDIT COMMITTEE REPORT

To Our Stockholders:

Our role as the Audit Committee of the Board of Directors is to prepare this report and to assist the Board in its oversight of:

•	The integrity of the Company’s financial statements;

•	The Company’s compliance with legal and regulatory requirements;

•	The independent auditors’ qualifications and independence; and

•	The performance of the independent auditors and the Company’s internal audit function.

Our Committee operates under a written charter that was last amended and restated by the Board on February 13, 2008. The charter may be viewed on the Company’s website at www.hersheys.com in the Investor Relations section.

Our duties as a Committee include overseeing the Company’s management, internal auditors and independent auditors in their performance of the following functions, for which they are responsible:

Management

•	Preparing the Company’s financial statements;

•	Establishing effective financial reporting systems and internal controls and procedures; and

•	Reporting on the effectiveness of the Company’s internal control over financial reporting.

Internal Audit Department

•	Independently assessing management’s system of internal controls and procedures; and

•	Reporting on the effectiveness of that system.

Independent Auditors

•	Auditing the Company’s financial statements;

•	Expressing an opinion about the financial statements’ conformity with U.S. generally accepted accounting principles; and

•	Annually auditing the effectiveness of the Company’s internal control over financial reporting.

We meet periodically with management, the internal auditors and independent auditors, independently and collectively, to discuss the quality of the Company’s financial reporting process and the adequacy and effectiveness of the Company’s internal controls. Prior to the Company filing its Annual Report on Form 10-K for the year ended December 31, 2007, with the SEC, we also:

•	Reviewed and discussed the audited financial statements with management and the independent auditors;

•	Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect;

•

Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect; and

•	Discussed with the independent auditors their independence from the Company.

We are not employees of the Company and are not performing the functions of auditors or accountants. We are not responsible as a Committee or individually to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. In carrying out our duties as Audit Committee members, we have relied on the information provided to us by management and the independent auditors. Consequently, we do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with U.S. generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

Based on the reports and discussions described in this report, and subject to the limitations on our role and responsibilities as a Committee referred to above and in our charter, we recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC on February 19, 2008.

Submitted by the Audit Committee of the Company’s Board of Directors:

Charles B. Strauss, Chair

Robert F. Cavanaugh

Charles A. Davis

INFORMATION ABOUT OUR INDEPENDENT AUDITORS

Who are the Company’s current independent auditors?

KPMG LLP, an independent registered public accounting firm, has audited the Company’s financial statements since May 10, 2002.

What were KPMG LLP’s fees for professional services to the Company in fiscal years 2006 and 2007?

KPMG LLP’s fees were as follows:

For the Fiscal Year Ended December 31,	2007	2006
Audit Fees	$2,375,000	$1,980,000
Audit-Related Fees(1)	183,000	216,915
Tax Fees(2)	31,500	60,150
All Other Fees	—	—

Total Fees	$2,589,500	$2,257,065

(1)	Fees associated primarily with services related to the auditing of employee benefit plans and securities offering procedures.

(2)	Fees pertaining primarily to tax issues and preparation of tax returns for the Company’s foreign subsidiaries.

What is the Audit Committee’s policy regarding pre-approval of audit and non-audit services performed by the Company’s independent auditors?

The Audit Committee pre-approves all audit and non-audit services performed by KPMG LLP. The Committee is authorized by its charter to delegate to one or more of its members the authority to pre-approve any audit or non-audit services, provided that the approval is presented to the Audit Committee at its next scheduled meeting. Under ordinary circumstances, the Committee will authorize KPMG LLP to perform only the following types of non-audit services:

•	Audit-related services that only the Company’s independent auditors may perform (such as securities offering comfort letters and accountants’ consents);

•	Benefit plan audits;

•	Tax services for statutory audits or filing assistance;

•

Audits to assure that certain required procedures are being complied with (including, for example, assuring that the Company and its contractual counter parties are complying with provisions of licenses or other contracts); and

•	Translation services to support foreign audits.

The Audit Committee pre-approved all services provided by KPMG LLP in 2007.

PROPOSAL NO. 2 – APPOINTMENT OF INDEPENDENT AUDITORS

What is the Board proposing?

The Board is proposing that you ratify the Audit Committee’s appointment of KPMG LLP as the Company’s independent auditors for 2008. The Audit Committee and the Board consider KPMG LLP to be well-qualified for that role.

Is stockholder ratification necessary or required?

The Audit Committee is not required to obtain stockholder ratification of its appointment of KPMG LLP. However, the Audit Committee recommended to the Board that stockholders be given the opportunity to vote on KPMG LLP’s appointment at the annual meeting.

What will happen if the appointment of KPMG LLP is not ratified by the stockholders?

If stockholders do not ratify the appointment of KPMG LLP as the Company’s independent auditors for 2008, the Audit Committee will reconsider its appointment.

How many votes will be required for ratification?

KPMG LLP’s appointment as the Company’s independent auditors for 2008 will be considered ratified if the holders of record of the Common Stock and Class B Common Stock present (in person or by proxy) at the annual meeting cast more votes for the proposal than against the proposal.

Will representatives of KPMG LLP attend the annual meeting?

Representatives of KPMG LLP will attend the annual meeting, will have the opportunity to make a statement, if they so desire, and will respond to questions.

What is the Board’s recommendation for voting on Proposal No. 2?

The Board of Directors unanimously recommends that stockholders vote FOR Proposal No. 2.

OWNERSHIP OF THE COMPANY’S SECURITIES

When are shares “beneficially owned”?

Shares are beneficially owned when a person has voting or investment power over the shares or the right to acquire voting or investment power within 60 days. Voting power is the power to vote the shares. Investment power is the power to direct the sale or other disposition of the shares.

What information is presented in the following table?

This table shows the number of Company shares beneficially owned by:

•	Stockholders who we believe owned more than 5% of our outstanding Common Stock or Class B Common Stock, as of the dates indicated; and

•

Our directors, the executive officers named in the Summary Compensation Table on page 55 (we refer to these officers as “named executive officers”), and all directors and executive officers as a group, as of February 25, 2008.

Unless we have indicated otherwise in a footnote, the individuals and entities listed in the table have voting and investment power over the shares listed.

Holder	Common Stock(1)	Exercisable Stock Options(2)	Percent of Common Stock(3)	Class B Common Stock	Percent of Class B Common Stock(4)

Milton Hershey School Trust (5) Founders Hall Hershey, PA 17033	12,513,321		7.5	60,612,012	99.7
Hershey Trust Company(5) 100 Mansion Road Hershey, PA 17033
T. Rowe Price Associates, Inc.(6) 100 East Pratt Street Baltimore, MD 21202	11,902,649		7.1
Hershey Trust Company(5)	760,332		**
Humberto P. Alfonso	177	8,400	**
Marcella K. Arline(7)	27,278	121,587	**
John P. Bilbrey	1,165	75,701	**
Robert F. Cavanaugh*	1,000		**
Charles A. Davis*
Thomas K. Hernquist(8)	26,514(9)	110,838	**
Arnold G. Langbo*	1,000		**
Richard H. Lenny*(10)	41,050	1,601,539	**
James E. Nevels*	262		**
Thomas J. Ridge*
Burton H. Snyder	2,776	64,789	**
Charles B. Strauss*	200		**
David J. West*	16,805	210,689	**
Kenneth L. Wolfe*	16,974		**
LeRoy S. Zimmerman*
All directors and executive officers as a group (20 persons)	163,484(11)	2,471,747	1.6

*	Director

**	Less than 1%

(1)	Amounts listed include shares of Common Stock allocated by the Company to the employee’s account in The Hershey Company 401(k) Plan under section 401(k) of the Internal Revenue Code.

(2)	This column reflects stock options that were exercisable by the named executive officers and the executive officers as a group on February 25, 2008, as well as the following stock options that will become exercisable within 60 days of February 25, 2008:

•	Stock options held by the named executive officers:

Humberto P. Alfonso	3,700
Marcella K. Arline	5,938
John P. Bilbrey	6,188
Thomas K. Hernquist	5,850
Richard H. Lenny	45,663
Burton H. Snyder	5,638
David J. West	14,063

•	20,514 stock options held by five executive officers who are not named executive officers.

(3)	Based upon 166,273,945 shares of Common Stock outstanding on February 25, 2008, unless indicated otherwise in a footnote.

(4)	Based upon 60,805,727 shares of Class B Common Stock outstanding on February 25, 2008.

(5)	Reflects stockholdings as of February 25, 2008. For more information about the Milton Hershey School Trust, Hershey Trust Company and the voting of these securities, please turn to page 38.

(6)	Information regarding T. Rowe Price Associates, Inc. and its stockholdings was obtained from a Schedule 13G filed with the SEC on February 13, 2008. The filing indicated that, as of December 31, 2007, T. Rowe Price Associates, Inc. had sole voting power over 2,309,545 shares, and sole investment power over 11,902,649 shares, of Common Stock and that 11,902,649 shares represented 7.1% of our Common Stock outstanding on that date.

(7)	Ms. Arline retired from the Company on December 31, 2007.

(8)	Mr. Hernquist resigned as an executive officer of the Company on December 4, 2007 and terminated his active employment with the Company on December 31, 2007.

(9)	Includes 2,500 RSUs that will vest within 60 days of February 25, 2008.

(10)	Mr. Lenny retired from the Company on December 31, 2007.

(11)	Includes, in the aggregate, 438 RSUs that will vest within 60 days of February 25, 2008 held by two executive officers who are not named executive officers.

Do the stockholders listed in the beneficial ownership table above hold additional Company securities not reflected in that table?

Our directors and named executive officers hold certain unvested or deferred common stock units that we are not permitted to show in the beneficial ownership table above. The SEC prohibits us from including these units in the beneficial ownership table because the units will not convert to actual shares of Common Stock over which the holder will have voting or investment power within the required 60-day period. If and when these units convert to Common Stock shares, they will convert on a one-for-one basis and the holder will become the beneficial owner of the Common Stock shares.

We have added the table below to show the common stock unit holdings of each of the directors and named executive officers on February 25, 2008. These holdings appear under the column entitled “Shares Underlying Common Stock Units.” For ease of reference, we also have included in the table the number of Common Stock shares beneficially owned by these persons, as set forth in the beneficial ownership table above, and the total number of Common Stock shares beneficially owned and common stock units held on February 25, 2008.

Holder	Beneficially Owned Common Stock	Shares Underlying Common Stock Units(1)	Total
Humberto P. Alfonso	177	20,121	20,298
Marcella K. Arline	27,278		27,278
John P. Bilbrey	1,165	28,971	30,136
Robert F. Cavanaugh*	1,000	13,064	14,064
Charles A. Davis*		937	937
Thomas K. Hernquist	26,514	22,000	48,514
Arnold G. Langbo*	1,000	1,177	2,177
Richard H. Lenny**	41,050		41,050
James E. Nevels*	262	937	1,199
Thomas J. Ridge*		937	937
Burton H. Snyder	2,776	27,250	30,026
Charles B. Strauss*	200	937	1,137
David J. West*	16,805	40,000	56,805
Kenneth L. Wolfe*	16,974	937	17,911
LeRoy S. Zimmerman*		1,145	1,145

*	Director

**	Director until December 31, 2007

(1)	Common stock units not beneficially owned include the following:

•	Unvested restricted stock units, or RSUs, granted on or before February 25, 2008 to the named executive officers under the Incentive Plan;

•	Unvested RSUs granted on or before February 25, 2008 to our directors under the Directors’ Compensation Plan or the Incentive Plan;

•	Unvested performance stock units, or PSUs, from the 2003-2005 performance cycle awarded under the Incentive Plan to the named executive officers on February 16, 2006;

•	Common stock units deferred on or before February 25, 2008 by the named executive officers under the Company’s Deferred Compensation Plan; and

•	Common stock units deferred on or before February 25, 2008 by the directors under the Directors’ Compensation Plan.

You can find additional information about unvested RSUs and deferred common stock units held by directors in the Director Compensation section beginning on page 22. You also can find additional information about unvested RSUs, unvested PSUs from the 2003-2005 performance cycle and deferred common stock units held by the named executive officers in the Executive Compensation section beginning on page 40.

What is the Milton Hershey School Trust?

In 1909, Milton S. and Catherine S. Hershey established a trust (the “Milton Hershey School Trust”) having as its sole beneficiary Milton Hershey School, a non-profit school for the full-time care and education of disadvantaged children located in Hershey, Pennsylvania. Hershey Trust Company, a state-chartered trust company, is trustee of the Milton Hershey School Trust.

What is the relationship of the Milton Hershey School Trust and Hershey Trust Company to The Hershey Company?

The Milton Hershey School Trust is our controlling stockholder. It will have the right to cast 7.5% of all of the votes entitled to be cast on matters requiring the vote of the Common Stock voting separately and 79.9% of all of the votes entitled to be cast on matters requiring the vote of the Common Stock and Class B Common Stock voting together. The board of directors of Hershey Trust Company, with the approval of the board of managers (governing body) of Milton Hershey School, decides how funds held by the Milton Hershey School Trust will be invested. The board of directors of Hershey Trust Company decides how shares of The Hershey Company held by the Milton Hershey School Trust will be voted.

As of the record date, Hershey Trust Company also held 371,332 shares of our Common Stock in its capacity as institutional fiduciary for 101 estates and trusts unrelated to the Milton Hershey School Trust. Hershey Trust Company also held 389,000 shares of our Common Stock as investments on that date. The board of directors or management of Hershey Trust Company decides how these shares will be invested and voted.

In all, Hershey Trust Company, as trustee for the Milton Hershey School Trust, as fiduciary for the individual estates and trusts noted above, and as direct owner of investment shares, will be entitled to vote 13,273,653 shares of our Common Stock and 60,612,012 shares of our Class B Common Stock at the annual meeting.

Our certificate of incorporation contains the following important provisions regarding Class B Common Stock and the Milton Hershey School Trust’s ownership of that stock:

•

All holders of Class B Common Stock, including the Milton Hershey School Trust, may convert any of their Class B Common Stock shares into shares of our Common Stock at any time on a share-for-share basis.

•

All shares of Class B Common Stock will automatically be converted to shares of Common Stock on a share-for-share basis if the Milton Hershey School Trust ceases to hold more than 50% of the total Class B Common Stock shares outstanding and at least 15% of the total Common Stock and Class B Common Stock shares outstanding.

•

We must obtain the approval of the Milton Hershey School Trust before we issue any Common Stock or take any other action that would deprive the Milton Hershey School Trust of the ability to cast a majority of the votes on any matter where the Class B Common Stock is entitled to vote, either separately as a class or together with any other class.

What is the governance structure of Milton Hershey School and Hershey Trust Company?

All of the outstanding shares of Hershey Trust Company are owned by the Milton Hershey School Trust. The members of the board of managers of Milton Hershey School are appointed by and from the board of directors of Hershey Trust Company. There are 10 members of the board of directors of Hershey Trust Company. There are 9 members of the board of managers of Milton Hershey School. Robert F. Cavanaugh, James E. Nevels and LeRoy S. Zimmerman, each a director of our Company, are members of the board of directors of Hershey Trust Company and board of managers of Milton Hershey School. Directors of Hershey Trust Company and members of the Milton Hershey School board of managers individually are not considered to be beneficial owners of the shares of Hershey Common Stock and Class B Common Stock held by the Milton Hershey School Trust.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section discusses the principles underlying our policies and provides information and analysis of decisions we made concerning the compensation of Hershey’s executive officers. This information describes the process and considerations on which compensation is awarded to and earned by our executive officers and provides perspective on the tables and narrative that follow.

What material factors or events affected the executive compensation process and decision-making during 2007? What was the response to those factors and events?

Fiscal year 2007 was a transitional year for us in terms of our operations and our management.

•

In January 2007, we announced results for 2006 which did not meet our plan. As a result we did not pay our CEO or any other executive officer a bonus for 2006. We also eliminated salary increases in 2007 for our senior executives, including our CEO, except in connection with promotions or for competitive considerations.

•

During the year, we promoted Mr. West first to Executive Vice President and Chief Operating Officer, then to President and, effective December 1, 2007, to President and Chief Executive Officer (CEO) following the announcement by Mr. Lenny that he would be retiring from the Company at the end of 2007. We increased Mr. West’s compensation in recognition of these promotions.

•	We promoted Mr. Alfonso to the position of Senior Vice President, Chief Financial Officer (CFO) in July. We increased Mr. Alfonso’s compensation in recognition of his promotion.

•

On November 11, 2007, we announced the election of eight new directors to our Board of Directors and that Mr. Wolfe would serve as the non-executive Chairman of the Board effective January 1, 2008 following the retirement of Mr. Lenny. In conjunction with the election of the new directors, six directors elected by the holders of our Common Stock and Class B Common Stock voting together, resigned at the request of the Milton Hershey School Trust and the two elected by holders of our Common Stock resigned as well. Only Mr. Lenny (until December 31, 2007), Mr. West and Mr. Cavanaugh remained as continuing directors, with Mr. Cavanaugh being the sole continuing member of the Compensation and Executive Organization Committee of the Board.

•

During November, Ms. Arline announced that she would be retiring at the end of 2007 and, in December, we announced that Mr. Hernquist resigned from the Company and that we elected Mr. Bilbrey to the position of Senior Vice President, President Hershey North America. We entered into agreements with Ms. Arline and Mr. Hernquist to secure transition assistance. We increased the compensation of Mr. Bilbrey in recognition of his promotion.

•

In January 2008, we announced our full year results for 2007, which showed a 12.2% decline in annual “diluted EPS from operations,” which we define as diluted earnings per share excluding items affecting comparability as described beginning on page 19 of the 2007 Annual Report to Stockholders that accompanies this proxy statement. We also announced a steeper decline in earnings per share-diluted calculated in accordance with U.S. generally accepted accounting principles, primarily due to charges associated with the three-year global supply chain transformation program we instituted in early 2007. As these results were below the financial targets we established at the start of 2007, no payments were made to our CEO and our other senior executives under our annual incentive program for 2007 with the exception of Messrs. Alfonso and Bilbrey as discussed on page 46. No performance stock unit payments were made to any of our senior executives under our long-term incentive program for the performance cycle that ended in 2007.

•

In January 2008, we also announced our anticipation that performance in 2008 would reflect net sales growth in a range of 3% to 4%, a 9% reduction from 2007 in diluted EPS from operations to a range of $1.85 to $1.90, business realignment and impairment charges related to the global supply chain transformation program in the range of $0.37 to $0.42 per share, and an increase in earnings per share-diluted to the range of $1.43 to $1.53. We used these expectations in establishing the performance goals for the 2008 annual incentive program and contingent target performance stock unit awards made in February 2008.

Additional information and analysis regarding these events and actions is provided in the series of questions and answers below.

Who is responsible for our decision-making concerning executive compensation?

The Compensation and Executive Organization Committee of our Board, which we refer to in this section as the Committee, has primary responsibility for decision-making concerning our executive compensation program. Actions relating to our CEO’s compensation are approved by the independent members of the Board of Directors based on recommendations of the Committee.

What are the objectives of the Company’s executive compensation program?

We seek to create a strong alignment between Hershey’s executive officers and its stockholders. We use our compensation programs to support the Company’s business strategies, which aim to build stockholder value over the long term. We do this by:

•	Considering industry-specific and broader market practices to establish pay levels that attract, retain and motivate executive talent;

•	Tying the amounts paid or awarded to performance;

•	Setting goals under incentive plans by reference to financial, strategic and organizational objectives, and linking the executive’s compensation to those measures he or she can affect most directly;

•	Using our Common Stock for long-term incentive compensation to tie a significant amount of the executive officer’s total compensation to the market value of our Common Stock; and

•	Requiring stock ownership by all executives.

These actions are described in the discussion that follows.

What is the Company’s executive compensation program designed to reward?

We reward financial results. We link a significant amount of our executive officers’ pay to achievement of our financial goals. We use our Common Stock and performance stock units, or PSUs, for long-term compensation. If we achieve strong financial performance relative to our goals and our stock price appreciates, our executives will earn significant rewards. If our financial goals are not achieved or our stock price lags, compensation under these programs will be reduced or eliminated.

We also reward adherence to our core values. Employees at all levels of the organization, including executive officers, are evaluated for exemplifying core values of openness and candor, accountability, learning and growing, personal leadership, passion for winning, inclusion, integrity and teamwork. An executive officer’s performance rating can affect the level of his or her base salary or incentive compensation awards.

What process does the Committee follow to implement the executive compensation program? How does the Committee use benchmarking in its decision-making?

The Committee operates under a charter approved by the Board of Directors and carries out the responsibilities outlined on page 17. As described on pages 17 and 18, the Committee receives studies, reports and other information from its consultant, Towers Perrin, input from our CEO, and input and assistance from our Chief People Officer and the staff of the Company’s Total Compensation and Benefits Department to conduct an annual review of the Company’s executive compensation program and on which to make its decisions.

The annual compensation review includes an analysis of survey data comparing the Company’s levels of executive compensation against a peer group of 47 consumer products companies and general industry companies in Towers Perrin’s compensation database that we call the “CPG peer group.” We use this broad survey data because it provides us with industry-specific information regarding competitive pay levels for our executive officers, as well as employees throughout the organization, against which we can compare, or benchmark, our compensation levels. A list of these companies follows this narrative. The following table provides information regarding the size of the companies in the CPG peer group relative to Hershey.

CPG Peer Group
Summary Statistics	Revenues (in millions of dollars)	Market Capitalization (in millions of dollars)
25th percentile	4,575	6,177
50th percentile	8,912	13,314
Average	15,386	33,796
75th percentile	15,903	37,894
Hershey (as of 12/31/2006)	4,944	11,467

Because Hershey’s revenues are lower than the median revenues of the CPG peer group, regression analysis is used to adjust the CPG peer group compensation data for this difference. We use this adjusted data for purposes of benchmarking our executive compensation.

In addition to the size-adjusted CPG peer group survey data, Towers Perrin also provides the Committee with an analysis of the financial performance and compensation data for a subset of 15 food, beverage and consumer products companies within the larger CPG peer group. We refer to this smaller group as our “high-performing financial peer group” and they are identified by the asterisks in the table below. We use this group primarily for assessing our Company’s financial performance against the industry. These companies also represent a more focused set of companies with whom we compete for executive talent. Since the companies in the high-performing financial peer group are generally larger than Hershey in terms of revenue and market capitalization, the compensation data for this group is used as a secondary reference point for purposes of assessing Hershey’s compensation levels for our executive officers.

In addition to the survey data, Towers Perrin provides the Committee and Company with a report illustrating executive compensation levels at the size-adjusted 50th percentile and 75th percentile of the CPG peer group data and to the 50th percentile of the high-performing financial peers. It is against these “benchmarks” that we compare the target compensation we set for our executive officers. The Committee receives a report from Towers Perrin comparing the target total cash compensation (base salary plus target annual incentive) and target total direct compensation (base salary plus target annual incentive plus value of long-term incentives) for each of the executive officers against these benchmarks. The Company targets each executive officer’s target total cash compensation and target total direct compensation levels to fall between the size-adjusted 50th and 75th percentile of the CPG peer group data for his or her position. While the Company targets total executive compensation between the size-adjusted 50th and 75th percentile of the CPG peer group, the Committee’s final determinations reflect consideration of the Company’s and executive officer’s performance, internal comparisons and other factors.

Companies included in the 2007 CPG peer group and high-performing financial peer group are as follows:

(*Denotes “High-Performing Financial Peer Group” – 15 companies)

Altria Group	H.J. Heinz*	NIKE
American Standard	Hasbro	Novartis Consumer Health
Anheuser-Busch*	Interstate Brands	PepsiCo*
Avery Dennison	J.M. Smucker	Procter & Gamble*
Black & Decker	Jarden Corporation	Reynolds American
Cadbury-Schweppes*	Johnson & Johnson	Rich Products
Campbell Soup*	Kellogg*	S.C. Johnson
Chiquita Brands	Kimberly-Clark	Schwan’s
Clorox*	Kraft Foods*	Sherwin-Williams
Coca-Cola*	Lafarge North America	Starbucks
Colgate-Palmolive*	Land O’Lakes	Unilever United States
ConAgra Foods	Masco	VF Corp.
Darden Restaurants	McDonald’s	Wendy’s International
Diageo North America	Mission Foods	Wm. Wrigley Jr.*
Eastman Kodak	Molson Coors Brewing	Yum! Brands
General Mills*	Nestle USA

*	Dean Foods and Sara Lee are part of the high-performing financial peer group, but are not included in Towers Perrin’s 2006 Executive Compensation database, and data from these two companies are excluded from the two peer groups.

What other information does the Committee consider when making executive compensation decisions? Do accounting and tax rules play a role?

In addition to survey and other data relating to the competitive landscape, the Committee reviews much of the information reflected on pages 55 through 77 of this proxy statement. The Committee considers this information when it makes compensation decisions.

An important factor in the Committee’s deliberations is the anticipated cost of the various components of executive compensation. In 2005, we adopted the provisions of Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payments, or SFAS No. 123R, relating to accounting for stock options and other stock-based awards. The accounting treatment for an award is taken into consideration in the design and implementation of the annual and long-term incentive programs.

Section 162(m) of the Internal Revenue Code limits our ability to deduct certain compensation in excess of $1 million paid to our CEO or to other named executive officers. This limitation does not apply to compensation that qualifies under applicable regulations as “performance-based.” The Committee has considered the effect of section 162(m) on the Company’s executive compensation program. It is the Committee’s opinion that, in administering the “performance-based” portion of the Company’s executive compensation program (the annual incentive program, or AIP, stock options and performance stock units described below), it will attempt to satisfy the requirements for deductibility under section 162(m). However, the Committee is authorized to exercise discretion in determining payments in relation to levels of achievement of performance goals and believes that the total compensation program for executive officers should be managed in accordance with the objectives outlined in the Company’s compensation philosophy and in the best overall interests of the Company’s stockholders. Accordingly, some compensation may exceed the limitations or not meet the requirements for deductibility under section 162(m).

What are the individual components of the executive compensation program and why does the Company choose to pay them? How are the amounts for each component of executive compensation determined?

Our executive compensation program includes three key components: base salary and benefits, an annual cash incentive program and a long-term incentive program consisting of stock-based awards. The total compensation package provided by the Company (including pension benefits, supplemental retirement benefits, and other benefits) is considered by the Committee when determining each component of an executive officer’s compensation.

Base salary and related benefits are the foundation of the overall pay package. We set base salaries and establish benefit programs primarily to attract and retain the talent we need to be successful. Annual and long-term incentives – variable or “at-risk” pay – play an important role in motivating executive performance and in aligning executive pay practices with the interests of stockholders. The variable or at-risk elements are designed to reward the achievement of both short- and long-term goals. The long-term incentives link a significant portion of each executive officer’s total compensation directly to long-term Company performance versus internal objectives, to individual performance evaluations, and to Common Stock price relative to the high-performing financial peer group. At the executive officer level, at-risk pay often will represent 60% to 80% of the executive’s total target compensation.

Base Salary

We set the initial base salary for a new executive officer based upon an evaluation of his or her responsibilities and experience, as well as upon the salaries paid by us and other companies for comparable executive talent and the salary necessary to recruit the individual to Hershey. We apply a similar approach when adjusting an executive’s salary in response to a promotion or significant change in job responsibilities.

Salary reviews for incumbent officers are conducted at the beginning of each year and each officer’s salary is compared to the 50th and 75th percentile of the salary level of the companies in our size-adjusted CPG peer group. Salary adjustments, if any, are made after considering peer group comparisons, as well as Company performance against financial goals and individual executive performance as evaluated by the Committee and independent members of the Board, in the case of our CEO, or by the CEO in the case of other members of the leadership team. If an executive officer has responsibility for a particular business unit, the business unit’s financial results will also be strongly considered.

Each Hershey executive’s base salary was targeted to be at the 50th percentile level of his or her counterparts in the size-adjusted CPG peer group. Our review at the beginning of 2007 indicated that, with the exception of Mr. Bilbrey, base salary levels were consistent with this target. The base salaries for Mr. Lenny, Ms. Arline, Mr. Hernquist and Mr. Snyder were not increased above their 2006 levels in light of the Company’s 2006 financial performance. Mr. Bilbrey’s base salary for 2007 was increased to close the gap between his former base salary and the targeted salary for his position. Mr. West’s base salary was increased at the beginning of 2007 in recognition of his promotion to Executive Vice President and Chief Operating Officer. During the year, Mr. Alfonso’s base salary was increased in recognition of his promotion to CFO. The Committee recommended, and the independent members of the Board of Directors approved, an increase in Mr. West’s base salary to $1 million upon his promotion to President. See Column (c) of the Summary Compensation Table on page 55 for information regarding the base salary earned by Mr. Lenny, Mr. West, our CFO and each of our other named executive officers during 2007.

Annual Incentive Program

Our executive officers, as well as other key managerial and professional employees, are eligible to receive an annual cash incentive award under the annual incentive program, or AIP, of the stockholder-approved Equity and Incentive Compensation Plan, “EICP” or “Incentive Plan.”

Our philosophy in setting AIP objectives is to link the executive’s payout opportunity directly to measures he or she can affect most directly. Our CEO and all executive officers reporting directly to him (including the named executive officers) have common financial objectives tied to total Company performance consistent with their management of the entire Company and not specific business units. The Committee emphasizes a limited number of goals to better focus actions on identified, strategic business objectives. Performance targets are established in the context of our announced expectations for financial performance, prior year results and market conditions. Year-over-year performance is emphasized with performance targets set to reflect market and business conditions. Little or no incentive compensation is payable for missing targets, and a high degree of leverage is included to motivate and reward above-target performance.

In 2007, participating executive officers other than Mr. Lenny were eligible to earn individual awards expressed as a percentage of base salary. These percentages initially ranged between 50% and 80%. We increased Mr. West’s target percentage to 100% upon his election as President. In determining the target percentage for each of the executive officers, the Committee compared the level of total target cash compensation (base salary and target AIP percentage) to the benchmark range of the size-adjusted 50th to 75th percentile level of his or her counterparts in the CPG peer group.

The final award which is earned under the AIP by participating executive officers other than Mr. Lenny is determined by multiplying the executive officer’s base salary, the applicable target percentage, and a performance score based on Company performance against the established performance goals. These performance goals are established at the beginning of each year by the Committee. Separate business unit performance objectives are also established at the beginning of each year by the Committee for key business unit managerial and professional employees participating in AIP. If performance scores exceed the objectives for financial measures, an individual executive officer might receive more than his or her target percentage and if scores are below target, the executive’s AIP payout will be below his or her target percentage, subject to no award if performance is below threshold levels. For executive officers other than Mr. Lenny, the maximum potential performance score for 2007 was 200%.

In establishing the 2007 AIP, the Committee determined that the metrics for our executive officers’ AIP awards would be based in full upon achievement of corporate financial objectives, with payments determined by the Committee. Achievement of individual performance objectives would not be a factor in determining AIP payments for these executive officers. We made this change to focus our executive officers’ efforts on achievement of quantifiable corporate performance measures in keeping with our “pay-for-performance” compensation philosophy.

The corporate performance objectives for 2007 AIP award participants other than Mr. Lenny were based on the following financial measures: growth in diluted EPS from operations (weighted 40%), growth in consolidated net sales (weighted 40%) and improved margins, as measured by earnings from operations before interest and taxes, or EBIT (weighted 20%). The actual targets were based on the Company’s 2007 business plan and goals, which called for net sales growth of 3% to 4%, 7% to 9% growth in diluted EPS from operations and a minimal basis point improvement in EBIT margin. For the period of 2007 prior to his promotion, a portion of Mr. Alfonso’s AIP payment was also subject to individual performance factors.

For Mr. Lenny, in February 2007, the Committee recommended to the independent directors that his final 2007 award be calculated on the basis of a contingent maximum award of $3 million. An award at the maximum was contingent upon his achievement of his 2007 corporate performance goal from among the corporate performance objectives for the other named executive officers. The maximum amount for Mr. Lenny reflects the maximum award under the provisions of our Incentive Plan to ensure that the amount of any AIP award that might have been paid to him under the AIP would qualify as tax-deductible performance-based compensation under section 162(m) of the Internal Revenue Code. On February 13, 2007, the independent members of the Board approved the recommendation of the Committee regarding Mr. Lenny’s 2007 contingent AIP award. As indicated below, based upon our financial results for 2007, Mr. Lenny did not receive any payment under the AIP for 2007.

Our financial performance during 2007 of $2.08 diluted EPS from operations, $2.5 million growth in net sales and 17.62% EBIT margin fell below the threshold levels required to earn an AIP award. Accordingly, none of the named executive officers, other than Messrs. Alfonso and Bilbrey received a payment under the AIP for 2007. Messrs. Alfonso and Bilbrey received payments equal to approximately 12% and 15%, respectively, of their target AIP award. These awards were based, in Mr. Alfonso’s case, on individual performance in his role prior to becoming CFO and, in Mr. Bilbrey’s case, on the impact of his leadership on the performance of the International Commercial Group. See column (g) of the Summary Compensation Table on page 55 for information relating to the amount of AIP payments made to Messrs. Alfonso and Bilbrey.

Long-Term Incentive Program

To date, we have used awards of performance stock units, stock options and restricted stock units to provide long-term incentive compensation. These awards are made under the long-term incentive program of the Incentive Plan. The Committee customarily awards the long-term incentive awards, including stock options, to executive officers and various other management and professional employees in February of each year, two to three weeks after the release of fourth quarter and full-year results in late January. In February 2007, the Committee elected to delay the granting of stock options until after the April 2007 annual meeting of stockholders, when stockholders were asked to vote on the amended and restated Incentive Plan. The Plan was approved and the 2007 awards were made following the April release of our first quarter financial results. For 2008, we returned to making the long-term incentive awards in February.

The Committee determines the amount of long-term incentive awards made to an executive officer by comparing the executive’s target total direct compensation (the sum of base salary, target AIP award and the value of the long-term incentive award) to the 50th to 75th percentile level of target total direct compensation of his or her counterparts in the size-adjusted CPG peer group. In determining the value of the long-term incentive awards, the Committee values performance stock units and restricted stock units using the fair market value of our Common Stock at the time of award and values stock options using the value of the stock options at the date of grant as determined for financial reporting purposes (the Black-Scholes value). Overall, after taking into account the long-term incentive awards made in 2007, the target total direct compensation of our executive officers approximated the median level of compensation of similar executives employed by the size-adjusted CPG peer group.

Performance Stock Units.  Performance stock units, or PSUs, are granted to those executive officers and other senior officers in a position to affect the Company’s long-term results. PSUs have been awarded annually and are earned based upon the Company’s performance over a three-year cycle. Each year begins a new three-year cycle.

At the start of each three-year cycle, a contingent target number of PSUs is established for each executive. This target is expressed as a percentage of the executive’s annual salary and determined as part of a total compensation package based on size-adjusted CPG peer group benchmarks. The PSU award generally represents one-half of the long-term incentive portion of the target total direct compensation package.

At the end of each three-year cycle, the Committee reviews whether the Company has achieved the established performance objectives to determine the percentage of the target number of PSUs earned. In determining whether performance objectives have been achieved, specific adjustments may be made by the Committee to the Company’s performance to take into account extraordinary or unusual items occurring during the cycle. The Committee did not make any specific adjustments with respect to PSUs during 2007.

For the three-year performance cycle of 2005-2007, the award was based upon (i) the Company’s three-year compound annual growth in diluted EPS from operations, measured against the median three-year compound annual growth in diluted EPS from operations of the high-performing financial peer group and (ii) the cumulative three-year improvement in the Company’s economic return on invested capital, or E-ROIC, measured against an internal target. The Company’s financial performance during the 2005-2007 performance cycle of 1.32% compound annual growth rate in diluted EPS from operations and three-year E-ROIC of 16.5% fell below the threshold levels required to earn an award for the 2005-2007 performance cycle. Management recommended and the Committee concurred that no payment would be made with respect to the 2005-2007 PSUs.

The performance objectives for the 2007-2009 performance cycle awarded during 2007 are the following equally-weighted measures: (i) the Company’s three-year compound annual growth in diluted EPS from operations measured against an internal target in line with our previously-announced anticipated growth rate of 7% to 9%; and (ii) the Company’s total stockholder return, or TSR, as measured by change in the market price of our Common Stock and dividends paid over the three-year period, measured against the TSR of the high-performing financial peer group. The TSR target is centered around achieving TSR at the 50th percentile of the companies in the high- performing financial peer group. The use of relative TSR is a change from prior PSU performance cycles. In making the change to add TSR as a performance measure, the Committee’s intent was to more directly align the long-term incentive compensation attributable to this PSU award to the relative returns obtained by our stockholders over the performance period. The required performance to earn the PSUs has been set to significantly reward achievement of above average relative TSR performance against the high-performing financial peer group and growth in diluted EPS from operations above anticipated growth rates, and significantly less than target for performance below the financial goals. The three-year cycle reinforces our objective to build and sustain stockholder value over the long term and serves to retain executive talent.

PSUs earned during the 2007-2009 three-year performance cycle are payable in shares of Common Stock. The actual value received by each executive will be dependent upon the market value of the shares at the end of the cycle and our performance during the three-year cycle. At the time of award, the value of each PSU awarded in 2007 was $50.37 and was based upon the average of the market closing prices of our Common Stock each trading day during December 2006. See Columns (f), (g) and (h) of the Grants of Plan-Based Awards table on page 59 for more information about the PSUs awarded in 2007.

Stock Options.  Another important element of our long-term incentive compensation program is stock options. Stock options are designed to align the interests of executives with those of stockholders. Stock options generally are awarded annually to the Company’s senior executive group as well as to other key managerial and professional employees. Stock options entitle the holder to purchase a fixed number of shares of Common Stock at a set price during a specified period of time. Because stock options only have value if the value of our Common Stock increases, they encourage efforts to enhance long-term stockholder value.

The Committee sets guidelines for the number of stock options to be awarded based on the target total direct compensation package established in relation to the competitive compensation data. In 2007, the number of stock options awarded to our executive officers was determined by multiplying base pay by the “market-competitive option target level,” divided by the Black-Scholes value. The “market-competitive option target level” for each position is targeted to be one-half of the recipient’s long-term incentive compensation target award. The value of an option is determined using the Black-Scholes option-pricing model, as described in note 15 of the consolidated financial statements contained in the 2007 Annual Report to Stockholders that accompanies this proxy statement. The actual number of options awarded may vary from the target level based on an executive’s individual performance evaluation.

Stock options are awarded annually under the Incentive Plan to all eligible recipients; however, the Committee may elect not to award stock options in a given year. In order to have flexibility to provide stock option awards as recruitment, retention, performance recognition or promotion awards, the Committee is authorized under the Incentive Plan to establish a stock option pool and an RSU pool (described below) for use by our CEO for such purposes. The Committee establishes the stock option pool annually.

At the beginning of 2007, the number of stock options allocated to the pool was 15% of the aggregate number of options included in the annual award. In light of retention difficulties experienced by the Company during 2007, the Committee also authorized the CEO to award stock options or RSUs (as discussed below) during the year from a separate pool established for recruitment or retention purposes up to an aggregate value to the recipients (as measured at the time of grant), of $2.5 million, in addition to the pool amounts established at the beginning of 2007. The value of option awards made from the pools is determined using the value determined for financial reporting purposes (the Black-Scholes value). Options and RSUs remaining in any pool at the end of the period do not carry over to the following period. The CEO may not make discretionary awards from any pool to the Company’s executive officers. Stock option awards from the CEO pool are made one time per month according to an annually pre-determined schedule and the exercise price for the options is based on the closing price of our Common Stock on the date of award. Individual awards may not exceed 7,500 stock options or 5,000 RSUs without further approval by the Chairman of the Committee.

Stock options awarded in 2007 vest ratably over four years and have a 10-year term. As required by the Incentive Plan approved by the stockholders at the 2007 annual meeting of stockholders, the options awarded in 2007 have an exercise price equal to the closing market price of the

Common Stock on the New York Stock Exchange on the date of award. Prior to April 2007, as required by our predecessor Incentive Plan, we used the closing price on the trading day preceding the date of award to set the exercise price.

See Column (f) of the Summary Compensation Table, Columns (j) through (l) of the Grants of Plan-Based Awards table, Columns (b) through (f) of the Outstanding Equity Awards table and Columns (b) and (c) of the Option Exercises and Stock Vested table for more information on stock options awarded to Mr. Lenny, Mr. West and the other named executive officers.

Restricted Stock Units.  The Committee awards restricted stock unit, or RSU, awards from time to time as special incentives. RSUs also are awarded to replace compensation forfeited by newly-hired executive officers and key managers of the Company upon leaving a prior employer to join Hershey. Each RSU awarded under the Incentive Plan represents a value equal to that of a share of Common Stock. RSUs vest if the award recipient remains in the Company’s employment for a prescribed period of time.

At the time of award, the Committee determines if an RSU award is payable upon vesting in shares of the Company’s Common Stock, net of applicable taxes, or if recipients may elect to receive payment for vested RSUs in cash or in shares of the Company’s Common Stock, net of applicable taxes. The value for financial reporting purposes of an RSU payable in shares is based upon the closing price of the Company’s Common Stock on the New York Stock Exchange on the grant date. The value of an RSU payable in cash or shares for financial reporting purposes is adjusted based upon the closing price of the Company’s Common Stock on the New York Stock Exchange at the end of each fiscal quarter.

During 2007, we made special RSU awards to aid in retention of certain executives who were recently hired. These awards were made because the value of the replacement equity awards issued when these executives were hired and the value of their 2005-2007 and 2006-2008 PSU awards were diminished in light of the Company’s 2006 financial performance. Upon consultation with Towers Perrin, management recommended to the Committee a one-time RSU award to these executives. On May 1, 2007, the Committee made retention RSU grants that would vest ratably over three years and be paid in shares of Common Stock to six executives, including an award of 7,750 RSUs to Mr. Alfonso.

We also made a special award of 22,000 RSUs to Mr. West in connection with his promotion to President on October 2, 2007 and designation as CEO to take effect December 1, 2007. This award, which vested on January 2, 2008 and is payable on April 2, 2008, was made in recognition of the importance of Mr. West’s leadership of the Company during the transition period.

Mr. Snyder received a special retention award of 5,000 RSUs from the Board in November 2007 in recognition of his expertise and leadership in ongoing Company operations and the desire for the Company to retain him during the transition from Mr. Lenny to Mr. West as CEO. This award will vest in full in November 2008, subject to Mr. Snyder’s continued employment through that date.

As described in the discussion of stock options, the Committee is authorized under the Incentive Plan to allocate a pool of RSUs for our CEO to use as recruitment, retention, performance recognition or promotion awards. The Committee establishes the RSU pool annually. The Committee authorized a pool of 60,000 RSUs for 2007. The CEO may not make discretionary awards from this pool to the Company’s executive officers. RSUs remaining in the pool at the end of the period do not carry over to the following period.

Retirement Benefits

Executive officers participate in the same defined benefit pension and defined contribution 401(k) plans as do other salaried employees of the Company. Because the Internal Revenue Code rules do not permit the Company to use base salary and other compensation paid above certain limitations in determining the benefits earned by the executive officers under tax-qualified plans, the Company maintains a Supplemental Executive Retirement Plan, or SERP, and a Deferred Compensation Plan to provide these and additional benefits. The Company believes that the SERP and Deferred Compensation Plan help attract and retain executive talent, as similar plans are often components of the executive compensation programs within our high-performing financial peer group.

We redesigned our retirement plans in 2006 to maintain competitive retirement benefits while reducing future Company pension costs. The new program, which took effect January 1, 2007, includes a higher matching contribution under our 401(k) Plan to encourage and support retirement savings, a modified defined benefit pension plan that provides future benefits at a reduced rate and is closed for new hires beginning in 2007, and a Company-provided core contribution into the 401(k) Plan for new hires. No new participants may be added to the existing SERP. Contributions to the Deferred Compensation Plan will be adjusted to reflect the new program.

See the Pension Benefits table and accompanying narrative beginning on page 65 and the Non-Qualified Deferred Compensation table and accompanying narrative beginning on page 68 for more information regarding the SERP and retirement benefits.

Executive Perquisites

Executive perquisites are kept by the Committee to a minimal level and do not play a significant role in our executive compensation. See Column (i) of the Summary Compensation Table for information regarding the perquisites received by our named executive officers.

Our CEO and the other named executive officers are eligible to participate in our Gift Matching Program on the same basis as other employees, non-executive directors, retirees or their spouses. Through the Gift Matching Program, we match contributions made to one or more accredited colleges or universities on a dollar-for-dollar basis up to a maximum aggregate contribution of $5,000 annually.

Employment and Separation Agreements

We have not entered into employment agreements with any named executive officer other than Mr. Lenny and Mr. West.

We entered into the employment agreement with Mr. Lenny in connection with his recruitment to the Company in 2001. Our willingness to enter into an employment agreement with Mr. Lenny was instrumental in our ability to attract him to Hershey, and it was an important part of our overall compensation and incentive program for him.

We entered into an employment agreement with Mr. West in connection with his promotion to President and CEO. We entered into the agreement because the Committee and independent members of the Board determined that doing so was appropriate in light of the fact that we had entered into an employment agreement with Mr. Lenny and believed we would have been required to enter into an employment agreement with any individual recruited to become our

CEO from outside Hershey. We determined the terms of Mr. West’s employment agreement by reference to the benchmarking we had done with respect to Mr. Lenny’s compensation. The Committee set Mr. West’s annual base salary at $1 million. This salary amount was below Mr. Lenny’s annual salary of $1.1 million, as Mr. Lenny’s salary reflected his five-plus years of experience as our CEO. The Committee set Mr. West’s AIP target at 100% of base salary and long-term incentive award target at 300% of base salary, the same “at risk” pay opportunities in place for Mr. Lenny. The Committee made promotion-based awards to Mr. West to bring the level of his annual long-term incentive awards in 2007 to the target level for the CEO position, awarded him the special RSU award described above, provided for reduced SERP benefits in the event of employment termination before age 55 and provided for accelerated vesting for PSUs awarded for the 2003-2005 performance cycle that are scheduled to vest December 31, 2008. Mr. West’s employment agreement also includes restrictive covenants which will restrict Mr. West’s ability to compete with Hershey should he leave the Company.

We provide an Executive Benefits Protection Plan, or EBPP, for the named executive officers and other key management personnel. The terms of the plan generally provide that, in the event the executive’s employment with the Company terminates within two years after a “change in control” of the Company, the executive is entitled to certain severance payments and benefits. The EBPP also provides severance benefits in the event of involuntary termination prior to a change in control. The EBPP is intended to help us attract and retain qualified management employees and maintain a stable work environment in connection with a change in control.

We entered into an agreement with Ms. Arline in connection with her retirement. We agreed to pay Ms. Arline a lump sum payment based upon benefits Ms. Arline could have received under a previous early retirement program had she not honored the request of the Chair of the Committee to remain with the Company. We entered into the agreement to secure her assistance during a transition period.

We entered into a separation agreement with Mr. Hernquist at the time of his termination to confirm to him his entitlement to benefits under the EBPP and to provide consultation and transition assistance through 2008 if requested by the Company.

See the discussion beginning on page 70 for information regarding Mr. West’s employment agreement and potential payments due to him and the other named executive officers in the event of termination of employment or a change in control, and with respect to our agreements with Ms. Arline and Mr. Hernquist.

Have there been any other actions with respect to executive compensation since the end of 2007?

The independent directors of the Board approved Mr. West’s 2008 base salary of $1 million and AIP target of 100% of base salary and long-term incentive award target of 300% of base salary in October 2007 in connection with his promotion to President. The Committee approved Mr. Bilbrey’s 2008 base salary of $475,000 and AIP target of 65% and long-term incentive award target of 170% of base salary at its December 2007 meeting in conjunction with his promotion to his current position.

On February 12, 2008, the Committee approved 2008 base salaries and incentive target levels for Mr. Alfonso and Mr. Snyder. Mr. Alfonso’s 2008 base salary was set at $500,000. His AIP target continues at 70% of base salary and his long-term incentive award target was set at 190% of base salary. The Committee approved a 2008 base salary of $485,000 for Mr. Snyder, an AIP target of 60% of base salary, and a long-term incentive target of 135% of base pay.

These compensation levels were set to align the executives’ base pay and “pay at risk” to competitive market levels based upon input from Towers Perrin.

In January 2008, the Committee approved changes to the performance measures for the 2008 AIP to include a measure related to free cash flow. The performance metrics and weighting for the 2008 AIP are 40% based on net sales, 40% based on diluted EPS from operations and 20% based on free cash flow. Free cash flow, defined as cash from operations, excluding cash flows associated with derivative instruments, less capital expenditures and dividends, replaced EBIT as a metric. The Committee determined that in light of continued emphasis on working capital improvements and cash required for capital investments in 2008, including those associated with the global supply chain transformation program, attaining planned free cash flow is an important financial measure for the Company for 2008.

The AIP targets for 2008 are centered around the Company’s publicly-announced financial expectations for 2008: net sales growth of 3% to 4%, diluted EPS from operations of $1.85 to $1.90 and free cash flow generated by performance consistent with these expectations and capital additions in the range of $300 to $325 million.

On February 12, 2008, the Committee also approved contingent target awards of PSUs under the Incentive Plan for the 2008-2010 performance cycle for the executive officers with the exception of Mr. West. On February 13, stock option awards were approved for Mr. West and the other executive officers representing approximately 50% of their individual long-term incentive targets. The independent directors as a group, also approved the Committee’s recommendation for a contingent target grant of PSUs for the 2008-2010 performance cycle for Mr. West consistent with the targets established in October 2007, as discussed above. Metrics approved by the Committee for the 2008-2010 performance cycle are consistent with those of the 2007-2009 performance cycle: absolute growth in diluted EPS from operations measured against an internal target, and the Company’s TSR measured against the TSR of the high-performing financial peer group.

In February 2008, the Committee, or independent directors in the case of Mr. West, approved additional contingent target PSU awards in a two-year performance cycle, a 2008-2009 performance cycle. Awards were approved for all executives participating in the 2007-2009 performance cycle, including Messrs. West, Alfonso, Bilbrey and Snyder. The special awards were made to aid in retention of these executive officers as the potential retention value of the 2007-2009 PSUs were diminished in light of the Company’s 2007 financial performance. The 2008-2009 performance cycle target awards are based on achieving two-year compound annual growth in diluted EPS from operations in line with our publicly-announced financial expectations for 2008 coupled with improvement in 2009. The maximum payout from the cycle is 150% of target. To prevent possible duplication, any PSUs earned under the original 2007-2009 performance cycle will reduce the total PSUs earned under the 2008-2009 award.

As a condition to receiving the additional contingent target PSU award for the 2008-2009 performance cycle, executive officers including Messrs. Alfonso, Bilbrey and Snyder are required to sign an Executive Confidentiality and Restrictive Covenant Agreement, or ECRCA, prohibiting the executive from: disclosing the Company’s confidential information; competing with the Company in any geographic area in which the Company does business in the domestic and worldwide confectionery, snack, better-for-you, balanced nutrition and chocolate-related grocery products businesses at any time during the executive’s employment with the Company and for a period of 12 months following termination of the executive’s employment; and recruiting or soliciting the Company’s employees, or disparaging the Company’s reputation in any way. Mr. West was not required to sign the ECRCA because he continues to be bound by similar non-disclosure, non-competition, non-solicitation and non-disparagement provisions under his employment agreement.

In February 2008, the Board also approved an amendment to the EBPP applicable to our executive officers that would reduce the lump-sum severance amount payable to an eligible participant whose employment with the Company is terminated as the result of a change in control from three-times the sum of annual base salary and annual incentive pay to two-times the sum of annual base salary and annual incentive pay. The Board and Mr. West agreed to amend his employment agreement to conform the agreement to the changes made to the EBPP. For more information about payments to our executive officers upon a change in control, see the discussion regarding Discharge Not for Cause or Resignation for Good Reason after Change in Control, beginning on page 75.

In what other ways do we align the interests of executive officers with the interests of stockholders?

The Company believes that requiring executive officers to hold significant amounts of our Common Stock strengthens the alignment of the executive officers with the interest of stockholders and promotes achievement of long-term business objectives. We have had executive stock ownership requirements for well over 20 years. The ownership requirements were most recently modified in 2006 based upon external market comparisons provided by Towers Perrin.

Elected and appointed officers are required to accumulate the minimum number of shares to meet their stock ownership level within five years of their election or appointment. For purposes of this requirement, “shares” include shares of our Common Stock that are owned by the officer, unvested time-based RSUs, as well as vested RSUs and PSUs that have been deferred by the officer as common stock units under our Deferred Compensation Plan. Minimum stockholding requirements for executive and appointed officers range from two to five times base salary. The dollar value of shares which must be acquired and held equals a multiple of the individual executive’s base salary. The number of shares to be held is updated whenever a change in base salary occurs.

Position	Stock Ownership Level
CEO	5 times base salary
COO	4 times base salary
CFO	3 times base salary
Executive Officers	3 times base salary
Appointed Vice President Officers	2 times base salary

Failure to reach the minimum within the five-year period results in a notification letter to the executive, with a copy to the CEO, and a requirement that future stock option exercises be settled by retaining at least 50% of the shares of Common Stock received until the minimum ownership level is reached. The Committee receives an annual summary of each individual officer’s ownership status to monitor compliance.

As of February 25, 2008, the record date for the annual meeting, the value of Common Stock, vested but unpaid RSUs, and deferred PSUs owned by Mr. West totaled approximately two times his base salary. He is required to accumulate shares equal to five times his base salary by October 2, 2012.

Compensation Committee Report

To Our Stockholders:

We have reviewed and discussed with management the Compensation Discussion and Analysis, beginning on page 40. Based on that review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Compensation and Executive Organization Committee of the Board of Directors:

Robert F. Cavanaugh

Arnold G. Langbo*

James E. Nevels*

Charles B. Strauss*

The independent members of the Board of Directors who are not members of the Compensation and Executive Organization Committee join in the Compensation Committee Report with respect to the approval of Mr. Lenny’s compensation and Mr. West’s compensation, commencing with Mr. West’s appointment as CEO of the Company:

Charles A. Davis*

Thomas J. Ridge*

Kenneth L. Wolfe*

LeRoy S. Zimmerman*

*	Commenced service on the Committee and/or the Board of Directors on or after November 11, 2007.

Summary Compensation Table

The following table and accompanying footnotes provide information regarding compensation earned, held by, or paid to, individuals holding the positions of Chief (Principal) Executive Officer, Chief (Principal) Financial Officer, and four of our other executive officers. In 2007, the seven executive officers shown below were the most highly compensated of our executive officers using the methodology for determining “total compensation” provided by the SEC. We refer to these seven executive officers as our named executive officers. Mr. Alfonso and Mr. Snyder were not named executive officers in the Company’s 2007 proxy statement, therefore information on their 2006 compensation is not included.

Summary Compensation Table

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non- Equity Incentive Plan Compen- sation(5) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(6) ($)	All Other Compen- sation(7) ($)		Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)
R. H. Lenny Chairman of the Board(8)	2007	1,100,000	—	(341,026)	2,903,082	—	1,606,883	309,825		5,578,764
	2006	1,100,000	—	3,230,197	4,740,252	—	2,235,355	44,106		11,349,910
D. J. West President and Chief Executive Officer(9)	2007 2006	737,165 485,000	— —	1,289,117 269,732	605,392 566,407	— —	161,112 170,425	73,295 16,080		2,866,081 1,507,644
H. P. Alfonso Senior Vice President, Chief Financial Officer(9)	2007	448,180	—	416,776	128,091	34,195	5,516	82,975		1,115,733
M. K. Arline Senior Vice President, Chief People Officer	2007 2006	375,000 375,000	— —	20,426 278,131	462,281 566,647	— —	89,263 140,412	1,081,533 14,256		2,028,503 1,374,446
J. P. Bilbrey Senior Vice President, President Hershey North America	2007 2006	404,598 370,000	— —	161,628 225,786	337,985 278,577	36,718 —	202,354 129,050	34,238 389,949	(10)	1,177,521 1,393,362
T. K. Hernquist Senior Vice President, Global Chief Growth Officer	2007 2006	420,000 420,000	— —	382,076 418,795	776,764 460,261	— —	124,933 121,581	884,504 15,754		2,588,277 1,436,391
B. H. Snyder Senior Vice President, General Counsel and Secretary	2007	435,000	—	121,555	383,757	—	302,911	21,490		1,264,713

(1)	Column (c) reflects actual base salary earned for the years indicated and includes amounts deferred by the named executive officers in accordance with the provisions of our 401(k) Plan.

(2)	As indicated in Column (d), no discretionary bonuses were paid to any named executive officer for 2007.

(3)	Column (e) includes the dollar amount recognized as expense for the years indicated for financial statement reporting purposes with respect to PSU awards held by the executive and does not reflect PSU-related payments actually received by the executive. As discussed in the Compensation Discussion and Analysis, no payments were made to any executives for PSUs awarded for the 2005-2007 performance cycle. Accrued dividends and interest on the 2003-2005 PSU awards that were recognized as expense for the years indicated are also included in Column (e). The assumptions we made to determine these amounts are set forth in note 15 to the Company’s consolidated financial statements included in our 2007 Annual Report to Stockholders that accompanies this proxy statement. The number and grant date fair value of PSUs awarded each named executive officer for the 2007-2009 cycle appear in Columns (g) and (l) of the Grants of Plan-Based Awards table on page 59.

For Ms. Arline, Mr. Bilbrey and Mr. Hernquist, Column (e) also includes the dollar amount recognized as expense for financial statement reporting purposes in 2007 and 2006 for RSU awards. For Mr. Alfonso, Mr. Snyder and Mr. West, Column (e) includes the amount recognized for financial statement reporting purposes in 2007 for RSU awards. The unvested portion of these RSU awards is included in the amounts presented in Columns (g) and (h) of the Outstanding Equity Awards table on page 61. The number of shares acquired and value received by the named executive officers with respect to RSU awards that vested in 2007 is included in Columns (d) and (e) of the Option Exercises and Stock Vested table.

(4)	Column (f) presents the dollar amount recognized as expense by the Company for financial statement reporting purposes with respect to stock options held by the executive for the years indicated and does not reflect the value of shares actually received or which may be received in the future with respect to such stock options. The assumptions we made to determine these amounts are set forth in note 15 to the Company’s consolidated financial statements included in our 2007 Annual Report to Stockholders that accompanies this proxy statement. The number and grant date fair value of stock options awarded to each named executive officer during 2007 appears in Columns (j) and (l) of the Grants of Plan-Based Awards table.

The amounts realized in 2007 by Ms. Arline, Mr. Hernquist and Mr. Snyder with respect to options exercised appears in Columns (b) and (c) of the Option Exercises and Stock Vested table. As indicated on the Option Exercises and Stock Vested table, Messrs. Lenny, West, Alfonso, and Bilbrey did not receive cash or stock from the exercise of any option awards in 2007.

(5)	As discussed in the Compensation Discussion and Analysis and as shown in Column (g), the Committee determined that no payments would be awarded under our Annual Incentive Program, or AIP, to the named executive officers in 2007, with the exception of Messrs. Bilbrey and Alfonso. Mr. Bilbrey received an award in 2007 based upon 50% of the International Commercial Group results in recognition of his leadership in achievement of their 2007 business unit objectives. As shown in Column (g) and discussed in the Compensation Discussion and Analysis, the Committee approved payment to Mr. Alfonso, under the terms of our AIP, of an award reflecting individual performance in his role prior to becoming CFO.

(6)	Column (h) reflects the change in the actuarial present value of the named executive officer’s pension benefit under the Company’s tax-qualified pension plan and the Supplemental Executive Retirement Plan, or SERP, from the pension plan measurement date used in preparing the 2006 audited financial statements to the pension plan measurement date used in preparing the 2007 audited financial statements, determined using the interest rate and mortality rate assumptions consistent with those used in our 2007 audited financial statements. Mr. Alfonso does not participate in the defined benefit SERP, and Mr. Hernquist forfeited his SERP benefit upon his resignation as an executive officer.

The named executive officers also participate in our non-qualified Deferred Compensation Plan under which amounts deferred are credited with “earnings” based on the performance of one or more third-party investment options available to all participants in our 401(k) Plan. No portion of the “earnings” credited during 2007 was “above market” or “preferential.” Consequently, no Deferred Compensation Plan earnings are included in amounts reported in Column (h) above. See the Pension Benefits table on page 67 and the Non-Qualified Deferred Compensation table on page 69 for more information on the benefits payable under the qualified pension plan, SERP and Deferred Compensation Plan to the named executive officers.

(7)	All other compensation includes 401(k) matching contributions, perquisites and relocation expenses as described below:

R. H. Lenny	2007	$243,269 $ 39,375 $ 10,125 $ 16,341 $ 715	Payment upon retirement for unused vacation days Supplemental 401(k) match 401(k) match Personal use of Company aircraft Supplemental retirement contribution
	2006	$ 37,117	Personal use of Company aircraft
		$ 6,328	401(k) match
		$ 661	Supplemental retirement contribution
D. J. West	2007	$ 30,223 $ 22,556 $ 10,125 $ 9,018 $ 800 $ 573	Personal use of Company aircraft Supplemental 401(k) match 401(k) match Company-paid financial counseling Reimbursement of personal tax return preparation fee Supplemental retirement contribution
	2006	$ 8,161	Company-paid financial counseling
		$ 6,600	401(k) match
		$ 800	Reimbursement of personal tax return preparation fee
		$ 519	Supplemental retirement contribution
H. P. Alfonso	2007	$ 55,853 $ 10,125 $ 9,982 $ 6,928 $ 87	DC SERP contribution 401(k) match Supplemental 401(k) match Company-paid financial counseling Company-paid relocation expenses
M. K. Arline	2007	$983,121 $ 72,115 $ 10,125 $ 8,940 $ 6,750 $ 482

Supplemental retirement payment

Payment upon retirement for unused vacation days

401(k) match

Company-paid financial counseling

Supplemental 401(k) match

Reimbursement of personal tax return preparation fee

	2006	$ 8,204	Company-paid financial counseling
		$ 6,052	401(k) match
J. P. Bilbrey	2007	$ 10,125 $ 8,832 $ 7,979 $ 5,954 $ 800 $ 548	401(k) match Company-paid financial counseling Supplemental 401(k) match Personal use of Company aircraft Reimbursement of personal tax return preparation fee Supplemental retirement contribution
	2006	$376,509 $ 8,745 $ 3,401 $ 800 $ 494

Relocation expenses and related taxes on relocation (See footnote 10)

Company-paid financial counseling

401(k) match

Reimbursement of personal tax return preparation fee

Supplemental retirement contribution

T. K. Hernquist	2007	$840,000 $ 15,346 $ 10,125 $ 8,905 $ 8,775 $ 800 $ 553

Executive Benefit Protection Plan payment

Payment upon resignation for unused vacation days

401(k) match

Company-paid financial counseling

Supplemental 401(k) match

Reimbursement of personal tax return preparation fee

Supplemental retirement contribution

	2006	$ 7,855	Company-paid financial counseling
		$ 6,600	401(k) match
		$ 800	Reimbursement of personal tax return preparation fee
		$ 499	Supplemental retirement contribution
B. H. Snyder	2007	$ 10,125 $ 9,450 $ 1,915	401(k) match Supplemental 401(k) match Company-paid financial counseling

Amounts shown for personal use of the Company aircraft were computed on the basis of the incremental expense incurred by the Company for the flights.

Ms. Arline retired at the end of 2007. As discussed in the Compensation Discussion and Analysis, in connection with her retirement, Ms. Arline received a payment of $983,121 to compensate her for foregone benefits under a previous early retirement program.

As discussed in the Compensation Discussion and Analysis, Mr. Hernquist resigned as an executive officer of the Company on December 4, 2007. His last day of active employment with the Company was December 31, 2007. In connection with his resignation, Mr. Hernquist received a cash payment of $840,000 under the terms of the Company’s Executive Benefits Protection Plan.

(8)	As discussed in the Compensation Discussion and Analysis, Mr. Lenny retired at the end of 2007. He was Chairman of the Board, President and Chief Executive Officer through October 1, 2007 and Chairman of the Board and Chief Executive Officer from October 2, 2007 through November 30, 2007. Effective December 1, 2007 through December 31, 2007, he served as Chairman of the Board.

(9)	Mr. West was Senior Vice President, Chief Financial Officer when he was elected Executive Vice President, Chief Operating Officer on January 24, 2007. Mr. West continued to hold the position of Chief Financial Officer through July 15, 2007. He was elected President on October 2, 2007 and President and Chief Executive Officer on December 1, 2007. Mr. Alfonso was elected Chief Financial Officer on July 16, 2007.

(10)	At the time Mr. Bilbrey joined Hershey in 2003, we agreed to provide certain relocation assistance in connection with the sale of his residence and move to the Hershey, Pennsylvania area. Mr. Bilbrey sold his prior residence during 2006 and received a payment of $150,000 to partially offset the loss on sale of his prior residence, $69,675 for moving, storage and closing costs and $156,834 for reimbursement of certain taxes related to his relocation.

Grants of Plan-Based Awards

The following table and explanatory footnotes provide information with regard to the potential cash award that might have been earned during 2007 under the AIP, and with respect to each PSU, stock option and restricted stock unit awarded to each named executive officer during 2007. No amounts were earned under the AIP during 2007 by the named executive officers for the portion of the year they served as executive officers with the exception of Mr. Bilbrey, who received an award in 2007 based upon 50% of the International Commercial Group results in recognition of his leadership in achievement of their 2007 business unit objectives.

Grants of Plan-Based Awards

2007

Name	Grant Date(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Possible Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units(4) (#)	All Other Option Awards: Number of Securities Under- lying Options(5) (#)		Exercise or Base Price of Option Awards(6) ($/Sh)		Grant Date Fair Value of Stock and Option Awards(7) ($)
		Thres- hold ($)	Target ($)	Maximum ($)	Thres- hold (#)	Target (#)	Maxi- mum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)		(k)		(l)
R. H. Lenny	2/13/2007	—	—	3,000,000	11,800	47,200	118,000	—	—		—		2,377,464
	4/23/2007	—	—	—	—	—	—	—	182,650		54.68		2,365,318
D. J. West	2/13/2007	19,186	639,540	1,279,080	3,650	14,600	36,500	—	—		—		735,402
	4/23/2007	—	—	—	—	—	—	—	56,250		54.68		728,438
	10/02/2007	—	—	—	3,800	15,200	38,000	22,000	37,400	(8)	45.78	(8)	2,147,906
H. P. Alfonso	2/13/2007	342	290,929	581,858	1,163	4,650	11,625	—	—		—		234,221
	4/23/2007	—	—	—	—	—	—	—	14,800		54.68		191,660
	5/01/2007	—	—	—	—	—	—	7,750	—		—		426,250
	8/06/2007	—	—	—	963	3,850	9,625	—	15,700	(9)	46.64	(9)	359,403
M. K. Arline	2/13/2007	6,750	225,000	450,000	1,550	6,200	15,500	—	—		—		312,294
	4/23/2007	—	—	—	—	—	—	—	23,750		54.68		307,563
J. P. Bilbrey	2/13/2007	7,326	244,215	488,429	1,600	6,400	16,000	—	—		—		322,368
	4/23/2007	—	—	—	—	—	—	—	24,750		54.68		320,513
	12/10/2007	—	—	—	413	1,650	4,125	—	—		—		83,111
T. K. Hernquist	2/13/2007	8,820	294,000	588,000	1,838	7,350	18,375	—	—		—		370,220
	4/23/2007	—	—	—	—	—	—	—	23,400		54.68		303,030
B. H. Snyder	2/13/2007	7,830	261,000	522,000	1,800	7,200	18,000	—	—		—		362,664
	4/23/2007	—	—	—	—	—	—	—	22,550		54.68		292,023
	11/11/2007	—	—	—	—	—	—	5,000	—		—		205,200

Addendum to Grants of Plan-Based Awards Table

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			2007 Actual Non-Equity Incentive Plan Award(2) ($)
		Thres- hold ($)	Target ($)	Maximum ($)
R. H. Lenny	2/13/2007	0	0	3,000,000	0
D. J. West	2/13/2007	19,186	639,540	1,279,080	0
H. P. Alfonso	2/13/2007	342	290,929	581,858	34,195
M. K. Arline	2/13/2007	6,750	225,000	450,000	0
J. P. Bilbrey	2/13/2007	7,326	244,215	488,429	36,718
T. K. Hernquist	2/13/2007	8,820	294,000	588,000	0
B. H. Snyder	2/13/2007	7,830	261,000	522,000	0

(1)	All awards presented were made in accordance with the Company’s stockholder-approved Incentive Plan. Dates listed in Column (b) represent the Grant Date for PSUs reflected in Columns (f), (g) and (h), RSUs listed in Column (i), and the stock options listed in Column (j).

(2)	As discussed in the Compensation Discussion and Analysis and footnote (5) to the Summary Compensation Table, no AIP payments were awarded to the named executive officers in 2007, with the exception of Messrs. Bilbrey and Alfonso. The amounts shown in Columns (c), (d) and (e) represent the threshold, target and maximum potential amounts that might have been payable based on the AIP targets approved for the named executive officers in February 2007. The amount for Mr. Lenny reflects a maximum contingent AIP award made in February 2007 under the provisions of our Incentive Plan. The maximum contingent award is intended to ensure that the amount of any AIP award that might have been paid to him would qualify as tax-deductible performance-based compensation under section 162(m) of the Internal Revenue Code. Although no amount was awarded to Mr. Lenny for 2007 performance, an award would have been based on factors similar to those applied to other named executive officers.

For the named executive officers other than Mr. Lenny, the threshold amount is the amount that would have been payable had the minimum level of performance been achieved. Target is the amount payable had the business performance been achieved at 100% on all three metrics. The maximum amount reflects the highest amount payable for maximum performance on all three metrics.

(3)	The number of units presented in Columns (f), (g) and (h) represent PSUs awarded for the 2007-2009 cycle. Each of the named executive officers received a contingent target award in February 2007, and as discussed in the Compensation Discussion and Analysis, Messrs. West, Alfonso and Bilbrey received additional PSUs in connection with their promotions in 2007.

Each PSU represents the value of one share of our Common Stock. The number of PSUs earned will depend upon achievement against two equally-weighted performance measures: the Company’s three-year absolute compound annual growth in diluted EPS from operations against our internal benchmark and our cumulative, three-year relative total stockholder return, or TSR, compared to the TSR of our high-performing financial peer group. The minimum award as shown in Column (f) is payable for achievement of the threshold score on either metric and the maximum award as shown in Column (h) is payable at achievement of the maximum score on each metric.

The actual number of PSUs earned by any of the named executive officers will not be known until the conclusion of the three-year cycle on December 31, 2009. PSUs earned from the 2007-2009 performance cycle will be paid only in shares of our Common Stock. More information regarding PSUs and the 2007 award can be found in the Compensation Discussion and Analysis and the Outstanding Equity Awards table below.

As a result of their retirements, Mr. Lenny and Ms. Arline will not satisfy the conditions to receive any payment for the contingent target awards presented in Columns (f) through (h). As a result of his resignation, Mr. Hernquist will not satisfy the conditions to receive any payment for the contingent target award presented in Columns (f) through (h).

(4)	Column (i) includes RSU awards made in 2007 as discussed on page 49 of the Compensation Discussion and Analysis.

(5)	The number of options awarded to each named executive officer on April 23, 2007, was calculated as one-half of the executive’s long-term incentive target percentage times his or her 2007 base salary divided by the Black-Scholes value of $12.95 for each option. The Black-Scholes value is based on the $54.68 exercise price for these options determined as the closing price of the Company’s Common Stock on the award date, April 23, 2007.

As a result of his resignation, 11,700 of the 23,400 options awarded to Mr. Hernquist on April 23, 2007 were forfeited.

All options awarded by the Company have a 10-year term, subject to earlier expiration in the event of termination of employment, and vest in 25% increments over four years, subject to acceleration in the event of a change in control of the Company and continued vesting in the event of retirement, death or disability.

More information regarding stock options and the 2007 award can be found in the Compensation Discussion and Analysis and the Outstanding Equity Awards table below.

(6)	This column presents the exercise price for each option award based upon the closing price of the Company’s Common Stock on the New York Stock Exchange on the award date shown in Column (b).

(7)	Column (l) presents the aggregate award date fair value of the target number of PSUs reported in Column (g), grant date fair value of RSU awards reported in Column (i) and the stock options reported in Column (j), as determined in accordance with SFAS No. 123R. The assumptions used in determining these amounts are set forth in note 15 to the Company’s consolidated financial statements included in our 2007 Annual Report to Stockholders that accompanies this proxy statement.

(8)	Mr. West was granted 37,400 stock options on October 2, 2007, when he was elected President of the Company.

(9)	Mr. Alfonso was granted 15,700 stock options on August 6, 2007, following his election as our CFO.

Outstanding Equity Awards

The following table provides information regarding unexercised stock options and unvested stock awards held by our named executive officers as of December 31, 2007. All values in the table are based on a market value for our Common Stock of $39.40, the closing price of our Common Stock on December 31, 2007, as reported by the New York Stock Exchange.

Outstanding Equity Awards

As of December 31, 2007

Name	Option Awards(1)					Stock Awards
	Number of Securities Underlying Unexercised Options(2) (#) Exercisable	Number of Securities Underlying Unexercised Options(3) (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(4) (#)	Market Value of Shares or Units of Stock That Have Not Vested(5) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(6) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(7) ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
R. H. Lenny	—	182,650	—	54.680	12/31/2012	145,000	6,039,648	3,663	144,322
	39,288	117,862	—	52.300	12/31/2012	—	—	—	—
	79,200	79,200	—	61.700	12/31/2012	—	—	—	—
	144,825	48,275	—	39.445	12/31/2012	—	—	—	—
	90,900	—	—	32.450	12/31/2012	—	—	—	—
	115,300	—	—	32.250	12/31/2012	—	—	—	—
	3,600	—	—	34.845	02/12/2012	—	—	—	—
	219,200	—	—	34.655	01/21/2012	—	—	—	—
	736,400	—	—	32.325	03/11/2011	—	—	—	—
Total	1,428,713	427,987	—	—	—	145,000	6,039,648	3,663	144,322

D. J. West	—	37,400	—	45.780	10/01/2017	18,000	749,749	7,450	293,530
	—	56,250	—	54.680	04/22/2017	22,000	873,345	1,010	39,794
	7,263	21,787	—	52.300	02/15/2016	—	—	—	—
	19,600	19,600	—	61.700	02/14/2015	—	—	—	—
	3,000	3,000	—	55.540	12/31/2014	—	—	—	—
	40,575	13,525	—	37.755	02/01/2014	—	—	—	—
	64,100	—	—	32.250	02/02/2013	—	—	—	—
	25,000	—	—	34.655	01/21/2012	—	—	—	—
	5,000	—	—	29.515	05/20/2011	—	—	—	—
Total	164,538	151,562	—	—	—	40,000	1,623,094	8,460	333,324

H. P. Alfonso	—	15,700	—	46.640	08/05/2017	15,250	619,711	2,125	83,725
	—	14,800	—	54.680	04/22/2017	—	—	405	15,957
	4,700	14,100	—	55.560	07/16/2016	—	—	—	—
Total	4,700	44,600	—	—	—	15,250	619,711	2,530	99,682

M. K. Arline	—	23,750	—	54.680	12/31/2012	16,500	687,113	480	18,912
	5,113	15,337	—	52.300	12/31/2012	—	—	—	—
	8,876	8,874	—	61.700	12/31/2012	—	—	—	—
	19,650	6,550	—	37.755	12/31/2012	—	—	—	—
	46,900	—	—	32.250	12/31/2012	—	—	—	—
	19,010	—	—	34.655	01/21/2012	—	—	—	—
Total	99,549	54,511	—	—	—	16,500	687,113	480	18,912

J. P. Bilbrey	—	24,750	—	54.680	04/22/2017	15,000	624,649	2,013	79,312
	4,925	14,775	—	52.300	02/15/2016	2,500	105,138	685	26,989
	7,876	7,874	—	61.700	02/14/2015	—	—	—	—
	18,450	6,150	—	37.755	02/01/2014	—	—	—	—
	23,250	—	—	38.850	11/30/2013	—	—	—	—
Total	54,501	53,549	—	—	—	17,500	729,787	2,698	106,301

T. K. Hernquist	—	11,700	—	54.680	12/31/2009	18,250	760,163	—	—
	6,075	12,150	—	52.300	12/31/2009	6,250	265,044	—	—
	17,426	17,424	—	61.700	12/31/2009	—	—	—	—
	20,625	6,875	—	37.755	12/31/2009	—	—	—	—
	39,200	—	—	32.230	12/31/2009	—	—	—	—
Total	83,326	48,149	—	—	—	24,500	1,025,207	—	—

B. H. Snyder	—	22,550	—	54.680	04/22/2017	22,250	926,774	1,800	70,920
	5,938	17,812	—	52.300	02/15/2016	5,000	198,488	645	25,413
	10,250	10,250	—	61.700	02/14/2015	—	—	—	—
	23,925	7,975	—	37.755	02/01/2014	—	—	—	—
Total	40,113	58,587	—	—	—	27,250	1,125,262	2,445	96,333

(1)	Columns (b) through (f) present information about stock options awarded to each named executive officer under the Incentive Plan. Except as otherwise described in these footnotes, each option vests as to 25% of the shares on each of the first four anniversaries of the award date, subject to earlier vesting in the event of a change in control. Upon termination of employment, vested options must be exercised and unvested options are cancelled, except in the case of retirement, death, or disability in which case the options continue to vest as scheduled and may be exercised for up to five years after termination of employment. If termination occurs within two years after a change in control for any reason other than for cause or by the executive without good reason, vested options may be exercised for one year after termination. No option may be exercised after its expiration date.

(2)	Options listed in Column (b) are vested and may be exercised by the executive at any time subject to the terms of the stock option.

(3)	Options listed in Column (c) have not vested as of December 31, 2007. The following table provides information with respect to the dates on which these options are scheduled to vest, subject to continued employment (or retirement, death or disability) and to acceleration in the event of a change in control.

Grant Date	Future Vesting Dates	Number of Options Vesting
		R. H. Lenny	D. J. West	H. P. Alfonso	M. K. Arline	J. P. Bilbrey	T. K. Hernquist	B. H. Snyder
10/02/2007	10/02/2008	—	9,350	—	—	—	—	—
	10/02/2009	—	9,350	—	—	—	—	—
	10/02/2010	—	9,350	—	—	—	—	—
	10/02/2011	—	9,350	—	—	—	—	—
08/06/2007	08/06/2008	—	—	3,925	—	—	—	—
	08/06/2009	—	—	3,925	—	—	—	—
	08/06/2010	—	—	3,925	—	—	—	—
	08/06/2011	—	—	3,925
04/23/2007	04/23/2008	45,663	14,063	3,700	5,938	6,188	5,850	5,638
	04/23/2009	45,663	14,063	3,700	5,938	6,188	5,850	5,638
	04/23/2010	45,662	14,062	3,700	5,937	6,187	—	5,637
	04/23/2011	45,662	14,062	3,700	5,937	6,187	—	5,637
07/17/2006	07/17/2008	—	—	4,700	—	—	—	—
	07/17/2009	—	—	4,700	—	—	—	—
	07/17/2010	—	—	4,700	—	—	—	—
02/16/2006	02/16/2008	39,288	7,263	—	5,113	4,925	6,075	5,938
	02/16/2009	39,287	7,262	—	5,112	4,925	6,075	5,937
	02/16/2010	39,287	7,262	—	5,112	4,925	—	5,937
02/15/2005	02/15/2008	39,600	9,800	—	4,437	3,937	8,712	5,125
	02/15/2009	39,600	9,800	—	4,437	3,937	8,712	5,125
01/01/2005	01/01/2008	—	1,500	—	—	—	—	—
	01/01/2009	—	1,500	—	—	—	—	—
02/16/2004	02/16/2008	48,275	—	—	—	—	—	—
02/02/2004	02/02/2008	—	13,525	—	6,550	6,150	6,875	7,975
Total per Executive		427,987	151,562	44,600	54,511	53,549	48,149	58,587

(4)

For Mr. Lenny, Column (g) includes PSUs earned with respect to the 2003-2005 performance cycle which vested on his 55th birthday, January 5, 2007. As a result of his retirement, Mr. Lenny will receive payment for these units in 2008.

For Mr. West, Column (g) includes 18,000 PSUs earned with respect to the 2003-2005 performance cycle which will not vest until the earlier of December 31, 2008 or his termination, and 22,000 unvested RSUs awarded Mr. West on October 2, 2007 which vested on January 2, 2008, but are not eligible for payment until April 2, 2008.

Column (g) for Mr. Alfonso includes 15,250 unvested RSUs awarded Mr. Alfonso in 2007 and 2006. These RSUs will vest as follows: 2,557 units on May 1, 2008, 2,558 units on May 1, 2009, and 2,635 units on May 1, 2010; increments of 3,000 units on July 17, 2008 and July 17, 2009; and increments of 500 units on September 1, 2008, September 1, 2009, and September 1, 2010.

For Ms. Arline, Column (g) includes PSUs earned with respect to the 2003-2005 performance cycle which vested on her 55th birthday, March 27, 2007. As a result of her retirement, Ms. Arline will receive payment for these units in 2008.

For Mr. Bilbrey, Column (g) includes 15,000 PSUs earned with respect to the 2003-2005 performance cycle which will not vest until December 31, 2008 and 2,500 RSUs awarded Mr. Bilbrey on August 8, 2005. These RSUs will vest in increments of 1,250 units on August 8, 2008 and August 8, 2009.

For Mr. Hernquist, Column (g) includes 18,250 PSUs earned with respect to the 2003-2005 performance cycle which will not vest until December 31, 2008 and 6,250 RSUs awarded Mr. Hernquist in 2005 and 2004. These RSUs will vest in increments of 2,500 units on February 28, 2008 and February 28, 2009 and in an increment of 1,250 units on June 16, 2008.

For Mr. Snyder, Column (g) includes 22,250 PSUs earned with respect to the 2003-2005 performance cycle which are payable at the earlier of his retirement or December 31, 2008 and 5,000 RSUs awarded Mr. Snyder in 2007. These RSUs will vest on November 11, 2008.

(5)	Column (h) contains the value of the PSUs and RSUs reported in Column (g) using a price per share of our Common Stock of $39.40, the closing price of our Common Stock on the New York Stock Exchange on December 31, 2007, the last trading day of 2007. Column (h) also includes accrued cash credits equivalent to dividends that would have been earned had the executive held Common Stock instead of PSUs and interest through December 31, 2007 on the PSUs and accrued cash credits equivalent to dividends through December 31, 2007 on the RSUs included in Column (g). Accrued cash credits equivalent to dividends and interest will be paid in cash upon vesting.

(6)	Based on progress to date against goals, amounts presented in Column (i) for the 2007-2009 and 2006-2008 performance cycles are presented at the threshold levels set at the start of the three-year performance cycle.

For Mr. Lenny, Column (i) includes 3,663 PSUs earned for the 2006-2008 performance cycle. In that Mr. Lenny worked two of the three years of this performance cycle, the original number of units awarded Mr. Lenny was reduced by one-third in accordance with the terms of the EICP. Mr. Lenny is eligible for payment of these units at the conclusion of the cycle. The actual number of PSUs earned, if any, will be determined at the end of the performance cycle and may be more or less than the amount reflected in Column (i).

For Messrs. West, Alfonso, Bilbrey and Snyder, the first number in Column (i) is the threshold-level number of PSUs awarded for the 2007-2009 performance cycle. The second number in Column (i) is the threshold-level number of PSUs awarded for the 2006-2008 performance cycle. The actual number of PSUs earned, if any, will be determined at the end of each performance cycle and may be more or less than the amount reflected in Column (i).

For Ms. Arline, Column (i) includes 480 PSUs earned for the 2006-2008 performance cycle. In that Ms. Arline worked two of the three years of this performance cycle, the original number of units awarded Ms. Arline was reduced by one-third in accordance with the terms of the EICP. Ms. Arline is eligible for payment of these units at the conclusion of the cycle. The actual number of PSUs earned, if any, will be determined at the end of the performance cycle and may be more or less than the amount reflected in Column (i).

As noted in footnote (3) of the Grants of Plan-Based Awards table, Mr. Lenny and Ms. Arline forfeited the contingent target awards granted to them for the 2007-2009 performance cycle. As a result of his resignation, Mr. Hernquist forfeited the contingent target awards granted to him for the 2007-2009 and 2006-2008 performance cycles.

(7)	Column (j) contains the value of PSUs reported in Column (i) using the price per share of our Common Stock of $39.40, the closing price of our Common Stock on the New York Stock Exchange on December 31, 2007, the last trading day of 2007.

Option Exercises and Stock Vested

As results were below the financial targets set at the beginning of the 2005-2007 PSU performance cycle that ended on December 31, 2007, no payments were made to any executives for the 2005-2007 performance cycle. Consequently, no awards are included in Column (d) below with respect to PSU awards for the 2005-2007 performance cycle. The following table and explanatory footnotes provide information with regard to amounts paid to or received by our named executive officers during 2007 as a result of the exercise of stock options or the vesting of stock awards.

Option Exercises and Stock Vested

2007

	Option Awards(1)		Stock Awards(2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
R. H. Lenny	—	—	145,000	6,039,648
D. J. West	—	—	—	—
H. P. Alfonso	—	—	6,500(3)	333,539
M. K. Arline	30,300	732,877	1,250(4) 16,500	61,350 687,113
J. P. Bilbrey	—	—	1,250(5)	61,350
T. K. Hernquist	10,000	97,700	3,750(6)	203,413
B. H. Snyder	15,800	320,262	—	—

(1)	Column (b) is the number of stock options exercised by the named executive officer during 2007 and Column (c) is the market value at the time of exercise of the shares purchased less the exercise price paid.

(2)	For Mr. Lenny and Ms. Arline, Column (d) includes the number of PSUs for the 2003-2005 performance cycle that vested when each attained the age of 55 and became payable December 31, 2007 due to retirement. For Mr. Alfonso, Ms. Arline, Mr. Bilbrey, and Mr. Hernquist, Column (d) also includes the number of RSUs that vested in 2007 as a result of prior year awards. These awards are described in more detail in the following footnotes.

(3)	On July 17, 2007, 6,000 RSUs awarded to Mr. Alfonso in 2006 vested. Mr. Alfonso elected to defer 4,500 of the vested RSUs and to receive a cash payment for the remaining 1,500 RSUs. On the vesting date of these RSUs, Mr. Alfonso also received a cash payment of $6,480, equivalent to dividends that would have been earned on these RSUs had he held Common Stock instead of RSUs during the vesting period. Mr. Alfonso utilized the net cash received in lieu of dividends on the RSUs designated for deferral and liquidated four RSUs to meet tax obligations on the deferred portion of his award, resulting in deferral of 4,496 RSUs. Based on Mr. Alfonso’s deferral election, these 4,496 RSUs will be paid as shares of Common Stock, net of applicable taxes, in 2010. Required tax withholdings were deducted from the cash payment issued for the remaining 1,500 RSUs and from the cash issued in lieu of dividends on this portion of his award.

On October 1, 2007, an additional 500 RSUs awarded to Mr. Alfonso in 2006 vested. Mr. Alfonso elected to defer 75% of this award and receive immediate payment in shares of the Company’s Common Stock for the remaining 25%. On the vesting date of these RSUs, Mr. Alfonso received a cash payment of $415, equivalent to dividends that would have been earned on these RSUs had he held Common Stock instead of RSUs during the vesting period. Mr. Alfonso utilized the net cash received in lieu of dividends on the RSUs designated for deferral to meet tax obligations on the deferred portion of his award, resulting in deferral of 375 shares. Based on Mr. Alfonso’s deferral election, these 375 RSUs will be paid as shares of Common Stock, net of applicable taxes, in 2009. Mr. Alfonso utilized the net cash received in lieu of dividends on the RSUs designated for immediate payment in shares and liquidated 37 RSUs to meet tax obligations on the portion designated for immediate payment, resulting in his receipt of 88 shares of the Company’s Common Stock.

The value of the RSUs paid to Mr. Alfonso was based on the closing prices of the Company’s Common Stock on the trading days immediately preceding the vesting dates. Required tax withholdings were deducted from all payments.

Column (e) reflects the market value of the 6,500 shares realized by Mr. Alfonso on the vesting dates and the cash equivalent of dividends paid on the vesting dates.

(4)	On August 8, 2007, 1,250 RSUs awarded to Ms. Arline in 2005 vested. Ms. Arline elected to receive a cash payment for the vested shares and received a gross payment of $58,775. On the vesting date of these RSUs, Ms. Arline also received a cash payment of $2,575, equivalent to dividends that would have been earned on these RSUs had she held Common Stock instead of RSUs during the vesting period. Required tax withholdings were deducted from all payments. The value of the RSUs paid to Ms. Arline was based on the closing price of the Company’s Common Stock on the trading day immediately preceding the vesting date. Column (e) reflects the market value of the 1,250 shares on the vesting date and the cash equivalent of dividends paid on the vesting date.

(5)	On August 8, 2007, 1,250 RSUs awarded to Mr. Bilbrey in 2005 vested. Mr. Bilbrey elected to defer 100% of the award until January 2008. On the vesting date of these RSUs, Mr. Bilbrey also received a cash payment of $2,575, equivalent to dividends that would have been earned on these RSUs had he held Common Stock instead of RSUs during the vesting period. Required tax withholdings were deducted from all payments. The value of the RSUs paid to Mr. Bilbrey was based on the closing price of the Company’s Common Stock on the trading day immediately preceding the vesting date. Column (e) reflects the market value of the 1,250 shares on the vesting date and the cash equivalent of dividends paid on the vesting date.

(6)	On February 28, 2007, 2,500 RSUs awarded to Mr. Hernquist in 2005 vested. Mr. Hernquist elected to receive a cash payment for the vested shares and received a gross payment of $130,875. On the vesting date of these RSUs, Mr. Hernquist also received a cash payment of $5,025, equivalent to dividends that would have been earned on these RSUs had he held Common Stock instead of RSUs during the vesting period.

On June 16, 2007, 1,250 RSUs awarded to Mr. Hernquist in 2004 vested. Mr. Hernquist elected to receive a cash payment for the vested shares and received a gross payment of $63,838. On the vesting date of these RSUs, Mr. Hernquist also received a cash payment of $3,675, equivalent to dividends that would have been earned on these RSUs had he held Common Stock instead of RSUs during the vesting period.

Required tax withholdings were deducted from all payments. The value of the RSUs paid to Mr. Hernquist was based on the closing prices of the Company’s Common Stock on the trading days immediately preceding the vesting dates. Column (e) reflects the market value of the 3,750 shares on the vesting dates and the cash equivalent of dividends paid on the vesting dates.

Pension Benefits

Each of the named executive officers is a participant in our tax-qualified defined benefit pension plan and is fully vested in his or her benefit under that plan. All, except Mr. Alfonso, were eligible to participate in our non-qualified defined benefit Supplemental Executive Retirement Plan, or SERP. With the exception of Mr. West, whose eligibility for a SERP benefit is described below, no benefit is payable under the SERP if the executive officer terminates employment prior to age 55 or if he or she does not have five years of service with the Company. As of December 31, 2007, Mr. Lenny, Ms. Arline and Mr. Snyder were age 55 or older with five years of service. Mr. Lenny and Ms. Arline elected to retire at the end of 2007.

The combination of the tax-qualified and SERP plans were designed to provide a benefit on retirement at or after reaching age 60 based on a joint and survivor annuity equal to 55% of final average compensation for an executive officer with 15 or more years of service (reduced pro rata for each year of service under 15). Effective January 1, 2007, the benefit payable under the SERP to an executive officer who was age 50 or over as of January 1, 2007 was reduced by 10%, and the benefit payable to an executive officer who had not attained age 50 as of January 1, 2007, was reduced by 20%.

Final average compensation is calculated as the sum of (i) the average of the highest three calendar years of base salary paid over the last five years of employment with the Company and (ii) the average of the highest three annual AIP awards for the last five years of employment with the Company, whether received or deferred. The benefit accrued under the SERP is payable upon retirement in a lump sum or life annuity with 50% benefit continuation to the participant’s surviving spouse. The lump sum is equal to the actuarial present value of the joint and survivor pension earned, reduced by the lump sum value of the benefits to be paid under the tax-qualified pension plan and the value of the executive’s Social Security benefits. If the executive officer terminates employment after age 55 but before age 60, the benefit is reduced for early retirement at a rate of 5% per year for the period until the executive would have turned 60.

Our employment agreement with Mr. Lenny contained special provisions relating to the calculation of his benefit under the SERP in recognition of the impact a mid-career change in jobs has on the long-term accrual of retirement benefits. Under the employment agreement, Mr. Lenny was effectively credited with two years of service for each year of service from his hire date through his 55th birthday. This formula produced a benefit based on 37.5% of his final average compensation at age 55.

Our employment agreement with Mr. West contains special provisions relating to the vesting of his benefit under the SERP. Under the employment agreement, Mr. West is fully vested in his accrued SERP benefit as of January 2, 2008; until January 2, 2008, Mr. West was fully vested in his accrued SERP benefit unless he was terminated for cause or resigned without good reason. If Mr. West terminates employment prior to age 60, the benefit payable upon termination is reduced for early retirement at a rate of 5% per year for the period between termination and attainment of age 60.

Mr. Hernquist resigned his executive officer position effective December 4, 2007 and his active employment ended December 31, 2007. As a result of his termination of employment, Mr. Hernquist forfeited his SERP benefit. As a result of Mr. Hernquist’s resignation, he became a participant in the non-qualified defined benefit Compensation Limit Replacement Plan, or CLRP and his CLRP benefit of $118,087 was determined as if he had always been eligible to participate in the CLRP.

The CLRP provides each participant the defined benefit he or she would have earned under our tax-qualified defined benefit pension plan were it not for the legal limitation on compensation used to determine benefits. Upon separation, benefits under the CLRP are payable in a single lump sum or may be deferred into the Deferred Compensation Plan. A participant is eligible for his or her CLRP benefit after five years of service or attaining age 55 (unless the participant is terminated for cause), and is also eligible upon death; participants who become disabled are 100% vested in their benefit and continue to accrue additional benefits for up to two additional years.

The following table and explanatory footnotes provide information regarding the present value of benefits accrued under the tax-qualified defined benefit pension plan and the SERP for each named executive officer as of December 31, 2007. The amounts shown for the SERP reflect the reduction for the present value of the benefits under the tax-qualified pension plan and Social Security benefits.

Pension Benefits

2007

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
R. H. Lenny(2)	The Hershey Company Retirement Plan	7	101,469	—
	Supplemental Executive Retirement Plan	11	13,413,321	—
D. J. West	The Hershey Company Retirement Plan	7	95,977	—
	Supplemental Executive Retirement Plan	7	983,301	—
H. P. Alfonso	The Hershey Company Retirement Plan	1	5,516	—
M. K. Arline	The Hershey Company Retirement Plan	26	543,883	—
	Supplemental Executive Retirement Plan	26	3,048,068	—
J. P. Bilbrey	The Hershey Company Retirement Plan	4	42,459	—
	Supplemental Executive Retirement Plan	4	525,808	—
T. K. Hernquist	The Hershey Company Retirement Plan	5	58,934	—
	Supplemental Executive Retirement Plan	5	676,240(3)	—
B. H. Snyder	The Hershey Company Retirement Plan	25	367,586	—
	Supplemental Executive Retirement Plan	25	5,105,822	—

(1)	These amounts have been calculated using interest rate, mortality and other assumptions consistent with those used for financial reporting purposes as set forth in note 12 to the Company’s consolidated financial statements included in our 2007 Annual Report to Stockholders which accompanies this proxy statement. The actual payments would differ due to plan assumptions and the estimated vested SERP benefit as of December 31, 2007 for Mr. Lenny was $15,359,000, for Ms. Arline it was $3,377,700 and for Mr. Snyder it was $5,279,700. The amounts are based on final average compensation of each named executive officer under the terms of the SERP as of December 31, 2007:

Name	Final Average Compensation ($)
R. H. Lenny	3,284,473
D. J. West	986,441
H. P. Alfonso	N/A
M. K. Arline	683,654
J. P. Bilbrey	667,074
T. K. Hernquist	752,259
B. H. Snyder	803,939

(2)	Our employment agreement with Mr. Lenny provides for more rapid accrual under the SERP. His 6.8 years of service are equivalent to 11.2 years of service under the SERP.

(3)	As a result of his resignation, Mr. Hernquist forfeited his SERP benefit. He will receive a CLRP payment of $118,087 instead of the $676,240 SERP benefit listed above.

Non-Qualified Deferred Compensation

Our named executive officers are eligible to participate in The Hershey Company Deferred Compensation Plan. The Deferred Compensation Plan is a non-qualified plan that permits participants to defer receipt of compensation otherwise payable to them. The Deferred Compensation Plan is intended to secure the goodwill and loyalty of participants by enabling them to defer compensation when the participant deems it to be beneficial to do so and by providing a vehicle for the Company to provide on a non-qualified basis contributions which could not be made on the participant’s behalf to the tax-qualified 401(k) Plan.

Our named executive officers may elect to defer payments to be received as a result of SERP, CLRP, AIP, PSU and RSU awards (but not stock options). Amounts deferred are credited to the participant’s account under the Plan. Effective January 1, 2007, we began crediting the named executive officers’ deferred compensation accounts with the amount of employer matching contributions that exceed the limits established by the Internal Revenue Service for contribution to the 401(k) Plan. These amounts are credited in the first quarter of the year after they are earned. As shown in the notes to the Summary Compensation Table on page 57, these amounts are included as “All Other Compensation” in the year earned, but are included in Column (c) of the Non-Qualified Deferred Compensation table in the year credited. Amounts deferred are fully vested and will be paid at a future date or at termination of employment, as the participant may elect.

Payments are distributed in a lump sum or in annual installments of up to 15 years. All amounts are payable in a lump sum following a change in control. All elections and payments under the Plan are subject to compliance with section 409A of the Internal Revenue Code which may limit elections and require a delay in payment of benefits in certain circumstances.

While deferred, amounts are credited with “earnings” as if they were invested as the participant elects in one or more investment options available under the Plan. The investment options under the Plan consist of investment in shares of our Common Stock or in mutual funds or other investments available to participants in our 401(k) Plan. The participants’ accounts under the Plan will be adjusted from time to time, up or down, depending upon performance of the investment options elected.

Effective July 16, 2007, Mr. Alfonso was eligible to participate in our non-qualified defined contribution SERP, or DC SERP, a part of the Deferred Compensation Plan. The DC SERP provides annual allocations to the Deferred Compensation Plan equal to a percentage of compensation determined by the Compensation Committee in its sole discretion. In order to receive the annual DC SERP allocation, an executive officer must (i) defer in the 401(k) Plan the maximum amount allowed by the Company or IRS and (ii) be employed on the last day of the plan year unless he or she terminates employment while at least age 55, retires, dies or becomes disabled. After completing five years of service with the Company, an executive officer is vested in 10% increments based on his or her age. An executive age 46 with five years of service is 10% vested and an executive age 55 with five years of service is 100% vested. Mr. Alfonso’s annual DC SERP allocation is equal to 12.5% of his base salary and AIP for the calendar year, whether paid or deferred.

The following table sets forth information relating to the activity in the Deferred Compensation Plan accounts of the named executive officers during 2007 and the aggregate balance of the accounts as of December 31, 2007.

Non-Qualified Deferred Compensation

2007

Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End(3) ($)
(a)	(b)	(c)	(d)	(e)	(f)
R. H. Lenny	—	—	(1,172,167)	—	7,988,654
D. J. West	—	—	(35,068)	—	168,045
H. P. Alfonso	244,677	—	(49,953)	—	194,724
M. K. Arline	612,197	—	(147,573)	—	883,972
J. P. Bilbrey	636,569	—	(121,352)	—	515,217
T. K. Hernquist	638,843	—	(182,360)	—	1,927,012
B. H. Snyder	—	—	137,103	—	1,604,228

(1)	Column (b) reflects amounts that otherwise would have been received by Mr. Alfonso, Ms. Arline, Mr. Bilbrey, and Mr. Hernquist during 2007 as payment of PSU and RSU awards, but which were deferred under the Deferred Compensation Plan. Mr. Alfonso deferred RSU awards, Ms. Arline deferred her 2004-2006 PSU award, Mr. Bilbrey deferred his 2004-2006 PSU award and an RSU award, and Mr. Hernquist deferred his 2004-2006 PSU award. These deferred awards are not included in the Summary Compensation Table of this proxy statement.

The amount deferred by Mr. Alfonso, $244,677, is a portion of the net amount after required taxes were deducted from his 2006 RSU awards that vested July 17, 2007 and October 1, 2007.

The amount deferred by Ms. Arline, $612,197, is the net amount after required taxes were deducted from her 2004-2006 PSU award that vested as of December 31, 2006 upon approval by the Committee in February 2007.

The amount deferred by Mr. Bilbrey, $636,569, is the net amount after required taxes were deducted from his 2004-2006 PSU award that vested as of December 31, 2006 upon approval by the Committee in February 2007 and his RSU award that vested August 8, 2007.

The amount deferred by Mr. Hernquist, $638,843, is the net amount after required taxes were deducted from his 2004-2006 PSU award that vested as of December 31, 2006 upon approval by the Committee in February 2007.

(2)	Column (d) reflects the amount of adjustment made to each named executive officer’s account during 2007 to reflect the performance of the investment options chosen by the officer. Amounts in parenthesis indicate a loss. Amounts reported in Column (d) were not required to be reported as compensation in our Summary Compensation Table.

(3)	Column (f) reflects the aggregate balance credited to each named executive officer as of December 31, 2007. The following table indicates the portion of the balance that reflects amounts disclosed in a Summary Compensation Table included in our proxy statements in previous years.

Name	Amount Reported in Previous Years ($)
R. H. Lenny	6,553,328
D. J. West	151,690
H. P. Alfonso	—
M. K. Arline	713,519
J. P. Bilbrey	451,957
T. K. Hernquist	1,748,329
B. H. Snyder	788,675

Potential Payments Upon Termination or Change in Control

We have entered into an employment agreement with Mr. West and maintain plans covering our executive officers that will require us to provide incremental compensation in the event of involuntary termination of employment or a change in control. We also entered into agreements with Ms. Arline and Mr. Hernquist under which we agreed to pay incremental compensation in connection with their departure from the Company. We describe these obligations below. No incremental compensation was paid to Mr. Lenny upon his retirement at year end 2007 under the employment agreement we had entered into with him at the time he joined Hershey in 2001 or otherwise.

Overview

We entered into an employment agreement with Mr. West at the time of his promotion to the position of President in October 2007. The agreement has a term of three years and renews daily. The agreement provides for Mr. West’s employment as our President and effective December 1, 2007 as President and Chief Executive Officer, contains provisions relating to his responsibilities, compensation, confidentiality, non-competition and non-solicitation commitments and agreements, and payments, if any, to be made to him upon termination of employment. Mr. West and our other named executive officers participate in the EBPP, as amended effective February 13, 2008. The plan is intended to help us attract and retain qualified executive employees and maintain a stable work environment by making a provision for the protection of covered executives in connection with a change in control of Hershey or termination of employment under certain circumstances.

Each of our named executive officers also has entered into a participation agreement in connection with the receipt of long-term incentive compensation awards such as stock options and PSUs. The participation agreement obligates the executive officer to not disclose or misuse our confidential and proprietary information. In addition, any executive officer eligible to receive benefits under the SERP agrees that for three years after termination of employment for any reason, he or she will not join or otherwise become involved with a domestic or worldwide business that competes in any of our primary product lines.

Termination of employment and a change in control also impact PSUs, RSUs and stock option awards we have made, as well as benefits payable under our employee benefit plans.

The following narrative takes each termination of employment situation – voluntary resignation, discharge for cause, death, disability, discharge without cause, and resignation for good reason – and a change in control of the Company, and describes the additional amounts, if any, that the Company would pay or provide to Messrs. West, Alfonso, Bilbrey and Snyder, or their beneficiaries as a result. The narrative below and the amounts shown reflect certain assumptions we have made in accordance with SEC rules. These assumptions are that the termination of employment or change in control occurred on December 31, 2007 and that the value of a share of our Common Stock on that day was $39.40, the closing price on the New York Stock Exchange on December 31, 2007, the last trading day of 2007. We describe the commitments under the agreements entered into with Ms. Arline and Mr. Hernquist at the end of this section. As noted above, Mr. Lenny did not receive any payments other than vested benefits upon his retirement on December 31, 2007.

In addition, in keeping with SEC rules, the following narrative and amounts do not include payments and benefits which are not enhanced by the termination of employment or change in control. These payments and benefits include:

•	Benefits accrued under the Company’s broad-based tax-qualified 401(k) Plan and pension plan;

•	Accrued vacation pay, health plan continuation and other similar amounts payable when employment terminates under programs applicable to the Company’s salaried employees generally;

•	Supplemental 401(k) match provided to the named executive officers on the same basis as all other employees eligible for supplemental 401(k) match;

•	Vested benefits accrued under the SERP and account balances held under the Deferred Compensation Plan as described above beginning on pages 65 and 68; and

•	Stock options which have vested and become exercisable prior to the employment termination or change in control.

The payments and benefits described in the five bullet points above are referred to in the following discussion as the executive officer’s “vested benefits.”

Voluntary Resignation

We are not obligated to pay amounts over and above vested benefits to a named executive officer who voluntarily resigns. Vested stock options may not be exercised after the named executive officer’s resignation date unless the officer is age 55 or older, as described in Treatment of Stock Options upon Retirement, Death or Disability below. Mr. Lenny’s vested benefits included his SERP benefit, as he was over age 55, and considered a “retiree” for SERP purposes on December 31, 2007. Mr. West’s SERP benefit was subject to forfeiture if he voluntarily resigned on December 31, 2007.

Discharge for Cause

If we terminate a named executive officer’s employment for “cause,” we are not obligated to pay the officer any amounts over and above the vested benefits. The named executive officer’s right to exercise vested options expires upon discharge for cause, and amounts otherwise payable under the SERP are subject to forfeiture at the Company’s discretion. In general, a discharge will be for “cause” if the executive has intentionally failed to perform his or her duties or engaged in illegal or gross misconduct that harms the Company.

Death or Disability

If an executive officer other than Mr. West dies and has not met the vesting requirements to be eligible to receive a benefit from the SERP, no benefits are paid. Mr. Snyder was fully vested in his SERP benefit as of December 31, 2007.

A maximum monthly long-term disability benefit of $35,000 is provided for Mr. West and $25,000 for all other named executive officers in the event of long-term disability. Long-term disability benefits are payable until age 65. Long-term disability benefits are offset by other benefits such as Social Security. The maximum amount of the monthly long-term disability payments from all sources, assuming long-term disability on December 31, 2007, is set forth in the tables below. The additional lump sum SERP amount that would be payable for Messrs. West and Bilbrey at age 65 attributable to vesting and benefit service credited during the disability period for the SERP, if the executive’s disability started on December 31, 2007, is shown on the table below. Mr. Alfonso participates in the DC SERP which provides two additional years of credit after approval for long-term disability and that amount is listed in the table below:

Name	Long-Term Disability Benefit
	Maximum Monthly Amount ($)	Years and Months to Age 65 (#)	Total of Payments to Age 65 ($)	Lump Sum SERP Benefit ($)
D. J. West	35,000	20 years 3 months	8,505,000	6,231,540	(1)
H. P. Alfonso	25,000	14 years 6 months	4,350,000	193,384
J. P. Bilbrey	25,000	13 years 7 months	4,075,000	3,673,481	(1)
B. H. Snyder	25,000	3 years 11 months	1,175,000	—	(2)

(1)	Reflects additional lump sum amount of SERP benefit payable at age 65 attributable to vesting and benefit service credited during disability period.

(2)	Mr. Snyder is currently vested in his SERP benefit and would receive no incremental amount if he became disabled.

Treatment of Stock Options upon Retirement, Death or Disability

The Incentive Plan provides that all vested stock options remain exercisable for five years following termination due to retirement after age 55, death or disability, but not beyond the original term of the option. Options that are not vested at the time of retirement, death or disability will continue to vest throughout the five-year period following retirement, death or disability according to the original vesting schedule established at the grant date. The following table provides the number of unvested stock options as of December 31, 2007 that would have become vested and remained exercisable during the five-year period following death or disability, or retirement, if applicable, on December 31, 2007, and the value of those options based on the excess of the fair market value of our Common Stock on December 31, 2007 over the option exercise price. Only Mr. Snyder was retirement eligible on December 31, 2007.

Name	Stock Options
	Number(1) (#)	Value(2) ($)
D. J. West	151,562	22,249
H. P. Alfonso	44,600	—
J. P. Bilbrey	53,549	10,117
B. H. Snyder	58,587	13,119

(1)	Total number of unvested options as of December 31, 2007.

(2)	Difference between $39.40 closing price for our Common Stock on December 31, 2007 and exercise price for each option. Options, once vested, may be exercised at any time during the five years after employment termination due to retirement after age 55, death or disability, but not later than the option expiration date.

Treatment of RSUs upon Retirement, Death or Disability

Upon retirement any RSUs that are not vested are forfeited.

A prorated portion of any unvested RSU award vests upon death or disability. The prorated number of RSUs is based upon the number of days from the grant date to the date of death or disability divided by the number of days in the vesting period multiplied by the number of unvested RSUs. The following table summarizes the unvested RSU awards that would have vested on December 31, 2007 if the executive’s employment terminated that day due to death or disability.

Name	Restricted Stock Units
	Number(1) (#)	Value(2) ($)
D. J. West	22,000(3)	866,800
H. P. Alfonso	7,526	296,524
J. P. Bilbrey	1,748	68,871
B. H. Snyder	697	27,462

(1)	Prorated number of unvested RSUs as of December 31, 2007.

(2)	Value of shares based on $39.40 closing price for our Common Stock on December 31, 2007.

(3)	Mr. West’s employment agreement provides for full vesting of the 22,000 RSUs awarded October 2, 2007, in the event of his death or disability.

Discharge Not for Cause; Resignation for Good Reason

Our employment agreement with Mr. West obligates the Company to pay severance benefits if we terminate his employment for reasons other than for “cause” or if Mr. West resigns for “good reason.” Mr. West will have “good reason” to resign if there is a material breach of the employment agreement by the Company, including a failure to maintain Mr. West in his current positions, adversely changing his authority or responsibilities, failing to pay or provide agreed-upon compensation and benefits, or giving notice to stop the daily renewal of the term of the employment agreement. Mr. West must give the Company notice and an opportunity to cure the breach before resigning for “good reason.” The severance benefits payable to Mr. West are a lump sum equal to a pro rata AIP award for the year of termination at target plus two times his annual base salary and target AIP award for the year of termination, and continuation of health and other benefits for five years, subject to reduction for benefits received from a subsequent employer. In addition, any unvested stock options held by Mr. West will remain outstanding and continue to vest during the two-year period following termination of employment.

With respect to the named executive officers other than Mr. West, under the EBPP, we have agreed to two times salary paid in a lump sum if we terminate the executive officer’s active employment without cause. These benefits are also payable if the executive officer resigns from active employment for “good reason.” “Good reason” arises under the EBPP if we appoint a new Chief Executive Officer and, during the first two years of his or her tenure, the executive officer’s position, authority, duties or responsibilities are diminished or base salary is reduced. An applicable two-year period commenced December 1, 2007 with Mr. West’s appointment as our new Chief Executive Officer. During the leave of absence, the executive officer’s employment continues, so that he or she will continue to earn, vest or participate in our benefit plans and previously granted stock options and contingent target AIP awards during the leave of absence period.

The following table summarizes the amount of severance benefits that would be payable to the named executive officer had his or her employment terminated on December 31, 2007, under circumstances entitling the officer to severance benefits as described above:

Name	Two Years Salary ($)	Two Years AIP at Target ($)	Value of Benefits Continuation(1) ($)	Total ($)
D. J. West	2,000,000	2,000,000	52,859(2)	4,052,859
H. P. Alfonso	950,000	665,000	7,851	1,622,851
J. P. Bilbrey	950,000	617,500	21,284	1,588,784
B. H. Snyder	870,000	522,000	6,813	1,398,813

(1)	Reflects amount of medical, dental and vision continuation premiums paid by the Company during salary continuation period of two years for each executive except Mr. West.

(2)	Mr. West’s employment agreement provides for continuation of medical and dental coverage for a period of five years following discharge not for cause or resignation for good reason. The amount shown above includes that cost and the value of vision coverage for a period of two years.

In addition, all stock options outstanding at the time of termination of active employment will remain outstanding and continue to vest as if the executive officer’s employment continued during the two-year leave of absence. The executive officer will not be entitled to receive base salary, new stock option, contingent target PSU or RSU awards or other awards during the leave of absence. Information with respect to stock options held by each executive officer as of December 31, 2007 appears in the Outstanding Equity Awards table.

Change in Control

Special provisions apply if a change in control occurs. In general, a change in control will occur if the Milton Hershey School Trust no longer owns voting control of the Company and another person or group acquires 25% or more of the combined voting power of our voting stock, there is an unwelcome change in a majority of the members of our Board, or, if after our stockholders approve a merger or similar business transaction or a sale of substantially all of our assets, the Milton Hershey School Trust does not own voting control of the merged or acquiring company.

Our employment agreement with Mr. West provides that he is entitled to the benefits of the EBPP if a change in control occurs. The EBPP provides the vesting and payment of the following benefits upon a change in control to each of the named executive officers:

•	An AIP payment for the year of the change in control at the greater of target or the estimated payment based on actual performance to the date of the change in control;

•

A cash payment equal to the PSU award for the cycle ending in the year of the change in control at the greater of target or actual performance through the date of the change in control, with each PSU valued at the highest closing price for our Common Stock during the 60 days prior to the change in control;

•	To the extent not vested, full vesting of benefits accrued under the SERP and the Deferred Compensation Plan;

•	To the extent not vested, full vesting of benefits under the pension plan and the 401(k) Plan; and

•

Full vesting of outstanding PSU awards that are in the second year of their performance cycle at the time of the change in control and prorating of outstanding PSUs that are in the first year of the performance cycle at the time of the change in control.

Our Incentive Plan provides for full vesting of all outstanding stock options and RSUs upon a change in control.

The following table and explanatory footnotes provide information with respect to the incremental amounts that would have vested and become payable on December 31, 2007 if a change in control occurred on that date:

Name	AIP Related Payment(1) ($)	PSU Related Payments(2) ($)	SERP Benefits(3) ($)	Vesting of Stock Options(4) ($)	Vesting of Restricted Stock Units(5) ($)	Total ($)
D. J. West	1,000,000	1,849,477	749,206	22,249	866,800	4,487,732
H. P. Alfonso	332,500	271,203	79,970	—	600,850	1,284,523
J. P. Bilbrey	308,750	1,212,806	1,089,717	10,117	98,500	2,719,890
B. H. Snyder	261,000	1,553,996	—	13,119	197,000	2,025,115

(1)	Amount reflects full 2007 target award since termination is presumed to occur on the last day of the year.

(2)	Amount reflects vesting of PSUs for cycle ended December 31, 2007 at 100% target and value per PSU of $42.07, the highest closing price for our Common Stock during the last 60 days of 2007, vesting at target of the PSUs for the cycle ending December 31, 2008 and one-third of the PSUs for the cycle ending December 31, 2009, with a value per PSU of $39.40, the closing price of our Common Stock on the New York Stock Exchange on December 31, 2007, the last trading day of 2007. This amount also includes the value of PSUs for the cycle ended December 31, 2005, that are not yet payable. These PSUs are valued at $42.07 per PSU.

(3)	Totals reflect full vesting of SERP and more favorable early retirement discount factors as provided under the EBPP. Mr. Snyder is fully vested in his SERP benefit so no additional benefit is applicable.

(4)	Reflects the value of unvested options that would vest upon a change in control based on the excess, if any, of the market value of our Common Stock of $39.40 on December 31, 2007 over the exercise price for the options. Information regarding unvested options as of December 31, 2007 can be found in the Outstanding Equity Awards table.

(5)	Reflects the value of unvested RSUs that would vest upon a change in control based on the market value of our Common Stock of $39.40 on December 31, 2007. Information regarding unvested RSUs as of December 31, 2007 can be found in the Outstanding Equity Awards table.

Discharge Not for Cause or Resignation for Good Reason after Change in Control

If the named executive officer’s employment is terminated by the Company without cause or by the executive for good reason within two years after the change in control, we pay severance benefits to assist the executive in transitioning to new employment. “Good reason” for this purpose means diminution of the executive’s position, authority, duties or responsibilities; a reduction in base salary; the requirement that the executive engage in substantially greater business travel; failure to pay current compensation or to continue in effect short- and long-term compensation and employee and retirement benefits; or the failure to fund a grantor trust to support payment of amounts under the EBPP. The severance benefits under the EBPP for termination after a change in control in 2007 consist of:

•

A lump sum cash payment equal to three (or, if less, the number of full and fractional years from the date of termination to the executive’s 65th birthday, but not less than one) times the executive’s salary and the highest AIP payment earned during the three years preceding the year of the change in control (but not less than the AIP target for the year of the change in control);

•

Continuation of medical and other benefits for 36 months (or if less, the number of months until the executive attains age 65, but not less than 12 months), or payment of the value of such benefits if continuation is not permitted under the terms of the applicable plan;

•	Outplacement services up to $35,000 and reimbursement for financial and tax preparation services; and

•	An enhanced SERP benefit reflecting an additional three years’ credit.

The EBPP also provides for a gross-up payment should the executive be subject to the excise tax on golden parachutes due to the receipt of severance benefits or as a result of the payment or vesting of stock options upon the change in control. The table below summarizes the severance payments, the tax gross-up payment and all other amounts that would have vested and become payable if a change in control occurred and the executive’s employment terminated on December 31, 2007.

As discussed on page 53 of the Compensation Discussion and Analysis, on February 13, 2008 the Board reduced the change in control severance benefits under the EBPP by one-third. The Board and Mr. West also agreed to amend Mr. West’s employment agreement to conform to this change with respect to the Lump Sum Cash Severance Payment. In accordance with SEC rules the amounts shown in the table below do not reflect this reduction.

Name	Lump Sum Cash Severance Payment ($)	Value of Medical and Other Benefits Continuation(1) ($)	Value of Financial Planning and Outplacement(2) ($)	Value of Enhanced SERP and 401(k) Benefit(3) ($)	Gross-up Payment for Excise Taxes(4) ($)	Total ($)
D. J. West	6,000,000	54,329(5)	54,637	1,866,944	4,563,015	12,538,925
H. P. Alfonso	2,422,500	13,180	48,855	484,500	1,619,882	4,588,917
J. P. Bilbrey	2,456,148	34,201	54,264	1,780,337	2,679,937	7,004,887
B. H. Snyder	2,527,866	11,718	38,830	469,261	—	3,047,675

(1)	Reflects amount of health and welfare benefit continuation premium paid by Company over a three-year period.

(2)	Value of financial planning and tax preparation continuation for two years following termination of employment plus outplacement services of $35,000.

(3)	Reflects amount of enhanced SERP and lump sum amount of employer 401(k) matching amounts over a three-year period.

(4)	Gross-up payment for excise taxes for all named executive officers was determined using a transaction price of $39.40 and an individual tax rate of 40.61%. This payment was determined assuming all executives were involuntarily terminated on December 31, 2007; deemed to be “disqualified individuals;” and subject to the golden parachute rules under section 280G of the Internal Revenue Code.

(5)	Mr. West’s employment agreement provides for continuation of medical and dental coverage for a period of five years following termination due to change in control. The amount shown above includes that cost and the value of life insurance and vision coverage for a period of three years.

Payments Made Relating to Individual Agreements

On November 16, 2007, we announced that Marcella K. Arline, Senior Vice President, Chief People Officer, intended to retire at the end of 2007. Ms. Arline first considered retirement under the Company’s 2005 Early Retirement Program (“ERP”), but was asked at that time by the Chair of the Committee to stay on with the Company. The Chair of the Committee informed Ms. Arline that if she did not retire under the ERP, the Committee would consider providing benefits to her in addition to those to which she would be entitled under the applicable benefit plans upon her actual retirement to compensate her for foregone benefits under the ERP. Ms. Arline elected not to retire at that time. Prior to a meeting of the Committee on October 1, 2007, Ms. Arline informed the Committee Chair that she was again considering retirement. At that meeting, the Committee considered, and ultimately decided to provide the additional benefits to Ms. Arline should she elect to retire at the end of 2007. A Retirement Agreement and General Release, providing for the payment in a lump sum of $983,121 to approximate the additional benefits she would have received had she retired under the ERP, was prepared and given to Ms. Arline to execute if and when she made a final retirement decision. Ms. Arline indicated her intention to retire by signing and delivering the agreement to the Company on November 11, 2007.

On November 30, 2007, we announced that Thomas K. Hernquist, Senior Vice President, Global Chief Growth Officer, resigned from the Company. Mr. Hernquist’s tenure as an elected officer of the Company ended on December 4, 2007, and his last day of active employment was December 31, 2007. In connection with his resignation, Mr. Hernquist entered into a Confidential Agreement and General Release pursuant to which he will receive benefits under the Company’s EBPP and provide, through December 31, 2008, certain consultation and transition assistance if and as reasonably requested by the Company. The agreement also contains covenants regarding confidentiality and non-competition. Per the terms of the EBPP, Mr. Hernquist received a lump sum payment in the amount of $840,000.

PROPOSAL NO. 3 – STOCKHOLDER PROPOSAL

What is being proposed?

William C. Thompson, Jr., Comptroller, City of New York, on behalf of the Boards of Trustees of the New York City Pension Funds, advised the Company that he or his representative intends to present the following stockholder proposal at the annual meeting. The address and share ownership of the proponent will be furnished to any stockholder upon request.

Text of the Stockholder Proposal

WHEREAS, over 70% of the world’s cocoa originates in West Africa with most of that crop coming from the nations of Ghana and the Ivory Coast, and

WHEREAS, media reports in 2000 and 2001 in the UK and U.S. describing child trafficking and enslavement in West Africa cocoa farms led to the establishment of an industry – wide Cocoa Protocol in 2001 (www.cocoaverification.org/en/archives/HarkinEngelProtocol.pdf), and

WHEREAS, despite public commitments to eliminate the worst forms of child labor in West Africa by July 2005, the cocoa industry largely failed to meet that commitment and the child labor situation remained virtually unchanged, and

WHEREAS, in 2005, the initiators of the protocol, Senator Tom Harkin (D-IA) and Congressman Elliot Engel (D-NY) negotiated an extension of deadline under which the industry pledged to have an anti-forced labor compliance and monitoring system in place by July 2008,

THEREFORE, be it resolved that shareholders request the Board of Directors to review and report on progress towards implementation of the 2001 Cocoa Protocol against forced child labor.

This report should contain information on the company’s efforts to establish transparency in their cocoa supply chains, and steps the company is taking to train its buyers and quality control specialists on what practices constitute violations of local and international standards and on methodologies to independently verify evidence provided by farmers and local communities.

What is the view of the Board of Directors regarding this proposal?

The Board of Directors unanimously opposes this proposal. The Hershey Company is committed to improving the well-being of cocoa farmers and their families and to ensuring that this important crop is grown responsibly.

In 2001, in response to reports about abusive child labor practices in West African cocoa growing regions, The Hershey Company and other global chocolate and cocoa industry members joined a congressionally sponsored Protocol designed to address this problem. Since that time, significant progress has been achieved in implementing an effective, verifiable system of certification designed to clearly identify the nature and extent of labor problems in the Ivory Coast and Ghana, and to ensure that effective remediation steps are taken where such problems exist.

Today, working conditions in West Africa’s cocoa sector are better understood, thanks to an independent survey conducted across the region in 2002 and to two groundbreaking certification pilot studies carried out in the Ivory Coast and Ghana during 2007.

These studies show that children do help their families on the nearly two million small farms growing cocoa in the region. Instances of child trafficking, an illegal activity violating national and international laws, have been found. However, the most significant challenges affecting families on these small farms concern traditional attitudes toward child work and the lack of access to quality education, both academic and vocational.

The Hershey Company is playing a leadership role in helping to address these issues. Through the World Cocoa Foundation, Hershey helps sponsor programs that are measurably improving the economic and social well-being of cocoa farming families. The Sustainable Tree Crops Program, a partnership of industry and USAID, is significantly raising participating farmer productivity and incomes. The International Cocoa Initiative, of which Hershey is a member, is working in the Ivory Coast and Ghana to raise community awareness regarding farm activities inappropriate for children and the importance of children attending school. In partnership with the International Foundation for Education & Self-Help (IFESH), Hershey supports teacher training in these two countries, helping address the need for more and better qualified teachers in rural communities.

These programs are part of a broad effort by industry, the governments of the Ivory Coast and Ghana, international donors, and non-governmental organizations (NGOs) to ensure that cocoa is grown responsibly. These efforts and their progress in helping address the child labor problem have been the subject of transparent, public reporting by the global chocolate and cocoa industry over the past three years. The Payson Center for International Development of Tulane University, as part of a congressionally funded mandate, also has reported extensively on this subject and will continue to do so over the next two years. The Hershey Company, as a leader in this area, also has publicly detailed its efforts to ensure that the cocoa it uses in the production of its products is grown without abusive child labor or forced adult labor.

Especially important in this regard is the successful implementation of a credible, verifiable certification system in the Ivory Coast and Ghana. Both countries have publicly reported the results of groundbreaking pilot studies conducted during 2007, showing the extent and nature of child labor problems where they exist in the cocoa sector and detailing remediation efforts. The Ivory Coast and Ghana currently are implementing this certification system across 50% of their respective cocoa-growing areas, a key Protocol requirement. The results of these studies, which will be expanded annually to cover a greater percentage of each country’s cocoa growing region, are to be made publicly available by July 2008. An independent Verification Board, convened by social audit firm Verite, currently is at work and will publicly report on an ongoing basis regarding the effectiveness and accuracy of these certification studies.

The report requested by the proponent is unnecessary. Hershey’s efforts in this area, as well as those of industry, government, international donors and NGOs are well documented. Additional reporting would be duplicative and of no incremental value to the Board, our stockholders or other stakeholders. For all of the above reasons, the Board unanimously opposes this proposal.

How many votes will be required to approve Proposal No. 3?

Stockholders will approve the proposal if the holders of record of the Common Stock and Class B Common Stock present (in person or by proxy) at the annual meeting cast more votes for the proposal than against the proposal.

What is the Board’s recommendation for voting on Proposal No. 3?

The Board of Directors unanimously recommends that stockholders vote AGAINST Proposal No. 3.

PROPOSAL NO. 4 – STOCKHOLDER PROPOSAL

What is being proposed?

John C. Harrington, Treasurer of Global Exchange, advised the Company that he or his representative intends to present the following stockholder proposal at the annual meeting. The address and share ownership of the proponent will be furnished to any stockholder upon request.

Text of the Stockholder Proposal

RESOLVED:   To amend the Bylaws, by inserting the following new section at the end of Article IV:

Section 4. Committee on Human Rights.

There is established a Board Committee on Human Rights, which is created and authorized to review the implications of company policies, above and beyond matters of legal compliance, for the human rights of individuals in the US and worldwide.

The Board of Directors is authorized in its discretion consistent with these Bylaws, the Articles of Incorporation, and applicable law to (1) select the members of the Board Committee on Human Rights, (2) provide said committee with funds for operating expenses, (3) adopt regulations or guidelines to govern said Committee’s operations, (4) empower said Committee to solicit public input and to issue periodic reports to shareholders and the public, at reasonable expense and excluding confidential information, including but not limited to an annual report on the implications of company policies, above and beyond matters of legal compliance, for the human rights of individuals in the US and worldwide, and (5) any other measures within the Board’s discretion consistent with these Bylaws and applicable law.

Nothing herein shall restrict the power of the Board of Directors to manage the business and affairs of the company. The Board Committee on Human Rights shall not incur any costs to the company except as authorized by the Board of Directors.

SUPPORTING STATEMENT

The proposed Bylaw would establish a Board Committee on Human Rights which would review and make policy recommendations regarding human rights issues raised by the company’s activities and policies. We believe the proposed Board Committee on Human Rights could be an effective mechanism for addressing the human rights implications of the company’s activities and policies as they emerge anywhere in the world. In defining “human rights,” proponents suggest that the committee could use the Universal Declaration of Human Rights as nonbinding benchmark or reference documents.

What is the view of the Board of Directors regarding this proposal?

The Hershey Company has a long tradition of supporting human rights. This tradition is evident in our dealings with employees, suppliers, customers and consumers, as well as with the communities in which we do business. Our Statement of Corporate Philosophy is founded on four fundamental precepts, the first of which is to maintain and enforce high standards of ethical conduct.

To this end, the Company has adopted and adheres strictly to a written Code of Ethical Business Conduct. The Code sets minimum standards of conduct for our directors, officers and employees worldwide. The Code makes clear that compliance with the law is mandatory, that employees are entitled to fair and equitable treatment and to a safe and healthy workplace, that protection of the environment is a priority and that those with whom we do business will be treated fairly, without deceit or manipulation. The Ethical Business Practices Committee, composed of senior executives of the Company and chaired by our General Counsel, monitors and enforces the Code under the oversight of the Audit Committee of the Board of Directors. The Audit Committee receives regular reports from the General Counsel’s office on communication, monitoring, training and compliance activities relating to the Code.

In addition to its enforcement of the Code, in 2000 the Company endorsed the Global Sullivan Principles of Social Responsibility, a voluntary code of conduct established by the late Reverend Leon H. Sullivan to provide international businesses like Hershey with a framework for working toward human rights, social justice and economic opportunity.

In 2007, The Hershey Company adopted a best-practice Supplier Code of Conduct to ensure, among other things, that its vendors and suppliers understand and support the Company’s commitment to global human rights. This Code expressly states Hershey’s commitment to providing a workplace built on trust, honesty, fair treatment, and respect for basic human values, as well as its expectation that the Company’s direct suppliers abide by all national and local laws applicable to the workplace. The Supplier Code of Conduct, currently being rolled out to all of the Company’s direct suppliers, references those Conventions of the International Labor Organization (ILO) of the UN concerning the “worst forms of child labor,” forced labor and nondiscrimination, as well as freedom of association and wages and hours of work for hourly workers.

Also in 2007, The Hershey Company formally established a Corporate Social Responsibility function to ensure, among other things, that human rights and related corporate citizenship issues receive the necessary attention and support within the Company as well as within the confectionery industry.

The Hershey Company actively supports organizations working to address human rights issues in the U.S. and internationally. These organizations include, among others, the NAACP, the Leon H. Sullivan Foundation, the International Cocoa Initiative Foundation, the International Foundation for Education & Self-Help, the New York Society for the Prevention of Cruelty to Children, and the Human Rights Campaign. In addition, the Company has been a leader in working to ensure that cocoa is grown responsibly, without the worst forms of child labor or forced adult labor.

We have made the protection of human rights a priority for our business. The establishment of a Board Committee on Human Rights would neither bring greater attention to this important issue nor enhance the efforts we currently are making in this regard. For all these reasons, the Board does not believe that adoption of this proposal is necessary or in furtherance of the best interests of Hershey stockholders. Accordingly, we unanimously oppose the proposal.

How many votes will be required to approve Proposal No. 4?

Stockholders will approve the proposal if the holders of record of the Common Stock and Class B Common Stock present (in person or by proxy) at the annual meeting cast more votes for the proposal than against the proposal.

What is the Board’s recommendation for voting on Proposal No. 4?

The Board of Directors unanimously recommends that stockholders vote AGAINST Proposal No. 4.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

What is section 16(a) of the Securities Exchange Act of 1934?

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons owning more than 10% of our outstanding Common Stock or Class B Common Stock to file reports with the SEC showing their ownership and changes in ownership of Hershey securities. Based solely on our examination of these reports and on written representations provided to us, it is our opinion that all reports for 2007 have been timely filed.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

What is being disclosed in this section?

SEC regulations require that we disclose any transaction, or series of similar transactions, since the beginning of 2007, or any contemplated transactions, in which the Company was or is to be a participant, in which the amount involved exceeds $120,000 and in which any of the following persons had or will have a direct or indirect material interest:

•	Our directors or nominees for director;

•	Our executive officers;

•	Persons owning more than 5% of any class of our outstanding voting securities; or

•	The immediate family members of any of the persons identified in the preceding three bullets.

The SEC refers to these types of transactions as related person transactions and to the persons listed in the bullets as related persons. The SEC is concerned about related person transactions because such transactions, if not properly monitored, may present risks of conflicts of interest or the appearance of conflicts of interest.

Does the Company have a policy to review, approve or ratify related person transactions?

Our Board has adopted a Related Person Transaction Policy that governs the review, approval or ratification of related person transactions. The Related Person Transaction Policy may be viewed on our corporate website, www.hersheys.com, in the Investor Relations section.

Under our policy, each related person transaction, and any significant amendment or modification to a related person transaction, must be reviewed and approved or ratified by a committee of our Board composed solely of independent directors who have no interest in the transaction. We refer to each such committee as a Reviewing Committee. The policy also permits the disinterested members of the full Board to act as a Reviewing Committee.

The Board has designated the Governance Committee as the Reviewing Committee primarily responsible for the administration of the Related Person Transaction Policy. In addition, the Board has designated special Reviewing Committees to oversee certain transactions involving the Company and Hershey Trust Company, the Milton Hershey School Trust and companies owned by the Milton Hershey School Trust. To learn more about these special Reviewing Committees, please see the answer to the fourth question in this section, below. Finally, the policy provides that the Compensation and Executive Organization Committee will review and approve, or review and recommend to the Board for approval, any employment relationship or transaction involving an executive officer of the Company and any related compensation.

When reviewing, approving or ratifying a related person transaction, the Reviewing Committee will examine several things, including the approximate dollar value of the transaction and all material facts about the related person’s interest in, or relationship to, the transaction. If the related person transaction involves an outside director or nominee for director, the Reviewing Committee may also consider whether the transaction would compromise the director’s status as an “independent director,” “outside director” or “non-employee director” under our Corporate Governance Guidelines and rules and regulations of the New York Stock Exchange, the Internal Revenue Code or the Securities Exchange Act of 1934, as amended.

Was the Company a participant in any related person transactions in 2007, or does the Company currently contemplate being a participant in any related person transactions in 2008, involving our directors, executive officers or their immediate family members?

We were not a participant in any related person transactions in 2007, and do not currently contemplate being a participant in any related person transactions in 2008, involving our directors, executive officers or their immediate family members.

Was the Company a participant in any related person transactions in 2007, or does the Company currently contemplate being a participant in any related person transactions in 2008, involving a stockholder owning more than 5% of any class of the Company’s securities?

We engage in certain transactions with Milton Hershey School, the Milton Hershey School Trust and companies owned by the Milton Hershey School Trust. As discussed in the next question, many of these transactions are immaterial, ordinary course transactions and are not considered related person transactions. However, from time to time we also engage in certain related person transactions with the Milton Hershey School Trust and its affiliates. These related person transactions are generally of two types:

•	Transactions not in the ordinary course of business that do not relate to our capital stock; and

•	Transactions that relate to our capital stock.

Effective December 4, 2007, our Board directed that a special subcommittee composed of the directors elected by the holders of the Common Stock voting separately as a class review and make recommendations to the Board regarding these transactions. Prior to December 4, 2007, this special committee was empowered by the Board to review only transactions with the Milton Hershey School Trust or its affiliates relating to our capital stock. Another Reviewing Committee, composed of the independent members of the Executive Committee, reviewed all other transactions not in the ordinary course of business between the Company and these entities. The Board believes that having a single Reviewing Committee for all transactions involving the Milton Hershey School Trust and its affiliates will reduce the possibility of inconsistent decision making and avoid any potential for conflicts of interest. However, the Board also directed that if there are no directors on the Board who were elected by the holders of our Common Stock voting separately, such transactions will be reviewed by the independent members of the Executive Committee who have no affiliation with the Milton Hershey School Trust or its affiliates.

During 2007, the Company was not a participant in any related person transactions with the Milton Hershey School Trust, its affiliates or any other stockholder owning more than 5% of any class of the Company’s securities. However, we are contemplating entering into two real estate transactions with the Milton Hershey School Trust that, if completed, would most likely occur in 2008. Those transactions are as follows:

•

The Company would purchase from the Milton Hershey School Trust a 2.2 acre parcel of land in Hershey, Pennsylvania, adjacent to another property currently owned by the Company, for approximately $825,000. The parties retained an independent appraiser to determine the fair market value of the property.

•

The Company would convey to the Milton Hershey School Trust a small parcel of land it owns in Hershey, Pennsylvania. The Milton Hershey School Trust would, in turn, convey to the Company an adjacent parcel of land of similar size owned by the Trust. The exchange is being made to better align the boundaries of other lands each party owns in the same vicinity. Each parcel is less than one-fourth acre in size. The properties are considered to be of equal value and therefore an independent appraisal was not obtained.

Did the Company engage in other transactions with the Milton Hershey School Trust or its affiliates during 2007?

During 2007, we engaged in transactions in the ordinary course of our business with Milton Hershey School, the Milton Hershey School Trust, and companies owned by the Milton Hershey School Trust. These transactions involved the sale or purchase of goods and services. The transactions were primarily with Hershey Entertainment & Resorts Company, a company that is wholly-owned by the Milton Hershey School Trust. All sales and purchases were made in the ordinary course of our business and were in amounts that are not material to us or to the Milton Hershey School Trust. Therefore, they are not related person transactions and do not have to be approved under our Related Person Transaction Policy. However, because of our relationship with the Milton Hershey School Trust, we have elected to disclose the aggregate amounts of these transactions for your information. In this regard:

•	Our total sales to these entities in 2007 were approximately $950,000.

•	Our total purchases from these entities in 2007 were approximately $3,100,000.

We do not expect that the types of transactions or the amount of payments will change materially in 2008.

INFORMATION ABOUT THE 2009 ANNUAL MEETING

When is the 2009 annual meeting of stockholders?

Our 2009 annual meeting of stockholders will be held on April 30, 2009.

What is the deadline to submit a proposal for inclusion in the proxy materials for the 2009 annual meeting?

To be eligible for inclusion in the proxy materials for the 2009 annual meeting, a stockholder proposal must be received by our Corporate Secretary by the close of business on November 11, 2008.

What procedure should I follow if I intend to present a proposal or nominate a director from the floor at the 2009 annual meeting?

A stockholder may present a proposal not included in our 2009 proxy materials from the floor of the 2009 annual meeting only if our Corporate Secretary receives notice of the proposal, along with additional information required by our by-laws, during the time period beginning on December 24, 2008 and ending on January 23, 2009. Notice should be addressed to The Hershey Company, Attn: Corporate Secretary, 100 Crystal A Drive, Hershey, Pennsylvania 17033-0810.

The notice must contain the following additional information:

•	The stockholder’s name and address;

•	The stockholder’s shareholdings;

•	A brief description of the proposal; and

•	A brief description of any financial or other interest the stockholder has in the proposal.

A stockholder may nominate a director from the floor of the 2009 annual meeting only if our Corporate Secretary receives notice of the nomination, along with additional information required by our by-laws, during the time period beginning on December 24, 2008 and ending on January 23, 2009. The notice must contain the following additional information:

•	The stockholder’s name and address;

•	A representation that the stockholder is a holder of record of any class of our equity securities;

•	A representation that the stockholder intends to make the nomination in person or by proxy at the meeting;

•	A description of any arrangement the stockholder has with the individual the stockholder plans to nominate;

•	The nominee’s name, address and biographical information; and

•	The written consent of the nominee to serve as a director if elected.

Any stockholder holding 25% or more of the votes entitled to be cast at the annual meeting is not required to comply with these pre-notification requirements.

By order of the Board of Directors,

Burton H. Snyder

Senior Vice President,

General Counsel and Secretary

March 10, 2008

APPENDIX A

THE HERSHEY COMPANY

CORPORATE GOVERNANCE GUIDELINES

I.	ROLE OF THE BOARD OF DIRECTORS

The business of The Hershey Company (the “Company”) is carried out by its employees under the direction and supervision of its Chief Executive Officer (“CEO”). The business shall be managed under the direction of the board of directors (“Board”). In accordance with Delaware law, the role of the directors is to exercise their business judgment in the best interests of the Company. This role includes:

•	review of the Company’s performance, strategies and major decisions;

•	oversight of the Company’s compliance with legal and regulatory requirements and the integrity of its financial statements;

•	oversight of management, including review of the CEO’s performance and succession planning for key management roles; and

•	oversight of compensation for the CEO, key executives and the Board, as well as oversight of compensation policies and programs for all employees.

II.	SELECTION AND COMPOSITION OF THE BOARD

A.	Board Size

As set forth in the By-Laws of the Company (“By-Laws”), the Board has the power to fix the number of directors by resolution. The Company’s Restated Certificate of Incorporation requires at least three directors. In fixing the number, the Board will be guided by the principle that a properly functioning Board is small enough to promote substantive discussions in which each member can actively participate, and large enough to offer diversity of background and expertise. The Board will consider whether it is of the appropriate size as part of its annual performance evaluation.

B.	Board Membership Criteria

In selecting directors, the Board generally seeks individuals with skills and backgrounds that will complement those of other directors and maximize the diversity and effectiveness of the Board as a whole. Directors should be of the highest integrity and well-respected in their fields, with superb judgment and the ability to learn the Company’s business and express informed, useful and constructive views. In reviewing the qualifications of prospective directors, the Board will consider such factors as it deems appropriate in light of these guidelines, which may include judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of the other Board members, and the extent to which any candidate would be a desirable addition to the Board and any committees of the Board. In general, the Board seeks individuals who are knowledgeable in fields including finance, international business, marketing, information technology, human resources and consumer products. All members of the Audit Committee must be financially literate and at least one member must have accounting or related financial management expertise and be an audit committee financial expert as defined in Item 407(d) of Regulation S-K of the Securities and Exchange Commission (“SEC”), or any successor provision.

C.	Independence

The Company is not required to have a majority of independent directors, because it is a “controlled company” within the meaning of the New York Stock Exchange (“NYSE”) listing standards. However, the Company recently has operated with a Board composed of a majority of independent directors. As this practice has served the Company well, a requirement that a majority of the Board consist of independent directors is included in these guidelines. In addition, the Company’s Audit Committee, Compensation and Executive Organization Committee, and Governance Committee shall consist solely of independent directors. At least annually, the directors shall determine which directors are independent. Rather than have one set of criteria for Board members as a whole and additional criteria for Audit Committee members, the Board will judge the independence of all directors based on the stringent standards applicable to Audit Committee members. No director will be considered independent unless the Board affirmatively determines that the director has no material relationship with the Company. Additionally, the independence of directors shall be determined based on the following criteria:

1.             A director who receives (or, in the last three years, received) direct compensation as an employee or any consulting, advisory or other compensatory fees from the Company, other than director or committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service), is not independent. A director whose immediate family member, other than an adult child who does not share a home with the director, receives or in the past three years received such compensation or fees from the Company is not independent. The receipt of such compensation or fees in any single year that does not (or did not) exceed $120,000, by a director’s adult child who (i) does not share the director’s home and has not shared the director’s home within the last three years, and (ii) does not serve, and has not served within such period, as an elected or appointed officer of the Company, will be deemed an immaterial relationship that shall not preclude an independence determination for such director.

2.             A director who is (or, within the last three years, was) a partner, member, an officer such as a managing director occupying a comparable position or executive officer, of an entity to whom the company pays (or within the last three years paid) consulting, advisory or other compensatory fees for legal, consulting, investment banking or financial advisory services, is not independent. Payment of such fees to an entity where the director is a limited partner, non-managing member or a similar position where, in each case, the director has no active role in providing services to the Company, will be deemed an immaterial relationship that shall not preclude an independence determination for such director.

3.             A director who is, or whose immediate family member is, a current partner or employee of a firm that is (or, within the last three years, was) the Company’s internal or external auditor; or a director who was, or whose immediate family member was, within the last three years (but is no longer) a partner or employee of such firm, is not independent.

4.             A director who is (or, within the last three years, was) employed, or whose immediate family member is (or, within the last three years, was) employed, as an executive officer of another company where any of the Company’s present executives serves (or, within the last three years, served) on that company’s compensation committee is not independent.

5.             A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes (or, within the last three years, made) payments to or receives (or, within the last three years, received) payments from the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues, is not independent. A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes (or, within the last three years, made) payments to or receives (or, within the last three years, received) payments from the Company for property or services in an amount which, in any single fiscal year, is less than the greater of $1 million or 2% of such other company’s consolidated gross revenues has an immaterial relationship that shall not preclude an independence determination for such director.

6.             A director who is (or, within the last three years, was) an employee or a non-employee executive officer of the Company is not independent.

7.             A director who is an immediate family member of an individual who is (or, within the last three years, was) an executive officer of the Company, whether as an employee or non-employee, is not independent.

8.             A director who is an affiliated person of the Company, as defined under the rules of the SEC, is not independent; provided, however, if the director is an affiliated person solely because he or she sits on the board of directors of an affiliate of the Company, as defined under the rules of the SEC, then the director has an immaterial relationship with the Company that shall not preclude an independence determination for such director if he or she, except for being a director on each such board of directors, does not accept directly or indirectly any consulting, advisory, or other compensatory fee from either such entity, other than the receipt of only ordinary-course compensation for serving as a member of the board of directors, or any board committee of each such entity, and the director satisfies all other standards.

9.             A director who is, or whose immediate family member is, a director, trustee, officer or employee of a non-profit organization to which the Company has donated more than $100,000 in any year within the last three years is not independent.

10.             A director’s participation in the Company’s Charitable Awards Program or receipt of compensation and benefits for service as a director of the Company in accordance with Company policies and programs will be deemed an immaterial relationship with the Company that shall not preclude an independence determination for such director.

For purposes of application of these criteria, (i) “immediate family” shall be defined as including all individuals who are considered immediate family of a director under the regulations implementing the Sarbanes-Oxley Act, as well as all individuals who are considered immediate family of a director under the NYSE listing standards, (ii) a director’s receipt of compensation for former service as an interim Chairman or CEO or other executive officer is considered an immaterial relationship that shall not preclude an independence determination for such director, and (iii) references to “Company” for purposes of determining independence, include any parent or subsidiary in a consolidated group with the Company. Directors shall notify the Chair of the Governance Committee and the Chairman and/or CEO prior to accepting a board position on any other organization, so that the effect, if any, of such position on the director’s independence may be evaluated.

D.	Selection of Board Members

Nomination of directors is the responsibility of the Governance Committee, all of whose members shall be independent directors. Recommendations may come from directors, shareholders or other sources. Recommendations may come from management, with the understanding that the Board is not required to consider candidates recommended by management. It is expected that all members of the Governance Committee will interview prospective candidates before their nominations are approved by the Committee. An offer to join the Board will be extended by the Chair of the Governance Committee or the Chairman of the Board if the Chairman is not also an officer or employee of the Company.

E.	Tenure

1.             The Board has not established term limits, and, given the value added by experienced directors who can provide a historical perspective, term limits are not considered appropriate. New ideas and diversity of views are maintained by careful selection of directors when vacancies occur. In addition, the performance of individual directors and the Board as a whole are reviewed annually, prior to the nomination of directors for vote by stockholders at each Annual Meeting.

2.             When a director’s principal occupation or business or institutional affiliation changes materially from that at the time of his or her first election to the Board, the director will tender his or her resignation by directing a letter of resignation to the Chair of the Governance Committee, except that if the director is the Chair of such committee, he or she shall direct the resignation to the Chairman of the Board. The Board will determine whether to accept such resignation. Pending the Board’s final determination, such letter of resignation shall be deemed to be only preliminary consideration of resignation by the director, and not a final decision to resign, unless the director expresses a contrary intent in writing.

3.             Directors will not be nominated for reelection after their 72nd birthday.

III.	OPERATION OF THE BOARD

A.	Chairman

The Chairman of the Board presides at all meetings of stockholders of the Company and of the Board and sees that all orders, resolutions and policies adopted or established by the Board are carried into effect. The Chairman of the Board is elected by and from the members of the Board and may, but need not, be the Chief Executive Officer or another officer of the Company.

B.	Board Meetings

1.             The Board will hold approximately six regular meetings per year, scheduled by resolution of the Board sufficiently far in advance to accommodate the schedules of the directors. Special meetings may be called at any time by the Chairman or a Vice Chairman of the Board (if any), or by the CEO, or by one-sixth (calculated to the nearest whole number) of the total number of directors constituting the Board, to address specific issues.

2.             Agendas are established by the Chairman and sent in advance to the Board. Any director may submit agenda items for any meeting. A rolling agenda has been established, which includes a full annual review of the Company’s strategic plan, quarterly reviews of the Company’s financial performance, and committee reports and updates at each meeting on the business and other items of significance to the Company. Information relevant to agenda items shall be submitted to the Board in advance, and the agenda will be structured to allow appropriate time for discussion of important items.

C.	Executive Sessions

Executive sessions are sessions of non-management directors. The directors may choose to invite any member of management, including the CEO. Typically, closed sessions are held at the beginning of each regular Board meeting, and at such other times as the Board may determine, with all directors, including the CEO, in attendance without any third parties or Company officers or employees (other than the CEO). Executive sessions are held at the conclusion of each regular Board meeting, and at such other times as the non-management directors may determine, without the CEO or any other member of Company management present, to review such matters as may be appropriate, including the report of the outside auditors, the criteria upon which the performance of the CEO and other senior managers is based, the performance of the CEO measured against such criteria and the compensation of the CEO. If at any time the Board includes any non-management directors who are not independent, such directors shall be excluded from one executive session each year. Executive sessions are chaired by the Chairman of the Board or, in the Chairman’s absence, a Vice Chairman of the Board (if any). If at any time the Chairman is also an officer of the Company, or if the Chairman is excluded from an executive session because he or she is a non-management director who is not independent, then the executive session shall be chaired by a Vice Chairman of the Board (if any) who meets the independence standards under these Guidelines. In the absence of an independent Vice Chairman, then executive sessions shall be chaired by an independent director assigned on a rotating basis. In addition, any director may call a special executive session to discuss a matter of significance to the Company and/or the Board.

D.	Committees

All major decisions are made by the Board; however, the Board has established committees to enable it to handle certain matters in more depth. The committees are (1) Audit, (2) Governance, (3) Compensation and Executive Organization, and (4) Executive (or any successor to any of the foregoing committees having duties and responsibilities similar to such committee). Members are expected to serve on committees, as recommended by the Governance Committee and approved by the Board. Committee members serve at the pleasure of the Board, for such period of time as the Board may determine, consistent with these governance guidelines. All directors serving on the Audit, Governance, and Compensation and Executive Organization committees must be independent, as determined by the Board in accordance with these governance guidelines and as required by applicable law and regulation. The Executive Committee is made up of the chair of each of the other committees along with one other director appointed by the Board. Any transaction not in the ordinary course of business by and among the Company and Hershey Trust Company, Hershey Entertainment & Resorts Company and/or Milton Hershey School, or any subsidiary, division or affiliate of any of the foregoing, shall be reviewed and approved in advance by a special committee composed of the directors elected by the holders of Common Stock voting separately as a class, which special committee will make its recommendation to the Board regarding such potential transaction. If at any time there are no directors serving on the Board who were elected by the holders of the Common Stock voting separately as a class, then the independent members of the Executive Committee will serve as the special committee, provided, that no director who is an officer or director of or is otherwise affiliated with any of the above-listed entities shall participate in the review or approval of any such transaction on behalf of the Company. The charter of each committee is published on the Company’s website and will be made available to any shareholder on request. Each committee chair shall report the highlights of the committee meeting to the full Board at the Board meeting following the committee meeting. The Chair of the Governance Committee serves as chair of the Executive Committee. The chairs of the Audit Committee, the Governance Committee and the Compensation and Executive Organization Committee (the “Independent Committees”) are recommended by the Governance Committee and approved by the Board. Under normal circumstances, following four consecutive years as the Chair of an Independent Committee, a director shall not serve again on such committee for at least one year after standing down as the Chair thereof. A Chair of an Independent Committee may be permitted to continue to serve on such committee with Board approval if the Board determines that the former Chair uniquely fills a specific need of such Committee. The structure and functioning of the committees shall be part of the annual Board evaluation.

E.	Director Participation in Board and Committee Meetings

Each director is expected to participate actively in their respective committee meetings and in Board meetings. Directors are expected to attend all meetings and are expected to come prepared for a thorough discussion of agenda items. Directors are expected to attend the Company’s Annual Meeting of Stockholders. Participation by directors will be reviewed as part of the annual assessment of the Board and its committees.

IV.	ACCESS TO COMPANY PERSONNEL

Directors have full and free access to the Company’s officers and employees. Division and function heads regularly make presentations to the Board and committees on subjects within their areas of responsibility. The CEO will invite other members of management to attend meetings or other Board functions as appropriate. Directors may initiate communication with any employee and/or invite any employee to any Board or committee meeting; however, they are expected to exercise judgment to protect the confidentiality of sensitive matters and to avoid disruption to the business, and they are expected to copy the CEO on written communications to company personnel under normal circumstances.

V.	ACCESS TO OUTSIDE ADVISORS

The Board and each committee have the power to hire independent legal, financial or other advisors as they may deem necessary, without consulting or obtaining approval of Company management in advance.

VI.	TRAINING

A.	Orientation

Each new Board member shall undergo an orientation designed to educate the director about the Company and his/her obligations as a director. At a minimum, the orientation shall include meetings with several members of the Hershey Executive Team and the Governance and Compliance Officer, a tour of key facilities and review of reference materials regarding the Company and corporate governance, the Company’s strategic plan and the last annual report.

B.	Ongoing Education

The Company will pay reasonable expenses for each director to attend at least one relevant continuing education program each year. Directors are encouraged but not required to attend. In addition, the Company will keep directors informed of significant developments as appropriate. Each Board meeting shall include a report to directors on (1) significant business developments affecting the Company, (2) significant legal developments affecting the Company, and (3) if and as necessary, significant legal developments affecting the Board members’ obligations as directors.

VII.	OVERSIGHT OF MANAGEMENT

A.	Review of CEO Performance and Compensation

The independent directors, together with the Compensation and Executive Organization Committee, monitor the performance of the CEO. Annually they shall review the performance appraisal of the CEO performed by the Compensation and Executive Organization Committee and shall review and approve the CEO’s compensation recommended by such committee.

B.	Review of Strategic Plan

The Board shall review the Company’s strategic plan annually. All Board members are expected to participate in an active review. The CEO will invite to the review members of management with responsibility for key divisions and functions and any other personnel the CEO deems helpful, for purposes of providing information sufficient to facilitate a full and frank discussion.

C.	Management Succession

1.             The Board shall review management succession plans annually. This shall include review by the Board of organization strength and management development and succession plans for each member of the Company’s executive team. The Board shall also maintain and review annually, or more often if appropriate, a succession plan for the CEO.

2.             If the President, CEO and/or Chairman of the Board is unable to perform for any reason, including death, incapacity, termination, or resignation before a replacement is elected, then: (1) if the Company is without a Chairman of the Board, the Vice Chairman of the Board, if any, shall serve as Chairman until a replacement is elected or, in the case of temporary incapacity, until the Board determines that the incapacity has ended, and in the absence of a Vice Chairman of the Board, the Chair of the Governance Committee or, in his or her absence, the Chair of the Compensation and Executive Organization Committee, shall serve in such capacity; (2) if the Company is without a President and CEO, the interim President and CEO shall be the officer of the Company approved by the Board, taking into consideration the annual recommendation of the CEO; (3) in the case of incapacity of the President, CEO and/or Chairman, the Board shall determine whether to search for a replacement; and (4) the Chair of the Compensation and Executive Organization Committee shall lead any search for a replacement.

VIII.	EVALUATION AND COMPENSATION OF THE BOARD

A.	Annual Evaluations

The directors shall evaluate the performance of the Board and its committees annually. Each director shall complete an evaluation form for the Board as a whole and each of the committees on which he or she has served during the year. Evaluation results shall be reviewed by the Governance Committee, which shall present to the Board the results along with any recommendations for change that the committee deems appropriate. These governance guidelines and the committee charters shall be reviewed annually in conjunction with the annual evaluation. The Governance Committee shall also review the performance of Board members when they are considered for reelection and at any time upon request of a Board member.

B.	Director Compensation and Benefits

1.            General.  The Compensation and Executive Organization Committee shall review and make recommendations to the Board annually with respect to the form and amount of compensation and benefits. These will be established after due consideration of the responsibilities assumed and the compensation of directors at similarly situated companies.

2.            Stock Ownership.

a.         The Board will not nominate any person to be elected a director at an Annual Meeting of Stockholders unless such person owns, as defined below, or agrees to purchase and own at least 200 shares of the Company’s Common Stock on or before the record date for such meeting.

b.         The Board desires that each director own, as defined herein, shares of the Company’s Common Stock in an amount at least equal to the Stockholding Guidelines as of January 1 of each year following the fifth anniversary of the date the Board approves this policy in the case of current directors and as of January 1 of each year following the fifth anniversary of becoming a director in the case of a director first becoming a director subsequent to the date of such Board approval. For purposes of the requirements herein and in paragraph a. above, ownership of the Company’s Common Stock includes Common Stock equivalent shares such as common stock units deferred under the Company’s Directors’ Compensation Plan and restricted stock units granted quarterly under that plan or the Company’s Equity and Incentive Compensation Plan.

c.         Stockholding Guidelines as of January 1 of any year means the number of shares of the Company’s Common Stock, as described in paragraph b. above, with a value, valued at the average closing price on the NYSE of the Common Stock on the first three trading days of the month of December of the preceding year, equal to three times the annual retainer under the Company’s Directors’ Compensation Plan for such year.

IX.	CODE OF CONDUCT

Directors are held to the highest standards of integrity. The Company’s Code of Ethical Business Conduct applies to directors as well as officers and employees and covers areas including conflicts of interest, insider trading and compliance with laws and regulations. The Audit Committee has responsibility for oversight of the Company’s communication of, and compliance with, the Code of Ethical Business Conduct.

VOTE BY INTERNET – [www.proxyvote.com]

Use the Internet to transmit your voting instructions until 11:59 p.m. EDT on April 21, 2008. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

THE HERSHEY COMPANY C/O BNY MELLON SHAREOWNER SERVICES P.O. BOX 3500 SOUTH HACKENSACK, NJ 07606-9200

VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. EDT on April 21, 2008. Have your proxy card in hand when you call and then follow the instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to The Hershey Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

401(k) PLAN AND PR 401(k) PLAN PARTICIPANTS
Your voting instructions must be received no later than 11:59 p.m. EDT on April 17, 2008. Use any of the voting methods above to submit your voting instructions.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	HFCCV1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE HERSHEY COMPANY The Board of Directors recommends a vote FOR the following actions (as described in the accompanying Proxy Statement).

		For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number or nominees’ numbers on the line below.
Vote On Directors
1.	Nominees: 01) R.F. Cavanaugh, 02) C.A. Davis, 03) A.G. Langbo, 04) J.E. Nevels, 05) T.J. Ridge, 06) C.B. Strauss, 07) D.J. West, 08) K.L. Wolfe, 09) L.S. Zimmerman	☐	☐	☐

Vote On Proposals		For	Against	Abstain	The proxies are authorized to vote, in their discretion, for a substitute should any nominee become unavailable for election and upon such other business as may properly come before the meeting.
2.	Ratify Appointment of KPMG LLP as Independent Auditors for 2008.	☐	☐	☐

The Board of Directors recommends a vote AGAINST the following stockholder proposals (as described in the accompanying Proxy Statement), if presented at the Annual Meeting.					Please follow the instructions above to vote by Internet or telephone or mark, sign [exactly as name(s) appears above] and date this card and mail promptly in the postage-paid, return envelope provided. Executors, administrators, trustees, attorneys, guardians, etc., should so indicate when signing.

		For	Against	Abstain

3.	Stockholder proposal regarding implementation of the 2001 Cocoa Protocol.	☐	☐	☐

4.	Stockholder proposal regarding establishment of a human rights committee of the Board.	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Admission Ticket

THE HERSHEY COMPANY

2008 Annual Meeting of Stockholders

Tuesday, April 22, 2008

10:00 a.m. EDT

GIANT Center

950 West Hersheypark Drive

Hershey, PA

Presenting this Admission Ticket at

HERSHEY’S CHOCOLATE WORLD visitors center

entitles you to 25% off selected items

from 8:00 a.m. until 6:00 p.m. EDT

on April 22, 2008.

Offer good on April 22, 2008 only.

‚FOLD AND DETACH HERE‚	‚FOLD AND DETACH HERE‚

THE HERSHEY COMPANY

STOCKHOLDER’S PROXY AND CONFIDENTIAL VOTING INSTRUCTION CARD

The undersigned hereby appoints D.J. West and B.H. Snyder, and each of them, as Proxies, with full power of substitution, to attend the Annual Meeting of Stockholders to be held at 10:00 a.m. EDT, April 22, 2008, at GIANT Center, 950 West Hersheypark Drive, Hershey, Pennsylvania, or at any adjournment thereof (“Annual Meeting”), and to vote all of the undersigned’s shares of the Company’s Common Stock in the manner directed on the reverse side of this card. The shares represented by this proxy, when executed properly, will be voted in the manner directed. If direction is not given, this proxy will be voted FOR items 1 and 2, and AGAINST items 3 and 4, as set forth on the reverse side.

SPECIAL INFORMATION for participants in The Hershey Company 401(k) Plan (“401(k) Plan”) and The Hershey Company Puerto Rico 401(k) Plan (“PR 401(k) Plan”): This proxy also provides voting instructions for shares held on the record date for the Annual Meeting by Vanguard Fiduciary Trust Company (“Vanguard”),* as trustee of the 401(k) Plan or as custodian appointed by Banco Popular de Puerto Rico, trustee of the PR 401(k) Plan, as applicable. If you are a participant in either plan, this paragraph (and not the paragraph above) applies. By marking and returning this card, you will direct Vanguard (i) how to vote the shares of Common Stock allocated to your account in that plan and (ii) how to vote a portion of the shares of Common Stock allocated to the accounts of other participants in that plan who have not submitted voting instructions by the voting deadline. If Vanguard receives your properly marked and executed card on or before April 17, 2008, Vanguard will vote these shares in the manner directed by you. If direction is not given or is received after April 17, 2008, Vanguard will vote your shares in the 401(k) Plan or PR 401(k) Plan, as applicable, in the same proportion, respectively, as the final aggregate vote of the 401(k) Plan or PR 401(k) Plan participants who submitted timely votes on the matter.

This proxy/voting instruction card is solicited on behalf of the Board of Directors pursuant to a separate Notice of Annual Meeting and Proxy Statement dated March 10, 2008, receipt of which is hereby acknowledged. The shares of Common Stock represented by this proxy shall be entitled to one vote for each such share held. Except with regard to voting separately as a class on the election of C.A. Davis and C.B. Strauss, shares of Common Stock will vote together with shares of Class B Common Stock without regard to class.

THIS PROXY AND VOTING INSTRUCTION CARD IS CONTINUED ON THE REVERSE SIDE.

*Vanguard Fiduciary Trust Company, in its capacity as trustee or custodian, has appointed Broadridge as agent to tally the vote.

VOTE BY INTERNET – [www.proxyvote.com]

Use the Internet to transmit your voting instructions until 11:59 p.m. EDT on April 21, 2008. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

THE HERSHEY COMPANY C/O BNY MELLON SHAREOWNER SERVICES P.O. BOX 3500 SOUTH HACKENSACK, NJ 07606-9200

VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. EDT on April 21, 2008. Have your proxy card in hand when you call and then follow the instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to The Hershey Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	HFCCV3	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE HERSHEY COMPANY The Board of Directors recommends a vote FOR the following actions (as described in the accompanying Proxy Statement).

		For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number or nominees’ numbers on the line below.
Vote On Directors
1.	Nominees: 01) R.F. Cavanaugh, 02) A.G. Langbo, 03) J.E. Nevels, 04) T.J. Ridge, 05) D.J. West, 06) K.L. Wolfe, 07) L.S. Zimmerman	☐	☐	☐

Vote On Proposals		For	Against	Abstain	The proxies are authorized to vote, in their discretion, for a substitute should any nominee become unavailable for election and upon such other business as may properly come before the meeting.
2.	Ratify Appointment of KPMG LLP as Independent Auditors for 2008.	☐	☐	☐

The Board of Directors recommends a vote AGAINST the following stockholder proposals (as described in the accompanying Proxy Statement), if presented at the Annual Meeting.					Please follow the instructions above to vote by Internet or telephone or mark, sign [exactly as name(s) appears above] and date this card and mail promptly in the postage-paid, return envelope provided. Executors, administrators, trustees, attorneys, guardians, etc., should so indicate when signing.

		For	Against	Abstain

3.	Stockholder proposal regarding implementation of the 2001 Cocoa Protocol.	☐	☐	☐

4.	Stockholder proposal regarding establishment of a human rights committee of the Board.	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Admission Ticket

THE HERSHEY COMPANY

2008 Annual Meeting of Stockholders

Tuesday, April 22, 2008

10:00 a.m. EDT

GIANT Center

950 West Hersheypark Drive

Hershey, PA

Presenting this Admission Ticket at

HERSHEY’S CHOCOLATE WORLD visitors center

entitles you to 25% off selected items

from 8:00 a.m. until 6:00 p.m. EDT

on April 22, 2008.

Offer good on April 22, 2008 only.

‚FOLD AND DETACH HERE‚	‚FOLD AND DETACH HERE‚

THE HERSHEY COMPANY

CLASS B COMMON STOCK

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned, having received the Notice of Annual Meeting and Proxy Statement dated March 10, 2008, appoints D.J. West and B.H. Snyder, and each of them, as Proxies, with full power of substitution, to represent and vote all of the undersigned’s shares of the Company’s Class B Common Stock at the Annual Meeting of Stockholders to be held at 10:00 a.m. EDT, April 22, 2008, at GIANT Center, 950 West Hersheypark Drive, Hershey, Pennsylvania, or at any adjournment thereof.

The shares of Class B Common Stock represented by this proxy will be voted in the manner directed herein by the undersigned stockholder(s), who shall be entitled to ten votes for each such share held. If direction is not given, this proxy will be voted FOR items 1 and 2, and AGAINST items 3 and 4, as set forth on the reverse side.

This proxy is continued on the reverse side.

PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.